                                                         LOWER DELAWARE/MARYLAND

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                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                       AMERICAN CABLE TV INVESTORS 5, LTD.

                                       AND

                                  MEDIACOM LLC

                                   DATED AS OF

                                DECEMBER 24, 1996

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                                TABLE OF CONTENTS

                                                                 PAGE

ARTICLE I.......................................................    1

1.       Definitions............................................    1
         Accountants............................................    1
         Accounts Receivable....................................    1
         Ad Insertion Agreement.................................    1
         Adjustment Time........................................    1
         Affiliate  ............................................    1
         Alternative Transaction................................    1
         Angola Consent.........................................    2
         Assets     ............................................    2
         Assumed Liabilities....................................    2
         Basic Services.........................................    2
         Basic Subscriber Rate..................................    2
         Best of Seller's Knowledge.............................    2
         Business   ............................................    2
         Business Day...........................................    2
         Buyer      ............................................    2
         Buyer Financial Statement..............................    3
         Cable Act  ............................................    3
         Closing    ............................................    3
         Closing Date...........................................    3
         Code       ............................................    3
         Communications Act.....................................    3
         Commitment ............................................    3
         Consents   ............................................    3
         Copyright Act..........................................    3
         Deposit    ............................................    3
         Employer   ............................................    3
         Employer Plans.........................................    3
         Encumbrance............................................    3
         Environmental Law......................................    3
         Equipment  ............................................    4
         Equivalent Basic Subscribers...........................    4
         ERISA      ............................................    4
         Escrow Agent...........................................    4
         Escrow Agreement.......................................    4
         Exchange Act...........................................    5
         Excluded Assets........................................    5
         Excluded Liabilities...................................    5

                                                            PAGE

         Exhibits   .........................................  5
         Expanded Basic Services.............................  5
         FCC        .........................................  5
         Final Adjustments Report............................  5
         Franchise Areas.....................................  5
         GAAP       .........................................  5
         General Partner.....................................  5
         Governmental Authority..............................  5
         Governmental Permits................................  5
         Hazardous Substances................................  6
         Homes Passed........................................  6
         HSR Act    .........................................  6
         Initial Termination Date............................  6
         Intangibles.........................................  6
         IRS        .........................................  6
         Legal Requirement...................................  6
         Limited Partners....................................  6
         Management Agreement................................  6
         Material Adverse Change in the Financial Markets....  7
         Ocean Pines Consent.................................  7
         Partnership Agreement...............................  7
         Pay TV     .........................................  7
         Permitted Encumbrances..............................  7
         Person     .........................................  7
         Preliminary Adjustments Report......................  7
         Prime Rate .........................................  7
         Purchase Price......................................  7
         Real Property.......................................  7
         Regulatory Requirement..............................  8
         Remediation.........................................  8
         Required Consents...................................  8
         Schedules  .........................................  8
         Sea Colony Consent..................................  8
         SEC        .........................................  8
         Securities Act......................................  8
         Seller     .........................................  8
         Seller Contracts....................................  8
         Seller Financial Statements.........................  8
         Service Area........................................  8
         System     .........................................  8
         Taking     .........................................  8
         Tax Return .........................................  9
         Taxes      .........................................  9

                                                                          PAGE

         TCI        .....................................................    9
         Telecom Act.....................................................    9
         Termination Date................................................    9
         Tunnell Properties Consent......................................    9
         Units      .....................................................    9
         WARN Act   .....................................................    9

ARTICLE II...............................................................    9

2.       Purchase and Sale of Assets.....................................    9
         2.1        Purchase and Sale of Assets..........................    9
         2.2        Time and Place of Closing............................   10

ARTICLE III..............................................................   10

3.       Consideration...................................................   10
         3.1        Consideration for the Assets.........................   10
         3.2        Purchase Price Prorations............................   10
         3.3        Purchase Price Adjustments...........................   11
         3.4        Preliminary and Final Settlements....................   17
         3.5        Disputed Liabilities.................................   18
         3.6        Allocation of Purchase Price.........................   19

ARTICLE IV...............................................................   19

4.       Assumed Liabilities and Excluded Assets.........................   19
         4.1        Assignment and Assumption............................   19
         4.2        Excluded Assets......................................   20

ARTICLE V................................................................   20

5.       Representations and Warranties of Seller........................   20
         5.1        Organization and Qualification.......................   20
         5.2        Authority and Validity...............................   21
         5.3        Consents and Approvals; No Violation.................   21
         5.4        Complete Systems.....................................   22
         5.5        Title................................................   22
         5.6        Real Property........................................   22
         5.7        Environmental Matters................................   23
         5.8        Compliance with Law; Governmental Permits............   24
         5.9        Seller Contracts.....................................   25
         5.10       Copyright Compliance.................................   25
         5.11       Financial Statements.................................   25

                                                                                      PAGE

         5.12       Legal Proceedings...............................................    26
         5.13       Employment Matters..............................................    26
         5.14       System Information..............................................    27
         5.15       Finders and Brokers.............................................    28
         5.16       Tax Matters.....................................................    28
         5.17       Inventory.......................................................    28
         5.18       Insurance.......................................................    28
         5.19       Accounts Receivable.............................................    28
         5.20       Restoration.....................................................    28
         5.21       Equipment.......................................................    28
         5.22       Microwave Replacement...........................................    28

ARTICLE VI..........................................................................    29

6.       Buyer's Representations and Warranties.....................................    29
         6.1        Organization and Qualification..................................    29
         6.2        Authority and Validity..........................................    29
         6.3        No Breach or Violation..........................................    29
         6.4        Litigation......................................................    30
         6.5        Financial Statements............................................    30
         6.6        Adequate Financing..............................................    30
         6.7        Finders and Brokers.............................................    30
         6.8        Qualification of Buyer..........................................    30

ARTICLE VII.........................................................................    31

7.       Additional Covenants.......................................................    31
         7.1        Access to Premises and Records..................................    31
         7.2        Continuity and Maintenance of Operations; Financial Statements..    31
         7.3        Employee Matters................................................    33
         7.4        Franchise Extensions............................................    34
         7.5        Environmental Report............................................    34
         7.6        Consents........................................................    35
         7.7        HSR Notification................................................    36
         7.8        Notification of Certain Matters.................................    36
         7.9        Risk of Loss; Condemnation......................................    37
         7.10       Adverse Changes.................................................    37
         7.11       Action by Limited Partners......................................    37
         7.12       No Solicitation.................................................    38
         7.13       Sales and Transfer Taxes and Fees...............................    39
         7.14       Commercially Reasonable Efforts.................................    39
         7.15       Title Insurance.................................................    39
         7.16       Non-Competition.................................................    39

                                                                          PAGE

         7.17       Financing Commitment..................................  40
         7.18       Forms 394.............................................  40
         7.19       UCC Lien and Judgment Searches........................  40
         7.20       Seller Financial Statements...........................  40
         7.21       Ad Insertion Agreement................................  41

ARTICLE VIII..............................................................  41

8.       Conditions Precedent to Obligations of Buyer.....................  41
         8.1        HSR Act...............................................  41
         8.2        Governmental or Legal Action..........................  41
         8.3        Accuracy of Representations and Warranties............  41
         8.4        Performance of Agreements.............................  41
         8.5        No Material Adverse Change............................  41
         8.6        Consents and Extensions...............................  42
         8.7        Transfer Documents....................................  42
         8.8        Opinions of Seller's Counsel..........................  42
         8.9        Discharge of Liens....................................  42
         8.10       Extension of Ad Insertion Agreement...................  42
         8.11       Opinion of Seller's FCC Counsel.......................  42
         8.12       Additional Documents and Acts.........................  42
         8.13       Certificates..........................................  42

ARTICLE IX................................................................  43

9.       Conditions Precedent to Obligations of Seller....................  43
         9.1        HSR Act...............................................  43
         9.2        Governmental or Legal Actions.........................  43
         9.3        Accuracy of Representations and Warranties............  43
         9.4        Performance of Agreements.............................  43
         9.5        Consents..............................................  43
         9.6        Opinions of Buyer's Counsel...........................  43
         9.7        Limited Partner Approval..............................  43
         9.8        Payment of Purchase Price.............................  44
         9.9        Assumption of Liabilities.............................  44
         9.10       Closing of Another System.............................  44
         9.11       Additional Documents and Acts.........................  44
         9.12       Certificates..........................................  44
         9.13       Fairness Opinion......................................  44

                                                                          PAGE

ARTICLE X.................................................................  44

10.      Termination......................................................  44
         10.1       Events of Termination.................................  44
         10.2       Manner of Exercise....................................  46
         10.3       Effect of Termination.................................  46
         10.4       Liquidated Damages....................................  48

ARTICLE XI................................................................  48

11.      Nature and Survival of Representations, Warranties and Agreements  48
         11.1       Nature of Representations, Warranties and Agreements..  48
         11.2       Survival of Representations and Warranties............  48
         11.3       Time Limitations......................................  48
         11.4       Limitations as to Amount..............................  49

ARTICLE XII...............................................................  49

12.      Indemnification..................................................  49
         12.1       Rights to Indemnification.............................  49
         12.2       Procedure for Indemnification.........................  50
         12.3       Deposit...............................................  51

ARTICLE XIII..............................................................  51

13.      Miscellaneous....................................................  51
         13.1       Parties Obligated and Benefitted......................  51
         13.2       Press Releases and Confidentiality....................  51
         13.3       Notices...............................................  52
         13.4       Waiver................................................  53
         13.5       Captions..............................................  53
         13.6       CHOICE OF LAW.........................................  53
         13.7       Nonrecourse...........................................  53
         13.8       Terms.................................................  53
         13.9       Rights Cumulative.....................................  53
         13.10      Further Actions.......................................  53
         13.11      Time..................................................  54
         13.12      Expenses..............................................  54
         13.13      Specific Performance..................................  54
         13.14      Additional Remedies...................................  54
         13.15      Waiver of Remedies....................................  54
         13.16      Schedules.............................................  55
         13.17      Counterparts..........................................  55

    13.18      Entire Agreement......................................  55
    13.19      Severability..........................................  55

EXHIBITS

   Exhibit A         Geographic Areas of Seller's Business
   Exhibit B         Escrow Agreement
   Exhibit C         Form of Engagement Letter
   Exhibit D         Form for Opinion of Seller's Counsel
   Exhibit E         Form for Opinion of Buyer's Counsel
   Exhibit F         Form of Opinion of Seller's FCC Counsel

SCHEDULES

   Schedule 1.1      Subscriber Rates
   Schedule 1.2      Consents
   Schedule 1.3      Equipment
   Schedule 1.4      Franchise Areas
   Schedule 1.5      Governmental Permits
   Schedule 1.6      Permitted Encumbrances
   Schedule 1.7      Real Property
   Schedule 1.8      Seller Contracts
   Schedule 1.9      System
   Schedule 4.2      Excluded Assets
   Schedule 5.3(b)   Violations of Partnership Agreement and Legal Requirements
   Schedule 5.4      Complete Systems
   Schedule 5.5      Encumbrances on Seller's Title
   Schedule 5.9      Seller Contracts
   Schedule 5.12     Legal Proceedings
   Schedule 5.13(c)  Employment Matters
   Schedule 5.13(d)  Employees
   Schedule 5.13(e)  Employer Plans
   Schedule 5.14     System Information
   Schedule 5.16     Taxes
   Schedule 6.3(a)   Consents to be Obtained or Waived by Closing Date

                            ASSET PURCHASE AGREEMENT

                  This Asset Purchase Agreement ("AGREEMENT") is made as of the 24th day of December, 1996, by and between AMERICAN CABLE TV INVESTORS 5, LTD., a Colorado limited partnership ("SELLER"), and MEDIACOM LLC, a New York limited liability company ("BUYER").

                                R E C I T A L S:

                  A. Seller is engaged in the business of providing cable television service to subscribers in and around the geographic areas set forth on Exhibit A.

                  B. Buyer desires to purchase and Seller desires to sell the assets of Seller designated in this Agreement used or held for use in connection with that business, upon the terms and subject to the conditions set forth in this Agreement.

                  Accordingly, the parties agree as follows:

                                    ARTICLE I

1.       DEFINITIONS.

                  "ACCOUNTANTS" shall have the meaning set forth in Section 3.4.

                  "ACCOUNTS RECEIVABLE" shall mean all accounts receivable of Seller representing amounts earned by Seller in connection with its operation of the Business through the Adjustment Time.

                  "AD INSERTION AGREEMENT" shall have the meaning set forth in
Section 7.21.

                  "ADJUSTMENT TIME" shall have the meaning set forth in Section 3.2.

                  "AFFILIATE" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                  "ALTERNATIVE TRANSACTION" shall mean any transaction which could result in the transfer of control over, or ownership of, all or substantially all the Assets, including (a) any merger or consolidation of Seller in which another Person or group of Persons acquires 50% or more of the partnership interests in Seller or the equity interests of the surviving entity, as the case may be, (b) any tender offer or exchange offer for partnership interests in Seller which, if consummated, would result in a Person or group of Persons (other than the existing partners in such entities as of the date of this Agreement) owning 50% or more of the partnership interests in Seller or (c) any sale or other disposition of all or substantially all the Assets.

                  "ANGOLA CONSENT" shall mean the consent of Angola-by-the-Bay Property Owners Association Inc. (or any successor thereto) to permit the transfer to Buyer of the Agreement to Construct, Maintain and Operate a Cable Television System, dated September 8, 1975, between Angola-by-the-Bay Property Owners Association Inc. and CATV Sussex Limited Partnership, as assigned to Seller.

                  "ASSETS" shall mean all properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, used or held for use in the Business in which Seller has any right, title or interest or in which Seller acquires any right, title or interest on or before the Closing Date, including Accounts Receivable, Governmental Permits, Intangibles, Seller Contracts, Equipment and Real Property but excluding any Excluded Assets and any Assets disposed of by Seller in the ordinary course of business prior to the Closing Date.

                  "ASSUMED LIABILITIES" shall have the meaning set forth in
Section 4.1.

                  "BASIC SERVICES" shall mean the lowest tier of cable television programming sold to subscribers of the System for which a subscriber served by the System pays a fixed monthly fee to Seller, excluding Expanded Basic Services, Pay TV and any charges for additional outlets and installation fees and revenues derived from the rental of converters, remote control devices and other like charges for equipment.

                  "BASIC SUBSCRIBER RATE" shall mean, for the System, the predominant monthly fees and charges derived from the provision of Basic Services to single family households, as of June 30, 1996, as set forth on
SCHEDULE 1.1.

                  "BEST OF SELLER'S KNOWLEDGE" shall mean the actual knowledge of Seller after reasonable inquiry of Marvin Jones, Ramona Whitman and David Kane.

                  "BUSINESS" shall mean the cable television business conducted by Seller through the System in and around the Franchise Areas.

                  "BUSINESS DAY" shall mean any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado or New York, New York are required or authorized to be closed.

                  "BUYER" shall mean the Person identified as such in the preamble to this Agreement.

                  "BUYER FINANCIAL STATEMENT" shall have the meaning set forth in Section 6.5.

                  "CABLE ACT" shall have the meaning set forth in Section 5.8.

                  "CLOSING" shall mean the consummation of the transactions contemplated by this Agreement, as described in Article II.

                  "CLOSING DATE" shall mean the date on which the Closing occurs.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COMMUNICATIONS ACT" shall have the meaning set forth in
Section 5.8(c).

                  "COMMITMENT" shall have the meaning set forth in Section 7.17.


                  "CONSENTS" shall mean any registration with, consent or approval of, notice to, or action by any Person or Governmental Authority required to permit the transfer of the Assets to Buyer or permit Seller to perform any of its other obligations under this Agreement, as set forth on
SCHEDULE 1.2.

                  "COPYRIGHT ACT" shall mean Title 17 of the United States Code, as amended, and all rules and regulations thereunder.

                  "DEPOSIT" shall have the meaning set forth in Section 3.1.

                  "EMPLOYER" shall have the meaning set forth in Section
5.13(a).

                  "EMPLOYER PLANS" shall have the meaning set forth in Section 5.13(e).

                  "ENCUMBRANCE" shall mean any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including reservations, rights of way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses).

                  "ENVIRONMENTAL LAW" shall mean any Legal Requirement relating to pollution or protection of public health, safety or welfare or the environment, including those relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                  "EQUIPMENT" shall mean all electronic devices, trunk and distribution coaxial and optical fiber cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscriber's devices (including converters, encoders, transformers behind television sets and fittings), headend hardware (including origination, earth stations, transmission and distribution system), test equipment, vehicles and other tangible personal property owned, leased, used or held for use by Seller in connection with the Business, including the items described on SCHEDULE 1.3.

                  "EQUIVALENT BASIC SUBSCRIBERS" shall mean, with respect to each Franchise Area, as of any date, the number of active customers for Basic Services either in a single household, a commercial establishment or a multi-unit dwelling (including a hotel unit); provided, however, that the number of customers in a commercial establishment or multi-unit dwelling that obtain service on a "bulk-rate" basis shall be determined for each Franchise Area by dividing the gross bulk-rate billings for Basic Services and Expanded Basic Services (but excluding billings from a la carte tiers or premium services, installation or other non-recurring charges, converter rental or any outlet or connection other than the first outlet or connection, pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like) attributable to such commercial establishment or multi-unit dwelling during the most recent billing period ended prior to the date of calculation (but excluding billings in excess of a single month's charge) by the rate charged at the date of determination to individual households for the highest level of Basic Services and Expanded Basic Services offered in the Franchise Area, such rate not to be less than the rate for such Franchise Area set forth on SCHEDULE 1.1 (excluding billings from a la carte tiers or premium services, installation or other non-recurring charges, converter rental, pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like). For purposes of this definition, (i) an "active customer" shall mean, as of any date, any person, commercial establishment or multi-unit dwelling that is paying for and receiving Basic Services from the System in that Franchise Area who has an account that is not more than 60 days past due (except for past due amounts of $10.00 or less, provided such account is otherwise current) but excluding any person, commercial establishment or multi-unit dwelling that as of the date of calculation has not paid in full the charges for at least one month of the services ordered or who has been obtained as a subscriber by offers made, promotions conducted or discounts given outside of the ordinary course of business, or whose account has been compromised or written off other than in the ordinary course of business consistent with past practices for reasons such as interrupted service but not for the purpose of making it qualify as an "active customer," and (ii) the number of days a customer account is past due shall be calculated from the first day of the period for which the applicable billing relates.

                  "ERISA" shall have the meaning set forth in Section 5.13(b).

                  "ESCROW AGENT" shall have the meaning set forth in Section
3.1.

                  "ESCROW AGREEMENT" shall have the meaning set forth in Section 3.1.

                  "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

                  "EXCLUDED ASSETS" shall have the meaning set forth in Section 4.2.

                  "EXCLUDED LIABILITIES" shall have the meaning set forth in
Section 4.1(b).

                  "EXHIBITS" shall mean the exhibits prepared and delivered pursuant to this Agreement.

                  "EXPANDED BASIC SERVICES" shall mean any video programming provided over the System, regardless of service tier, other than Basic Services, any new product tier and video programming offered on a per channel or per program basis, for which a subscriber served by the System pays a fixed monthly fee to Seller, excluding Pay TV and any charges for additional outlets and installation fees and revenues derived from the rental of converters, remote control devices and other like charges for equipment.

                  "FCC" shall have the meaning set forth in Section 5.8(c).

                  "FINAL ADJUSTMENTS REPORT" shall have the meaning set forth in
Section 3.4(b).

                  "FRANCHISE AREAS" shall mean those areas in which Seller is authorized under one or more Governmental Permits issued by the applicable franchising authorities to provide cable television service to subscribers located in such areas through the ownership and operation of the System, as set forth on SCHEDULE 1.4.

                  "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America on the date of this Agreement.

                  "GENERAL PARTNER" shall mean IR-TCI Partners V, L.P., the general partner of Seller.

                  "GOVERNMENTAL AUTHORITY" shall mean any of the following: (a) the United States of America; (b) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); or (c) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

                  "GOVERNMENTAL PERMITS" shall mean all franchises, authorizations, permits, licenses, easements, registrations, leases, variances and similar rights obtained from any Governmental Authority which authorize or are required in connection with the operation of the Business, as described on
SCHEDULE 1.5.

                  "HAZARDOUS SUBSTANCES" shall mean any pollutant, contaminant, chemical, industrial, toxic, hazardous or noxious substance or waste which is regulated by any Governmental Authority, including, but not limited to (a) any petroleum or petroleum compounds (refined or crude), flammable substances, explosives, radioactive materials or any other materials or pollutants which pose a hazard or potential hazard to the Real Property or to Persons in or about the Real Property or cause the Real Property to be in violation of any Legal Requirement of any Governmental Authority, (b) asbestos or any asbestos-containing material of any kind or character, (c) polychlorinated biphenyls ("PCBs"), as regulated by the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., (d) any materials or substances designated as "hazardous substances" pursuant to the Clean Water Act, 33 U.S.C. Section 1251 et seq., (e) "chemical substance," "new chemical substance" or "hazardous chemical substance or mixture" as defined in the Toxic Substances Control Act, referred to above,
(f) "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. and (g) "hazardous waste" pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.

                  "HOMES PASSED" shall mean, with respect to the System and as of June 30, 1996, the total of (a) the number of single family residences capable of being serviced without further line construction, (b) the number of units in multi-family residential buildings capable of being serviced without further line construction and not then governed by bulk-service agreements and
(c) the number of bulk service agreements regardless of the number of units serviced or the equivalent billing units.

                  "HSR ACT" shall have the meaning set forth in Section 7.6.

                  "INITIAL TERMINATION DATE" shall mean June 30, 1997.

                  "INTANGIBLES" shall mean all general intangibles, including subscriber lists, claims (excluding any claims relating to Excluded Assets), patents, copyrights and goodwill, if any, owned, used or held for use by Seller in connection with the Business.

                  "IRS" shall mean the Internal Revenue Service.

                  "LEGAL REQUIREMENT" shall mean any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

                  "LIMITED PARTNERS" shall mean the Persons who own or hold units of limited partnership interests in Seller.

                  "MANAGEMENT AGREEMENT" shall mean the agreement related to the operation of the System and the other cable systems owned by Seller between Seller and TCI Cablevision Associates, Inc. (formerly known as Daniels & Associates, Inc.).

                  "MATERIAL ADVERSE CHANGE IN THE FINANCIAL MARKETS" shall mean a change in the U.S. financial markets that has a material adverse effect, generally, on the ability to obtain debt or equity financing.

                  "OCEAN PINES CONSENT" shall mean the consent of Ocean Pines Association (or any successor thereto) to permit the transfer to Buyer of the Agreement for the Construction and Operation of a Cable Television System, dated February 1, 1978, between Triad CATV, Inc. and Ocean Pines Association, as assigned to Seller.

                  "PARTNERSHIP AGREEMENT" shall mean the Amended and Restated Limited Partnership Agreement of Seller, dated as of January 1, 1987, by and between IR-TCI Partners V, L.P. (formerly known as IR-Daniels Partners V, L.P.), as the general partner, and David B. Beyth, as the initial limited partner.

                  "PAY TV" shall mean premium programming services selected by and sold to subscribers of the System for monthly fees in addition to the fee for Basic Services.

                  "PERMITTED ENCUMBRANCES" shall mean the following: (a) liens for taxes, assessments and governmental charges not yet due and payable; (b) zoning laws and ordinances and similar Legal Requirements; (c) rights reserved to any Governmental Authority to regulate the affected property; (d) as to leased Assets, interests of lessors and Encumbrances affecting the interests of the lessors; (e) the Encumbrances described on SCHEDULE 1.6; and (f) any liens, easements, rights-of-way, servitudes, permits, leases, restrictions and imperfections or irregularities in title that do not in any material respect, individually or in the aggregate, affect or impair the value or use of the affected Asset as it is currently being used by Seller.

                  "PERSON" shall mean any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

                  "PRELIMINARY ADJUSTMENTS REPORT" shall have the meaning set forth in Section 3.4(a).

                  "PRIME RATE" shall mean the rate of interest quoted from time to time in The Wall Street Journal as the prime rate.

                  "PURCHASE PRICE" shall have the meaning set forth in Section 3.1.

                  "REAL PROPERTY" shall mean all Assets consisting of interests in real property (including, to the extent applicable, improvements, fixtures and appurtenances), including fee and leasehold interests, as described on
SCHEDULE 1.7.

                  "REGULATORY REQUIREMENT" shall mean any filing required pursuant to the Securities Act, the Exchange Act, the HSR Act, state securities laws (including, but not limited to, state "blue sky" laws) and state corporate laws (including, but not limited to, takeover statutes).

                  "REMEDIATION" shall have the meaning set forth in Section 7.5.

                  "REQUIRED CONSENTS" shall mean the Consents designated as such on SCHEDULE 1.2 by an asterisk.

                  "SCHEDULES" shall mean the schedules prepared and delivered pursuant to this Agreement.

                  "SEA COLONY CONSENT" shall mean an agreement between Seller and Sea Colony Associates, Inc. (or any successor thereto), assignable to Buyer, to provide Basic Services to the Units with an expiration date no earlier than the second anniversary of the Closing Date.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SELLER" shall mean the Person indicated as such in the preamble to this Agreement.

                  "SELLER CONTRACTS" shall mean all contracts, agreements and leases, other than those that are Governmental Permits, to which Seller is a party and pertain to the ownership, operation or maintenance of the Assets or the Business, including those described on SCHEDULE 1.8.

                  "SELLER FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.11.

                  "SERVICE AREA" shall mean any area within a Franchise Area where businesses, residences, multi-family dwellings, hotels, motels, trailers and other users are capable of being serviced with terrestrial cable television services without further line construction as of the Closing Date excluding those areas where TCI is providing terrestrial cable television services by means of cable, microwave, fiber optics, satellite receivers or broadcasts as of the Closing Date.

                  "SYSTEM" shall mean a cable television reception and distribution system operated in the conduct of the Business, consisting of one or more headends, subscriber drops and associated electronic and other equipment, and which is, or is capable of being without modification, operated as an independent system without interconnections to other systems, as set forth on SCHEDULE 1.9.

                  "TAKING" shall have the meaning set forth in Section 7.7(b).

                  "TAX RETURN" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority in connection with the determination, assessment, collection, administration or imposition of any Taxes.

                  "TAXES" shall mean all taxes, charges, fees, liens, imposts, duties or other assessments including, but not limited to, income, withholding, excise, employment, property, sales, franchise, use and gross receipt taxes, imposed by the United States or any state, county, local or foreign government or any subdivision thereof. Such term shall also include any interest, penalties or additions attributable to such assessments.

                  "TCI" shall mean TCI Communications, Inc., a Delaware corporation.

                  "TELECOM ACT" shall have the meaning set forth in Section 5.8(e).

                  "TERMINATION DATE" shall mean July 22, 1997; provided however, Seller shall have the right upon five days notice to Buyer, to extend the Termination Date to a date designated in such notice, which date shall in no event be later than September 22, 1997; provided further, Seller shall have the right, upon five days notice to Buyer to further extend the Termination Date to a date designated in such notice, which date shall in no event be later than December 19, 1997.

                  "TUNNELL PROPERTIES CONSENT" shall mean the consent of Pot-Nets, Inc. (or any successor thereto) to permit the transfer to Buyer of the Agreement Granting a Cable Television Franchise, dated as of November 20, 1973, by and between CATV Sussex Company and Pot-Nets, Inc., as assigned to Seller.

                  "UNITS" shall mean the number of Equivalent Basic Subscribers attributable to the units of Sea Colony determined in accordance with the definition of "Equivalent Basic Subscribers".

                  "WARN ACT" shall mean the Worker Adjustment and Retraining Notification Act.

                                   ARTICLE II

2.       PURCHASE AND SALE OF ASSETS.

                  2.1 PURCHASE AND SALE OF ASSETS. Subject to the satisfaction of the conditions to each party's obligations set forth in Articles VIII and IX (or, with respect to any condition not satisfied, the waiver thereof by the party or parties for whose benefit the condition exists), Seller shall sell, assign, transfer and deliver to Buyer all of Seller's right, title and interest in, and Buyer shall purchase, acquire, accept and pay for, the Assets.

                  2.2 TIME AND PLACE OF CLOSING. Subject to the terms and conditions of this Agreement, the Closing shall take place at 10:00 a.m. New York City time on a date specified by notice from Seller or Buyer to the other (but shall not in any event be prior to the satisfaction or waiver of the conditions to Closing as set forth in Articles VIII and IX or no later than ten Business Days after satisfaction or waiver of all conditions to Closing as set forth in Articles VIII and IX), in New York, New York at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, or at such other time or place as the parties may agree; provided, however, the date specified in such notice shall not be less than 10 nor more than 30 days after the date of such notice (unless the Termination Date would occur within such 10-day period, in which event Seller or Buyer shall have the right to designate any date prior to the Termination Date as the date of Closing); provided, further, that if Seller gives Buyer notice designating a date for Closing prior to June 23, 1997 and Buyer has not yet obtained the Commitment, Buyer shall have the right to designate the date for Closing, which shall be on or prior to June 23, 1997.

                                   ARTICLE III

3.       CONSIDERATION.

                  3.1 CONSIDERATION FOR THE ASSETS. The aggregate consideration for the Assets shall consist of (i) an amount equal to $43,100,000, subject to proration as set forth in Section 3.2 and adjustment as set forth in Section 3.3 (the "PURCHASE PRICE") and (ii) the assumption by Buyer of the Assumed Liabilities. The Purchase Price shall be payable as follows: (a) $1,077,500 (the "DEPOSIT"), payable concurrently with the execution and delivery of this Agreement in cash by means of wire or interbank transfer in immediately available funds to the account of The Chase Manhattan Bank (the "ESCROW AGENT"), to be held, administered and distributed for the respective benefits of the parties hereto in accordance with the terms of this Agreement and the Escrow Agreement among Seller, Buyer and the Escrow Agent dated the date of this Agreement (the "ESCROW AGREEMENT") in the form set forth as Exhibit B attached hereto, and (b) $42,022,500, as adjusted by the prorations and adjustments set forth in the Preliminary Adjustments Report but subject to Sections 3.3(c), (d) and (e) and to the last sentence of Section 3.4(a), payable by Buyer to Seller, or Seller's designee, at Closing in cash by means of wire or interbank transfer in immediately available funds. At Closing, Seller and Buyer shall direct the Escrow Agent to release any interest, earnings and gains then accrued on the Deposit to Buyer, or Buyer's designee, in accordance with the terms of the Escrow Agreement and Escrow Agent shall retain the Deposit, in accordance with the terms of the Escrow Agreement, for the satisfaction of indemnification claims by Buyer against Seller, if any, pursuant to Article XII.

                  3.2 PURCHASE PRICE PRORATIONS. (a) All revenues (other than Accounts Receivable being purchased by Buyer hereunder) and all expenses arising from the operations of the Business up until 12:01 a.m. on the Closing Date (the "ADJUSTMENT TIME"), including, but not limited to, pole rental fees, rental or other charges payable in respect of the Seller Contracts, sales and use taxes payable with respect to cable television service and equipment (which shall not include sales or use taxes arising out of the consummation of the transaction contemplated hereunder), power and utility charges, real and personal property taxes and assessments levied against the Assets, applicable franchise, copyright or other fees, sales and service charges, wages, payroll taxes and payroll expenses (including accrued vacation pay except to the extent a Purchase Price adjustment in Buyer's favor is made under Section 3.3) of employees of Employer who primarily perform services in connection with the operation of the Business who are employed by Buyer as of the Closing, and other prepaid and deferred items shall be prorated between Buyer and Seller as of the Adjustment Time in accordance with GAAP and the principle that Seller shall receive all revenues (other than Accounts Receivable being purchased by Buyer hereunder) and shall be responsible for all expenses, costs and liabilities allocable to the period prior to the Adjustment Time and Buyer shall receive all revenues and shall be responsible for all expenses, costs and liabilities allocable to the period after the Adjustment Time.

                           (b) The amount of each item of revenue prorated under
subsection (a) above, to a party which has not received, and under the terms of this Agreement will not receive, such revenue shall be deemed a charge against the other party. The amount of any item of cost or expense prorated under subsection (a) above to a party which has not paid, and under the terms of this Agreement will not pay, such cost or expense shall be deemed a charge against such party. If the aggregate charges allocated to Seller as set forth in this
Section 3.2(b) exceed the aggregate charges allocated to Buyer as set forth in this Section 3.2(b), the Purchase Price shall be decreased by an amount equal to the difference between the aggregate charges allocated to Seller and the aggregate charges allocated to Buyer. If the aggregate charges allocated to Buyer as set forth in this Section 3.2(b) exceed the aggregate charges allocated to Seller as set forth in this Section 3.2(b), the Purchase Price shall be increased by an amount equal to the difference between the aggregate charges allocated to Buyer and the aggregate charges allocated to Seller.

                  3.3 PURCHASE PRICE ADJUSTMENTS. (a) The Purchase Price shall be increased by an amount equal to the aggregate of the following:

                           (i) (a) 100% of the face amount of all Accounts
Receivable which, as of the Closing Date, are outstanding for a period of not more than 30 days after their respective invoice dates and (b) 85% of the face amount of all Accounts Receivable which, as of the Closing Date, are outstanding for a period of more than 30 days but not more than 60 days after their respective invoice dates; and

                           (ii) to the extent not included in the prorations to
the Purchase Price as set forth in Section 3.2, the dollar amount of all advance payments to, or deposits with, third parties relating to the Business which, as of the Closing Date, are for the account of Seller or are security for Seller's performance of its obligations under any agreement relating to the Business or any Assets, including, but not limited to, deposits made with lessors and deposits for utilities.

                  (b) The Purchase Price shall be decreased by an amount equal to the sum of (i) the dollar amount of the remaining balance, as of the Closing Date, of all advance payments to, or monies of third parties on deposit with, Seller relating to the Business, including advance payments and deposits by customers served by the Business for converters, encoders, decoders, cable service and related sales, (ii) the dollar amount of accrued vacation pay of employees of Employer identified on Schedule 5.13(d) who are employed by Buyer as of the Closing and (iii) if the average of the aggregate number of Equivalent Basic Subscribers served by the System (excluding the Units) as of the Closing Date and as of the first day of the month for the eleven months prior to the month during which the Closing occurs (the "SUBSCRIBER AVERAGE") is less than 27,582, an amount equal to (x) the difference between 27,582 and the Subscriber Average times (y) $1,507.

                           (c)(i) If as of the Closing Date Seller has obtained
the Sea Colony Consent, then no adjustment shall be made to the Purchase Price other than as provided for in Sections 3.2 and 3.3(a) and (b); provided, however, that if the weighted average rate charged under such agreement for the provision of Basic Services (the "CLOSING RATE") is less than $13.09 per unit of Sea Colony per month, the Purchase Price shall be decreased by an amount equal to (x) $1,534,126 (the "SEA COLONY ADJUSTMENT") minus (y) the Units calculated using the Closing Rate times $1,507.

                           (ii) If as of the Closing Date, (x) Seller has not
obtained the Sea Colony Consent and (y) Seller has received written notice from Carl M. Freeman Associates, Inc. (or any successor thereto) that Buyer will not be permitted to provide Basic Services to the Units after the Closing Date (a "SEA COLONY NOTICE"), then the Purchase Price shall be decreased by an amount equal to the Sea Colony Adjustment.

                           (iii) If as of the Closing Date Seller (x) has not
obtained the Sea Colony Consent, (y) has not received a Sea Colony Notice and
(z) is not providing Basic Services to the Units, then the Purchase Price shall be decreased by an amount equal to the Sea Colony Adjustment and at Closing Buyer shall place into escrow an amount equal to the Sea Colony Adjustment.

                           (iv) If as of the Closing Date Seller (x) has not
obtained the Sea Colony Consent, (y) has not received a Sea Colony Notice and
(z) is providing Basic Services to the Units, then at Closing Seller shall place into escrow a portion of the Purchase Price equal in amount to the Sea Colony Adjustment.

                           (v) Any funds placed into escrow pursuant to
paragraph (iii) or (iv) of this Section 3.3(c) shall be released (together with any interest earned thereon) as follows:

          (x) if Buyer does not provide, or ceases to provide, Basic Services to the Units prior to the first anniversary of the Closing Date and does not commence or recommence providing such services for a continuous period of 180 days, then on the 181st day:

                  (i) to Seller, an amount equal to 50% of any revenue attributable to the provision of cable services to the Units for the period from the Closing Date to the date Buyer ceases providing such services; and

                  (ii)  the balance to Buyer;

provided, that if within 180 days after the first date on which Buyer does not provide, or ceases to provide, Basic Services to the Units, Buyer commences or recommences providing such services to the Units, then on the fifth Business Day after Buyer commences or recommences providing such services:

                  (A) to Buyer, an amount equal to 50% of any loss in revenue to Buyer attributable to cable services to the Units for the period from the date Buyer does not provide or ceases to provide Basic Services to the Units to the date of commencement of such services based on an amount per month equal to the average monthly revenue received or accrued (in accordance with GAAP) by Seller for the Units for the twelve months prior to Closing (the "UNITS REVENUE"); and

                  (B) the balance to Seller;

provided, further, that if the rate charged by Buyer for the provision of Basic Services (the "NEW RATE") is less than $13.09 per unit of Sea Colony per month, then on the fifth Business Day after such agreement:

                  (1) to Buyer, an amount equal to 50% of any loss in revenue attributable to cable services to the Units for the period from the date Buyer does not provide or ceases to provide Basic Services to the Units to the date of commencement of such services based on an amount per month equal to the Unit Revenue plus an amount equal to (a) the Sea Colony Adjustment minus (b) the Units calculated using the New Rate times $1,507; and

                  (2) the balance to Seller;

          (y) if Buyer enters into a written agreement to provide Basic Services to the Units, then on the fifth Business Day after such agreement:

                  (i) to Buyer, an amount equal to 50% of any loss in revenue to Buyer attributable to cable services to the Units for the period from the date Buyer does not provide or ceases to provide Basic Services to the Units to the date of commencement of such services based on an amount per month equal to the Units Revenue; and

                  (ii) the balance to Seller;

provided, however, that if the New Rate charged under Buyer's agreement for the provision of Basic Services is less than $13.09 per unit of Sea Colony per month, then on the fifth Business Day after such agreement:

                  (A) to Buyer, an amount equal to 50% of any loss in revenue attributable to cable services to the Units for the period from the date Buyer does not provide or ceases to provide

Basic Services to the Units to the date of commencement of such services based on an amount per month equal to the Units Revenue plus an amount equal to (a) the Sea Colony Adjustment minus (b) the Units calculated using the New Rate times $1,507; and

                  (B) the balance to Seller; or

         (z) if Buyer commences or recommences providing Basic Services to the Units without having entered into an agreement therefor and, on the first anniversary of the Closing Date, is regularly so providing such services, then, on the first anniversary of the Closing Date:

                  (i) to Buyer, an amount equal to 50% of any loss in revenue to Buyer attributable to cable services to the Units for the period from the date Buyer does not provide or ceases to provide Basic Services to the Units to the date of commencement or recommencement of such services based on an amount per month equal to the Units Revenue; and

                  (ii) the balance to Seller;

provided, however, that if the New Rate actually charged by Buyer for the provision of Basic Services is less than $13.09 per Unit of Sea Colony per month, then

                  (A) to Buyer, 50% of any loss in revenue to Buyer attributable to cable services to the Units for the period from the date Buyer does not provide or ceases to provide Basic Services to the Units to the date of commencement or recommencement of such services based on an amount per month equal to the Units Revenue, plus an amount equal to (a) the Sea Colony Adjustment minus (b) the Units calculated using the New Rate times $1,507; and

                  (B) the balance to Seller.

                           (vi) If the Subscriber Average calculated as of the
earlier of the Closing Date and April 30, 1997 is greater than 27,582, then any adjustment to the Purchase Price and any amount to be placed into escrow by Seller or Buyer pursuant to paragraphs (iii) and (iv) of this Section 3.3(c) shall be decreased by an amount equal to the difference between 27,582 and the Subscriber Average calculated as of the earlier of the Closing Date and April 30, 1997, times $1,507.

                           (vii) If (A) the Purchase Price is adjusted pursuant
to paragraph (ii) of this Section 3.3(c) or any portion of the escrow funds are released to Buyer pursuant to Section 3.3(c)(v)(x)(ii) and (B)(i) on or prior to the first anniversary of the Closing Date Buyer enters into a written agreement to commence or recommence providing Basic Services to the Units or (ii) on the first anniversary of the Closing Date Buyer is in fact regularly providing such services (whether or not pursuant to an agreement), then Buyer shall pay to Seller an amount equal to (i)(a) the amount of the Sea Colony Adjustment or (b) if the New Rate is less than $13.09 per unit of Sea Colony per month, an amount equal to the Units calculated using the New Rate times $1,507 minus (ii) 50% of any loss in revenue to Buyer attributable to cable services to the Units for the period from the date Buyer does not provide or ceases to provide Basic Services to the Units to the date of commencement of such services based on an amount per month equal to the Units Revenue; such payment shall be made to Seller in cash (by means of interbank transfer in immediately available funds) within 10 Business Days of commencement of such services but in no event later than the first anniversary of the Closing Date.

                           (d) If as of the Closing Date Seller has not obtained
the Tunnell Properties Consent, then at Closing Seller shall place into escrow a portion of the Purchase Price equal to (a) the average number of Equivalent Basic Subscribers that are the subject of the Tunnell Properties Consent included in the Subscriber Average times (b) $1,507 (the "TUNNELL PROPERTIES ADJUSTMENT"). The Tunnell Properties Adjustment shall be released from escrow (together with any interest earned thereon) as follows:

          (x) if Buyer does not provide, or ceases to provide, Basic Services to the Tunnell Properties Subscribers and does not commence or recommence providing such services for a continuous period of 45 days, then on the 46th day:

                  (i) to Seller, an amount equal to 50% of any revenue attributable to the provision of cable services to the subscribers that are the subject of the Tunnell Properties Consent (the "TUNNELL PROPERTIES SUBSCRIBERS") from the Closing Date to the date Buyer ceases providing such services; and

                  (ii)  the balance to Buyer;

          (y) if Seller obtains the Tunnell Properties Consent or Buyer enters into a written agreement to provide Basic Services to the Tunnell Properties Subscribers, then on the fifth Business Day after the date of such agreement:

                  (i) to Buyer, an amount equal to 50% of any loss in revenue attributable to cable services to the Tunnell Properties Subscribers for the period from the date Buyer does not provide or ceases to provide Basic Services to the Tunnell Properties Subscribers to the date of commencement of such services based on an amount per month equal to the average monthly revenue received or accrued (in accordance with GAAP) by Seller for the Tunnell Properties Subscribers for the twelve months prior to Closing (the "TUNNELL REVENUE") and

                  (ii)  the balance to Seller; or

         (z) if not theretofor released, then on the date which is the first anniversary of the Closing, to Seller.

If (A) any portion of the Tunnell Properties Adjustment is released from escrow to Buyer pursuant to Section 3.3(d)(x)(ii) and (B)(i) on or prior to the first anniversary of the Closing Buyer enters into a written agreement to commence providing Basic Services to the Tunnell Properties Subscribers or (ii) on the first anniversary of the Closing Date Buyer is in fact regularly providing such services (whether or not pursuant to an agreement), then Buyer shall pay to Seller an amount equal to (i) the Tunnell Properties Adjustment minus (ii) 50% of any loss of revenue attributable to cable services to the Tunnell Properties Subscribers for the period from the date Buyer does not provide or ceases to provide such services to the date of commencement or recommencement of such services based on an amount per month equal to the Tunnell Revenue.

                           (e) If as of the Closing Date Seller has not obtained
the Angola Consent, then at Closing Seller shall place into escrow a portion of the Purchase Price equal to (a) the average number of Equivalent Basic Subscribers that are the subject of the Angola Consent included in the Subscriber Average times (b) $1,507 (the "ANGOLA ADJUSTMENT"). The Angola Adjustment shall be released from escrow (together with any interest earned thereon) as follows:

          (x) if Buyer does not provide, or ceases to provide, Basic Services to the Angola Subscribers and does not commence or recommence providing such services for a continuous period of 45 days, then on the 46th day:

                  (i) to Seller, an amount equal to 50% of any revenue attributable to the provision of cable services to the subscribers that are the subject of the Angola Consent (the "ANGOLA SUBSCRIBERS") from the Closing Date to the date Buyer does ceases providing such services; and

                  (ii)  the balance to Buyer;

          (y) if Seller obtains the Angola Consent or Buyer enters into a written agreement to provide Basic Services to the Angola Subscribers, then on the fifth Business Day after the date of such agreement:

                  (i) to Buyer, an amount equal to 50% of any loss in revenue attributable to cable services to the Angola Subscribers for the period from the date Buyer does not provide or ceases to provide Basic Services to the Angola Subscribers to the date of commencement of such services based on an amount per month equal to the average monthly revenue received or accrued (in accordance with GAAP) by Seller for the Angola Subscribers for the twelve months prior to Closing (the "ANGOLA REVENUE"); and

                  (ii)  the balance to Seller; or

         (z) if not theretofor released, then on the date which is the first anniversary of the Closing, to Seller.

If (A) any portion of the Angola Adjustment is released from escrow to Buyer pursuant to Section 3.3(e)(x)(ii) and (B)(i) on or prior to the first anniversary of the Closing Buyer enters into a written agreement to commence providing Basic Services to the Angola Subscribers or (ii) on or prior to the first anniversary of the Closing Date Buyer is in fact regularly providing such services (whether or not pursuant to an agreement), then Buyer shall pay to Seller an amount equal to (i) the Angola Adjustment minus (ii) 50% of any loss of revenue attributable to cable services to the Angola Subscribers for the period from the date Buyer does not provide or ceases to provide such services to the date of commencement or recommencement of such services based on an amount per month equal to the Angola Revenue.

                  3.4 PRELIMINARY AND FINAL SETTLEMENTS. Preliminary and final adjustments to the Purchase Price will be determined as follows:

                           (a) At least ten Business Days prior to the Closing
Date, Seller will deliver to Buyer a report (the "PRELIMINARY ADJUSTMENTS REPORT"), prepared in good faith and on a reasonable basis, setting forth in reasonable detail Seller's estimate as of the Closing Date of the prorations set forth in Section 3.2 and the adjustments set forth in Section 3.3. The Preliminary Adjustments Report shall be certified by an authorized officer of the general partner of the General Partner to have been prepared in good faith and on a reasonable basis. Seller shall provide Buyer with such information as Buyer may reasonably request to verify the proposed prorations and adjustments. If Buyer gives notice to Seller that it reasonably believes that any of the proposed prorations or adjustments are materially incorrect and the parties are unable to resolve the dispute prior to Closing, the disputed amount shall be deposited with the Escrow Agent, to be administered and distributed in accordance with the terms of this Agreement and the Escrow Agreement, pending final resolution of the adjustments pursuant to Section 3.4(b).

                           (b) Within 60 days after the Closing Date, Seller
will deliver to Buyer a report (the "FINAL ADJUSTMENTS REPORT"), prepared in good faith and on a reasonable basis, setting forth in reasonable detail the final determination of the prorations set forth in Section 3.2 and the adjustments set forth in Section 3.3. The Final Adjustments Report shall make such changes to the Preliminary Adjustments Report as are necessary to cover those prorations or adjustments which (i) were estimated or were not calculated as of the Closing Date in the Preliminary Adjustments Report and (ii) were adjusted in the Preliminary Adjustments Report and which require subsequent adjustment. The Final Adjustments Report shall be certified by an authorized officer of the general partner of the General Partner to be true, complete and correct as of the date it is delivered.

                  Buyer shall provide Seller with reasonable access to all records which Buyer has in its possession and which are necessary for Seller to prepare the Final Adjustments Report. Seller shall provide Buyer with reasonable access to all records which Seller has in its possession which are necessary for Buyer to review and verify the Final Adjustments Report.

                           (c) Within 30 days after receipt of the Final
Adjustments Report, Buyer shall review the Final Adjustments Report and notify Seller whether or not Buyer accepts all or any of the prorations and adjustments set forth on the Final Adjustments Report. If Buyer accepts the Final Adjustments Report with respect to all prorations and adjustments contained therein, Buyer or Seller, as appropriate, shall, within ten Business Days of such acceptance, make the following payments: (i) if the Purchase Price calculated based on the Final Adjustments

Report is greater than the Purchase Price calculated based on the Preliminary Adjustments Report, Buyer shall pay such difference to Seller in cash by wire or interbank transfer in immediately available funds, or (ii) if the Purchase Price calculated based on the Final Adjustments Report is less than the Purchase Price calculated based on the Preliminary Adjustments Report, Seller shall pay such difference to Buyer in cash by wire or interbank transfer in immediately available funds. In the event any payment required by this Section 3.4(c) is not made when due, Seller or Buyer, as appropriate, shall make the payment required by this Section 3.4(c) with interest accruing from the date such payment was due at the Prime Rate plus 5%.

                           (d) If Buyer in good faith objects to any prorations
and/or adjustments set forth on the Final Adjustments Report, Buyer shall give notice thereof to Seller within 30 days after receipt of the Final Adjustments Report, specifying in reasonable detail the nature and extent of such disagreement and Buyer and Seller shall have a period of 30 days from Seller's receipt of such notice in which to resolve such disagreement. If such notice of objection is not received by Seller within 30 days after receipt of the Final Adjustments Report, it shall be deemed that Buyer has accepted the Final Adjustments Report with respect to all items set forth therein and within ten Business Days after the expiration of such 30-day period Buyer or Seller, as appropriate, shall make the payments described in Section 3.4(c). Any disputed amounts which cannot be agreed to by the parties within 30 days from Seller's receipt of Buyer's notice of objection to any of the adjustments set forth in the Final Adjustments Report shall be determined by a nationally recognized accounting firm selected by Buyer and Seller which has not been employed by Buyer or Seller for two years prior to the date hereof (the "ACCOUNTANTS") in accordance with the engagement letter set forth on Exhibit C attached hereto with such changes as may be requested by the Accountants and approved by Seller and Buyer. The engagement of and the determination by the Accountants shall be binding on and shall be nonappealable by Seller and Buyer. In the event that (a) the Purchase Price calculated based on the determination of the Accountants is less than the Purchase Price calculated based on the Final Adjustments Report, the fees and expenses payable to the Accountants shall be paid by Seller or (b) the Purchase Price calculated based on the determination of the Accountants is greater than or equal to the Purchase Price calculated based on the Final Adjustments Report, the fees and expenses payable to the Accountants shall be paid by Buyer. Within ten Business Days after the determination by the Accountants of all disputed prorations and/or adjustments, Buyer or Seller, as appropriate, shall make the payments described in Section 3.4(c) as if the determinations of the Accountants were included in the Final Adjustments Report. In the event any payment required by this Section 3.4(d) is not made when due, Seller or Buyer, as appropriate, shall make the payment required by this Section 3.4(d) with interest accruing from the date such payment was due at the Prime Rate plus 5%.

                  3.5 DISPUTED LIABILITIES. If a proration or adjustment to the Purchase Price is made in Buyer's favor for any liability assumed by Buyer but is in good faith being contested by Seller as of the Closing Date, and if Buyer is relieved of this liability, Buyer shall pay to Seller or its designee in cash (by means of wire or interbank transfer in immediately available funds) an amount equal to the unpaid portion of this liability within five Business Days after the date

Buyer receives written notice and such additional documentation as Buyer may reasonably request, all in form and substance reasonably acceptable to Buyer, that it is relieved of this liability. In the event any payment required by this
Section 3.5 is not made by Buyer when due, Buyer shall make the payment required by this Section 3.5 with interest accruing from the date such payment was due at the Prime Rate plus 5%.

                  3.6 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the classes of assets set forth in Section 1060 of the Code and the regulations thereunder in the manner agreed to by the parties prior to the Closing. After the Closing, Seller shall cooperate with Buyer in the preparation, execution and filing with the IRS of all information returns and supplements thereto required to be filed by the parties under Section 1060 of the Code relating to the allocation of such consideration, and Seller and Buyer agree to file Form 8594 (or any substitute therefor) when required by applicable law.

                                   ARTICLE IV

4.       ASSUMED LIABILITIES AND EXCLUDED ASSETS.

                  4.1 ASSIGNMENT AND ASSUMPTION. (a) Seller will assign, and Buyer will assume and perform, all liabilities and obligations of Seller arising out of the conduct of the Business, but excluding the Excluded Liabilities (collectively, the "ASSUMED LIABILITIES"). Without limiting the generality of the foregoing, the Assumed Liabilities shall include the following liabilities and obligations of Seller: (A) Seller's obligations to subscribers of the Business for (i) refunds of subscriber deposits held by Seller as of the Closing Date in respect of which a Purchase Price adjustment is made in Buyer's favor under Section 3.3(b), (ii) refunds of subscriber advance payments held by Seller as of the Closing Date for services to be rendered by the System after the Closing Date, in respect of which a Purchase Price adjustment is made in Buyer's favor under Section 3.3(b) and (iii) the delivery of cable television service to customers of the System after the Closing Date in a manner consistent with past practice; (B) obligations and liabilities in respect of which a Purchase Price adjustment in Buyer's favor is made under Section 3.3 including, but not limited to, accrued but unpaid real and personal property taxes related to the Assets which correspond to a period of time prior to the Adjustment Time, expenses accrued under Governmental Permits and Seller Contracts which correspond to a period of time prior to the Adjustment Time and certain accrued vacation pay;
(C) obligations accruing and relating to periods on or after the Adjustment Time under Governmental Permits and Seller Contracts; and (D) any taxes accrued from or after the Adjustment Time in connection with the ownership of the Assets and the ownership of the Assets and the operation of the Business.

                           (b) Buyer will not assume or have any responsibility
for any liabilities or obligations of Seller which arise out of, result from, or relate to, (i) the Excluded Assets or (ii) the conduct of the Business prior to the Adjustment Time (except to the extent a Purchase Price adjustment in Buyer's favor was made under Section 3.3(b)) (collectively, the "EXCLUDED LIABILITIES").

                  4.2 EXCLUDED ASSETS. Excluded from the assets which will be transferred from Seller to Buyer pursuant to this Agreement (collectively, the "EXCLUDED ASSETS") are all assets not specifically identified in this Agreement as being transferred from Seller to Buyer. Without limiting the foregoing, "Excluded Assets" shall include all Seller's right, title and interest in, to and under the following: (a) all programming agreements relating to the Business; (b) all insurance policies and rights and claims thereunder (except as otherwise provided in Section 7.9(a)); (c) all bonds, letters of credit, surety instruments and other similar items and any cash surrender value thereunder; (d) all cash, cash equivalents and securities; (e) all trademarks, trade names, service marks, service names, logos and similar proprietary rights used in the Business, provided that Buyer shall have the right to use such proprietary rights for the period commencing on the Closing Date and expiring 120 days after the Closing Date; (f) any contracts, licenses, authorizations, agreements or commitments which are not assumed by Buyer pursuant to this Agreement; (g) the Management Agreement; (h) any asset or properties owned or leased by Seller that are not used in the Business; (i) all subscriber deposits and advance payments held by Seller as of the Closing Date in connection with the operation of the Business for which a Purchase Price adjustment is made in Buyer's favor under
Section 3.3(b); (j) all claims, rights and interests in and to any refund for federal, state or local franchise, income or other taxes or fees (including, but not limited to, copyright fees) of any nature relating to the operation of the Business prior to the Closing Date; (k) the account books of original entry, general ledgers and financial records used in connection with the Business, provided that for a period of three years after the Closing Date, Buyer shall have access to and the right to copy, at its expense, during usual business hours upon reasonable prior notice to Seller, portions of such books and records that are relevant to Buyer's ownership and operation of the System; (l) the retransmission consent agreements relating to the carriage of WMAR, WBAL, WTTG and WJZ; and (m) those properties, rights and interests set forth on SCHEDULE 4.2.

                                    ARTICLE V

5.       REPRESENTATIONS AND WARRANTIES OF SELLER.

                  Except with respect to Sections 5.1(b), 5.2(b) and 5.3(c), as to which TCI and the General Partner, severally as to itself only, and not Seller, represent and warrant to Buyer, Seller represents and warrants to Buyer as follows:

                  5.1 ORGANIZATION AND QUALIFICATION. (a) Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Colorado and has all requisite partnership power and authority to own, lease and use the Assets as they are currently owned, leased and used and to conduct the Business as it is currently conducted. Seller is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction where the Assets are located and the Business is conducted, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the validity, binding effect or enforceability of this Agreement, or on the ability of Seller to perform its obligations under this Agreement.

                           (b) Each of TCI and the General Partner is a
corporation or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its state of incorporation or formation.

                  5.2 AUTHORITY AND VALIDITY. (a) Seller has full partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller (other than, with respect to the sale of the Assets, the approval of such transaction contemplated by this Agreement by the Limited Partners). The General Partner has taken all necessary action so that it may recommend that the Limited Partners approve the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with its terms. Except for the approval by the Limited Partners, no further partnership action on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

                           (b) Each of TCI and the General Partner has all
requisite corporate or partnership, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery by each of TCI and the General Partner of, and the performance by each of TCI and the General Partner of its respective obligations under, this Agreement have been duly authorized by all requisite corporate or partnership action, as the case may be, of TCI and the General Partner, as the case may be, and no other corporate or partnership proceedings, as the case may be, on the part of TCI or the General Partner, as the case may be, are necessary to authorize the execution and delivery of this Agreement or the performance of TCI's or the General Partner's respective obligations hereunder. This Agreement has been duly and validly executed and delivered by each of TCI and the General Partner and constitutes a valid and binding agreement of each of TCI and the General Partner, enforceable in accordance with its terms.

                  5.3 CONSENTS AND APPROVALS; NO VIOLATION. (a) Except for (i) the Consents, (ii) filings, consents or other actions which, if not made or obtained, would not have a material adverse effect on any of the Assets material to the Business, the System, the Business, Seller's ability to perform its obligations under this Agreement or Buyer's ability to conduct the Business after the Closing in substantially the same manner in which it is currently conducted by Seller, (iii) the consent of the Limited Partners with respect to the transactions contemplated by this Agreement and (iv) the Regulatory Requirements, no consent, waiver, action, approval or authorization of, or filing, registration or qualification with, any Person or Governmental Authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement by Seller.

                           (b) Except as set forth on SCHEDULE 5.3(b), the
execution, delivery and performance of this Agreement by Seller do not and will not: (a) violate or conflict with any provision of its Certificate of Limited Partnership or the Partnership Agreement; (b) violate any

Legal Requirement; or (c)(i) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Seller under, or (iv) result in the creation or imposition of any Encumbrance under, any Seller Contract or any other instrument evidencing any of the Assets or any instrument or other agreement to which Seller is a party or by which Seller or any of its assets is bound or affected, except such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations which would not, individually or in the aggregate, have a material adverse effect on the Assets, taken as a whole, the System, the Business, or Seller's ability to perform its obligations under this Agreement or Buyer's ability to conduct the Business after the Closing in substantially the same manner in which it is currently conducted by Seller.

                           (c) The execution, delivery and performance of this
Agreement by each of TCI and the General Partner do not and will not violate or conflict with any provision of TCI's or the General Partner's respective Certificate of Incorporation or By-Laws or Certificate of Limited Partnership or partnership agreement, as the case may be.

                  5.4 COMPLETE SYSTEMS. Except as set forth on SCHEDULE 5.4, the Assets represent all assets, properties, franchises, licenses, permits, consents, certificates, authorities, operating rights, leases, contracts (with the exception of programming contracts and retransmission consents included in the Excluded Assets which Buyer acknowledges may need to be replaced in order for Buyer to continue to operate the Business), agreements, commitments and arrangements owned or used by Seller in the Business and reasonably necessary for the conduct of the Business in the ordinary course in the same manner as that in which the Business is currently conducted by Seller.

                  5.5 TITLE. Except as set forth on SCHEDULE 5.5 and for the Permitted Encumbrances, Seller has, and on the Closing Date will have and will transfer to Buyer, good and marketable title to the Assets. The Assets on the Closing Date will be free and clear of all Encumbrances of any kind or nature, other than Permitted Encumbrances.

                  5.6 REAL PROPERTY. (a) All the Assets consisting of interests in Real Property that are material to the conduct of the Business are described on SCHEDULE 1.7. Seller has valid leasehold interests in Real Property leased by Seller under written leases or subleases, correct and complete copies of which have been made available to Buyer.

                           (b) All easements, rights-of-way and other rights
which are necessary in any material respect for Seller's current use of any Real Property are valid and in full force and effect, and, since July 1, 1992 and, to the Best of Seller's Knowledge with respect to all periods prior thereto, Seller has not received any written notice with respect to the termination or breach of any of those rights.

                           (c) Seller has not given or received any written
notice of the termination of any lease for Real Property. All leases and subleases pursuant to which any of the Real Property is occupied or used are valid, subsisting, binding and enforceable in accordance with their respective terms and there are no existing defaults thereunder or events that with notice or lapse of time or both would constitute defaults thereunder. To the Best of Seller's Knowledge, subject to the receipt of any necessary Consents, the consummation of the transactions contemplated by this Agreement will not result in any termination of any lease for Real Property.

                           (d) There is no condemnation, eminent domain,
expropriation or similar proceedings pending or, to the Best of Seller's Knowledge, threatened against any of the Real Property which, if adversely determined, would have a material adverse effect on the Assets, the Business or the System.

                           (e) There are not pending or, to the Best of Seller's
Knowledge, threatened, any special assessments or any pending proceedings for changes in the zoning with respect to the Real Property or any part thereof and Seller has not received any notice of the desire of any public authority or other entity to take or use any Real Property or any part thereof. All structures on the Real Property are structurally sound and in good operating condition and repair (reasonable wear and tear excepted). Each parcel of Real Property has access (either direct or by an easement included among the Assets) to all public roads, utilities, and other services necessary for the operation of the System with respect to such parcel. Seller has complied with all notices or orders to correct violations of Legal Requirements issued by any Governmental Authority having jurisdiction against or affecting any of the Real Property.

                  5.7 ENVIRONMENTAL MATTERS. (a) Except as set forth on SCHEDULE
5.7 and except for any adverse environmental condition(s) which may be identified in any environmental report prepared and delivered pursuant to
Section 7.5, to the Best of Seller's Knowledge, Seller's use of the Real Property complies in all material respects with all Environmental Laws. Seller has not received written notice or, to the Best of Seller's Knowledge, oral notice of any claim or investigation based on Environmental Laws which relates to any Real Property or any operations conducted by Seller on such Real Property.

                           (b) Seller has provided Buyer with complete and
correct copies of (i) all studies, reports, samplings, test results, surveys, submissions, correspondence or other materials in the possession of Seller, TCI or any of TCI's direct or indirect wholly-owned subsidiaries relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Real Property, (ii) all notices or other materials in the possession of Seller, or TCI or any of TCI's direct or indirect wholly-owned subsidiaries that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Real Property or activities at the Real Property and (iii) all materials in the possession of Seller, TCI or any of TCI's direct or indirect wholly-owned subsidiaries relating to any claim, allegation or action by any private third party under any Environmental Law.

                           (c) Except for any adverse environmental condition(s)
which may be identified in any Phase I environmental report prepared and delivered pursuant to Section 7.5, Seller does not know or have any reason to know of: (i) the presence, release or threatened release of any Hazardous Substances in, on, to, from or under the Real Property; (ii) the use, treatment, storage, disposal or transportation of Hazardous Substance in, on, to, from or under the Real Property; (iii) any judicial or administrative proceedings regarding Hazardous Substances or Environmental Laws in connection with the Real Property or, to the Best of Seller's Knowledge, any threat thereof; or (iv) any other matter relating to Hazardous Substances or threats to public health or the environment in connection with the Real Property.

                  5.8 COMPLIANCE WITH LAW; GOVERNMENTAL PERMITS. (a) Except as set forth on SCHEDULE 5.8, the ownership, leasing and use of the Assets as they are currently owned, leased and used by Seller and the conduct of the Business as it is currently conducted by Seller, do not violate any Legal Requirement, which violation(s), individually or in the aggregate, reasonably could be expected to have a material adverse effect on the Assets, taken as a whole, the System or the Business. Seller has not received any notice claiming a material violation by Seller or the Business of any Legal Requirement applicable to Seller or the Business as it is currently conducted and, to the Best of Seller's Knowledge, no basis exists for any person to claim that such a violation exists.

                           (b) SCHEDULE 1.5 lists all Governmental Permits that
are material to the conduct of the Business as it is currently conducted by Seller. Complete and correct copies of all such Governmental Permits as currently in effect have been, or prior to Closing will be, made available to Buyer. All such Governmental Permits are currently in full force and effect. There is no action, proceeding or investigation pending or, to the Best of Seller's Knowledge, threatened, relating to the termination, suspension or modification of any such Governmental Permit and Seller is in compliance in all material respects with the terms and conditions of all Governmental Permits and no other Governmental Permits are required in connection with the operation of the Business in the manner in which it is currently conducted by Seller.

                           (c) The operation of the System has been, and is, in
compliance in all material respects with the Communications Act of 1934, as amended (as so amended, the "COMMUNICATIONS ACT"), and the rules and regulations of the Federal Communications Commission (the "FCC"), except that, as to any rate regulation thereunder (other than with respect to the operation of the System in Unincorporated Sussex County, Delaware) the foregoing is limited to the Best of Seller's Knowledge. Seller has delivered, or prior to Closing will deliver, to Buyer complete and correct copies of all reports and filings for the past three years made or filed pursuant to the Communications Act or FCC rules and regulations with respect to the Business.

                           (d) To the Best of Seller's Knowledge, the operation
of the System has been, and is, in compliance in all material respects with the Cable Television Consumer Protection and Competition Act of 1992 (the "CABLE ACT"), and the rules and regulations of the FCC promulgated thereunder.

                           (e) To the Best of Seller's Knowledge, the operation
of the System has been, and is, in compliance in all material respects with the Telecommunications Act of 1996 (the "TELECOM ACT"), and the rules and regulations of the FCC promulgated thereunder.

                           (f) With the exception of Delaware Public Service
Commission, as of the date of this Agreement no Governmental Authority has notified Seller of its application to be certified to regulate rates or its attempt to regulate rates with respect to the System.

                           (g) The rates charged by the System as of the date of
this Agreement are in compliance in all material respects with current FCC rate regulations.

                  5.9 SELLER CONTRACTS. SCHEDULE 1.8 lists each Seller Contract, as of the date of this Agreement, that is (i) material to the conduct of the Business as it is now conducted, (ii) involves annual payments in excess of $10,000 or (iii) is not terminable without material penalty on 90 days' notice or less. Complete and correct copies of the Seller Contracts as currently in effect have been made available to Buyer. Neither Seller nor, to the Best of Seller's Knowledge, any other party to any Seller Contract is in any material respect in breach of the performance of its obligations under any Seller Contract. Except as set forth on SCHEDULE 5.9, Seller has not received any written notice with respect to termination of any Seller Contract that is material to the conduct of the Business as it is now conducted.

                  5.10 COPYRIGHT COMPLIANCE. Seller has deposited with the United States Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the United States Copyright Office, required under the Copyright Act with respect to the Business and operations of the System as are required to obtain, hold and maintain the compulsory copyright license for cable television systems prescribed in Section 111 of the Copyright Act and the rules and regulations of the United States Copyright Office promulgated thereunder. Seller and the System are in material compliance with the Copyright Act. Seller and the System are entitled to hold and do now hold the compulsory copyright license described in
Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, canceled, encumbered or materially adversely affected in any manner. Seller has made available to Buyer complete and correct copies of all reports and filings, and all reports and filings for the past three years, made or filed pursuant to the Copyright Act with respect to the Business. Seller has not received any notice to the effect that the conduct of the Business as currently conducted infringes on the rights of any Person in any copyright or other intellectual property right, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the System relating to claims made by music licensing organizations (such as ASCAP, BMI and SESAC) that operators of cable television systems are responsible for payment of music performing rights license fees for certain music cablecast on such systems.

                  5.11 FINANCIAL STATEMENTS. (a) Seller has delivered to Buyer correct and complete copies of certain financial information for the System for the years ended December 31, 1995 and December 31, 1994 and the nine-month period ended September 30, 1996 (collectively, the "SELLER FINANCIAL STATEMENTS"). Except for the absence of footnote disclosures, cash flow statements and statements of equity and except for estimated, annualized or projected financial information, the Seller Financial Statements fairly present, in all material respects, the results of operations of the System for the respective periods ended on such dates, all in conformity with GAAP consistently applied with full allocations of all costs, expenses and overhead associated with operating the System, and with respect to the Seller Financial Statements for the nine-month period ended September 30, 1996, subject to normal year-end adjustments (none of which are expected to be material in amount). Seller has delivered correct and complete copies of balance sheets and capital expenditure reports for the System as of December 31, 1994, December 31, 1995 and September 30, 1996, each prepared in the ordinary course of business.

                           (b) Since the latest date of the Seller Financial
Statements (i) the Business has been operated only in the ordinary course and
(ii) there has been no material adverse change in, and no event has occurred which, so far as reasonably can be foreseen, is likely, individually or in the aggregate, to result in any material adverse change in the results of operations of the Business, other than any change arising out of matters of a general economic nature or matters (including, but not limited to, competition caused by or arising from direct broadcast satellite, the Multichannel Multipoint Distribution Service, legislation, rule making and regulation) affecting the cable television industry (national or regional) in general.

                  5.12 LEGAL PROCEEDINGS. Except as set forth on SCHEDULE 5.12, and except for any judgments, orders, actions, suits, proceedings or investigations as may affect the cable television industry (national or regional) generally, there is no judgment or order outstanding, or any action, suit, proceeding or investigation by or before any Governmental Authority or any arbitrator pending or, to the Best of Seller's Knowledge, threatened, involving or affecting any of the Assets or the Business which, if adversely determined, would have a material adverse effect on the Assets or the Business or would materially impair the ability of Seller to perform its obligations under this Agreement.

                  5.13 EMPLOYMENT MATTERS. (a) Seller does not employ any individuals in connection with the operation of the Business and does not, and is not obligated to, maintain or contribute to any employee benefit plan, as defined in Section 3(3) of ERISA. All individuals managing the operations of the Business are employees of TCI or its Affiliates (other than Seller) (the "EMPLOYER"). The Employer is reimbursed for employee-related expenses relating to the operations of the Business by Seller under the Management Agreement or the Partnership Agreement.

                           (b) To the Best of Seller's Knowledge, Employer has
complied in all material respects with all Legal Requirements relating to the employment of labor and those relating to wages, hours, collective bargaining, unemployment compensation, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of taxes with respect to employees of Employer who primarily perform services in connection with the operation of the Business.

                           (c) Employer is not a party to any contract with any
labor organization, and Employer has not recognized or agreed to recognize any union or other collective bargaining unit with respect to employees of Employer who primarily perform services in connection with the operation of the Business. To the Best of Seller's Knowledge after reasonable inquiry of Employer, and except as set forth on SCHEDULE 5.13(c), no union or other collective bargaining unit has been certified as representing any of the employees engaged in the operation of the Business, and, to the Best of Seller's Knowledge after reasonable inquiry of Employer, Employer has not received any request from any party for recognition as a representative of employees engaged in the operation of the Business for collective bargaining purposes. Neither Seller nor Employer is party to any agreement, oral or written, express or implied, that would require Buyer to employ any individual after the Closing Date.

                           (d) SCHEDULE 5.13(d) sets forth a true and complete
list of all individuals employed by Employer who primarily perform services with respect to the operation of the Business together with their position and salary as of the date of this Agreement and their date of hire by Employer. Neither Seller nor Employer is a party to any written employment contract, agreement, commitment or arrangement with any individual identified on SCHEDULE 5.13(d).

                           (e) Except for those plans described on SCHEDULE
5.13(e) and in the TCI Employee Handbook dated February, 1995 (the "EMPLOYER PLANS"), which are sponsored by the Employer, or to which the Employer contributes or is obligated to contribute, the employees of Employer who primarily perform services with respect to the operation of the Business do not receive benefits under any bonus, deferred compensation, pension, profit-sharing, retirement, severance pay, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, or any other employee benefit plan, as defined in Section 3(3) of ERISA.

                           (f) Seller has not incurred or taken any action, and
to the Best of Seller's Knowledge, no action or event has occurred, that could cause Seller to incur any material liability (i) under Section 412 of the Code or Title IV of ERISA with respect to any Employer Plan that is a single-employer plan, within the meaning of Section 4001(a)(15) of ERISA, (ii) on account of a partial or complete withdrawal from any Employer Plan that is a multiemployer plan, within the meaning of Section 3(37) of ERISA, or on account of any unpaid contributions to any such multiemployer plan, or (iii) for any tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA on account of any prohibited transaction, within the meaning of Section 4975 of the Code or
Section 406 of ERISA, with respect to any Employer Plan.

                  5.14 SYSTEM INFORMATION. The number of Equivalent Basic Subscribers served by the System, the number of subscribers served by the System taking Expanded Basic Services and the bandwidth of the System, the approximate number of Homes Passed by the System and the approximate number of miles of plant included in the Assets, each as of June 30, 1996, are as set forth on
SCHEDULE 5.14. Approximately twenty-eight percent of miles of plant included in the System are built to at least 450 MHz. As of the date of this Agreement, there are no pending complaints by subscribers or other users of the System.

                  5.15 FINDERS AND BROKERS. Except for its engagement of Daniels & Associates, L.P. to assist Seller in the solicitation of offers to purchase the Assets and except for a disposition fee payable by Seller to an Affiliate pursuant to its Partnership Agreement, Seller has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement.

                  5.16 TAX MATTERS. Except as set forth on SCHEDULE 5.16, (a) all Tax Returns required to be filed by Seller before the Closing with respect to the Business or the Assets have been or will be filed on or before the Closing and (b) all Taxes shown as due or payable before the Closing on such Tax Returns have been or will be paid when required by law. To the Best of Seller's Knowledge, there are no outstanding deficiencies or assessments of tax, interest or penalties which could be imposed on Buyer or could reasonably be expected to constitute or result in a lien on the Assets in Buyer's hands.

                  5.17 INVENTORY. The inventory of the System has been maintained at adequate levels for the operation of the Business (for an ordinary cycle of thirty days) consistent with the past practices of Seller.

                  5.18 INSURANCE. Seller has maintained insurance policies in the ordinary course of business which when taken together provide insurance coverage for the Assets and the operations of the Business as is customary for similar businesses similarly situated.

                  5.19 ACCOUNTS RECEIVABLE. The Accounts Receivable arose from bona fide transactions in the ordinary course of business and reflect credit terms consistent with the past practices of Seller.

                  5.20 RESTORATION. No property of any Person has been damaged, destroyed, disturbed or removed in the process of construction or maintenance of the System, which has not been, or will not be, prior to the Closing, repaired, restored or replaced and as to which an adequate reserve has not been established by Seller.

                  5.21 EQUIPMENT. The Equipment is and will be at Closing in adequate condition and repair to operate the business as currently conducted (reasonable wear and tear excepted).

                  5.22 MICROWAVE REPLACEMENT. As of the date of this Agreement, Seller has completed the replacement of all AML microwave transmissions with fiber plant.

                                   ARTICLE VI

6.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Buyer represents and warrants to Seller as follows:

                  6.1 ORGANIZATION AND QUALIFICATION. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of its state of formation and has all requisite limited liability company power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets. Buyer is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the validity, binding effect or enforceability of this Agreement or the ability of Buyer to perform its respective obligations under this Agreement.

                  6.2 AUTHORITY AND VALIDITY. Buyer has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery by Buyer of, the performance by Buyer of its obligations under, and the consummation by Buyer of the transactions contemplated by, this Agreement have been duly authorized by all requisite limited liability company action of Buyer and no other limited liability company proceedings on the part of Buyer are necessary to authorize the execution and delivery of this Agreement or the performance of Buyer's obligations hereunder. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer enforceable in accordance with its terms.

                  6.3 NO BREACH OR VIOLATION. (a) Except for (i) any consents that will be obtained by Buyer or waived on or prior to the Closing Date and are identified on SCHEDULE 6.3(a), (ii) filings and consents which, if not made or obtained, would not have a material adverse effect on Buyer's ability to perform its obligations under this Agreement and (iii) the Regulatory Requirements, no consent, waiver, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement by Buyer.

                           (b) The execution, delivery and performance of this
Agreement by Buyer do not and will not: (a) violate or conflict with any provision of Buyer's Articles of Organization or operating agreement, (b) violate any Legal Requirement; or (c) (i) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Buyer under, or (iv) result in the creation or imposition of any Encumbrance under, any material contract, agreement, arrangement, commitment or plan to which Buyer is a party or by which Buyer or any of its assets is bound or affected, except such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on Buyer's ability to perform its obligations under this Agreement.

                  6.4 LITIGATION. (a) There are no claims, actions, suits, proceedings or investigations pending or, to the best of Buyer's knowledge, threatened, in any court or before any governmental agency or instrumentality, or before any arbitrator, by or against or affecting or relating to Buyer or any of its Affiliates which, if adversely determined, would restrain or enjoin the consummation of the transactions contemplated by this Agreement or declare unlawful the transactions or events contemplated by this Agreement or cause any of such transactions to be rescinded.

                           (b) There are no judgments, injunctions, orders or
other judicial or administrative mandates outstanding against or affecting Buyer or any of its Affiliates which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

                  6.5 FINANCIAL STATEMENTS. Buyer has delivered to Seller copies of its unaudited financial statements for the period March 12, 1996 through June 30, 1996 ("BUYER FINANCIAL STATEMENT"). The Buyer Financial Statement fairly present, in conformity with GAAP consistently applied except as may be noted therein, the assets, liabilities and financial condition of Buyer as of the date thereof and the results of operations and cash flows or changes in financial position, as applicable, of Buyer for the period ended on such date, subject to normal year-end adjustments (none of which are expected to be material in amount), other adjustments noted therein and the absence of footnotes.

                  6.6 ADEQUATE FINANCING. Although as of the date of this Agreement Buyer does not have a Commitment, Buyer has no reason to believe that on or prior to June 23, 1997 it will not have received binding commitments pursuant to which one or more lenders or investors will have agreed to loan or contribute to Buyer, all funds necessary to satisfy all its obligations under this Agreement and with respect to the transactions contemplated by this Agreement, including its obligations to purchase the Assets and to pay the Purchase Price to Seller.

                  6.7 FINDERS AND BROKERS. Buyer has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Seller will in any way have any liability.

                  6.8 QUALIFICATION OF BUYER. Buyer knows of no reason why it cannot be the transferee of the assignable licenses and permits from Seller necessary for it to own and operate the Business in the manner in which it is currently conducted by Seller.

                                   ARTICLE VII

7.       ADDITIONAL COVENANTS.

                  7.1 ACCESS TO PREMISES AND RECORDS. Between the date of execution and delivery of this Agreement and the Closing Date, Seller will give Buyer and its representatives (including its auditors, accountants, lenders and potential investors), during normal business hours and with reasonable prior notice, access to the books and records of the Business, the Assets, the manager of the System and the employees of Employer listed on Schedule 5.13(d) and will furnish to Buyer and its representatives such information regarding the Business and the Assets as Buyer may from time to time reasonably request; provided, that Buyer shall have access to the employees of Employer listed on Schedule 5.13(d), other than the manager of the System, solely for purposes of determining which employees Buyer intends to offer employment as of the Closing Date.

                  7.2 CONTINUITY AND MAINTENANCE OF OPERATIONS; FINANCIAL STATEMENTS. Except as to actions which Buyer has been advised and to which it has consented in writing and except as specifically permitted or required by this Agreement or required by any Legal Requirement, Seller shall:

                           (a) Operate the Business in the ordinary course
consistent with past practices and will use commercially reasonable efforts to cause Employer to keep available the services of the employees of the Employer who are primarily involved in the operation of the Business and to preserve any beneficial business relationships with customers, suppliers and others having business dealings with Seller relating to the Business;

                           (b) Maintain the Assets in adequate condition to
operate the Business as currently conducted, subject to normal wear and tear, consistent with past practice;

                           (c) Maintain adequate inventories of spare Equipment
consistent with past practice;

                           (d) Maintain all bonds and insurance as in effect on
the date of this Agreement;

                           (e) Keep all of its business books, records and files
in the ordinary course of business in accordance with past practices;

                           (f) Continue to implement its procedures for
disconnection and discontinuance of service to subscribers whose accounts are delinquent in accordance with those in effect on the date of this Agreement;

                           (g) Not sell, transfer or assign any Assets other
than in the ordinary course of business;

                           (h) Use commercially reasonable efforts not to permit
any material amendment to, or cancellation of, any of the Governmental Permits or Seller Contracts;

                           (i) Not enter into any contract or commitment for the
acquisition of goods or services relating to the System or the Business involving an expenditure (i) less than or equal to $40,000 other than in the ordinary course of business consistent with past practice or (ii) in excess of $40,000 without Buyer's written consent which may not be unreasonably withheld; provided, that Buyer shall be deemed to have consented thereto if Buyer has not given Seller written notice of its refusal to give consent, setting forth the reason for such refusal, within five Business Days of Buyer's receipt of Seller's written request for consent;

                           (j) Not take or omit to take any action that would
cause Seller to be in breach of any of its representations or warranties in this Agreement in any material respect, provided, however, that the foregoing shall not preclude Seller from engaging a financial advisor to render an opinion as to the fairness, from a financial point of view, of the transactions contemplated by this Agreement;

                           (k) Pay, consistent with past practice, all accounts
payable and other debts, liabilities and obligations of the System and the Business;

                           (l) Report and write off Accounts Receivable in
accordance with past practices;

                           (m) Not create, assume or permit to exist any
Encumbrance (other than Permitted Encumbrances);

                           (n) Comply in all material respects with all
applicable Legal Requirements;

                           (o) Maintain service quality of the Business at a
level at least consistent with past practices.

                           (p) Use commercially reasonable efforts to cause
Employer not to increase the compensation or change any benefits available to employees who work in the Business except as required pursuant to existing written agreements or except in the ordinary course of business consistent with past practice;

                           (q) Use commercially reasonable efforts to cause
Employer to withhold and pay when due all Taxes relating to the employees of the Business and shall withhold and pay when due all Taxes relating to the Assets, the Business and/or the System;

                           (r) File with the FCC all reports required to be
filed under applicable FCC rules and regulations, and otherwise comply with all Legal Requirements with respect to the System; and

                           (s) Not implement any new marketing program, policy
or practices, or implement any rate change, retiering or repackaging, except in the ordinary course of business consistent with past practices.

                  Seller shall deliver to Buyer, promptly after such statements and reports become available to Seller, correct and complete copies of unaudited monthly and quarterly income statements and operating reports for the Business that are prepared by or for Seller at any time between the date of this Agreement and the Closing; provided, that Seller shall not be required to make and shall not be deemed to make any representation or warranty concerning the accuracy of the contents of any such information delivered to Buyer.

                  Seller shall deliver to Buyer, promptly after execution thereof, correct and complete copies of each Seller Contract entered into by Seller after the date of this Agreement; upon such delivery each such agreement which has been entered into by Seller in compliance with the provisions of
Section 7.2(i) shall be deemed to be included on Schedule 1.8 for all purposes of this Agreement; provided, however, that any contract or commitment for which Buyer's consent is required pursuant to Section 7.2(i) shall not be deemed to be included on Schedule 1.8 if Buyer has reasonably withheld its consent thereto.

                  Buyer shall deliver to Seller promptly after such statements and reports become available to Buyer, correct and complete copies of Buyer's audited financial statements for the fiscal year ended December 31, 1996, which statements and the notes thereto shall fairly present the assets, liabilities and financial condition of Buyer as of the date thereof and the results of operations and cash flows or changes in financial position, as applicable, of Buyer for the period ended on such date, all in conformity with GAAP consistently applied, except as may be noted therein. Unless the Closing occurs on or before June 30, 1997, Buyer shall deliver to Seller promptly when available correct and complete copies of Buyer's unaudited financial statements for the three-months ended March 30, 1997 and each fiscal quarter thereafter which are available prior to Closing, which statements and the notes thereto shall fairly present the assets, liabilities and financial condition of Buyer as of the date thereof and the results of operations and cash flows or changes in financial position, as applicable, of Buyer for the period ended on such date, all in conformity with GAAP consistently applied, except as may be noted therein.

                  7.3 EMPLOYEE MATTERS. (a) Buyer may offer employment upon such terms and conditions of employment as Buyer may establish, to certain of the employees of Employer who primarily perform services with respect to the operation of the Business as of the Closing Date; provided, that if, prior to the date which is 180 days after the Closing Date, Buyer terminates the employment of any employee listed on Schedule 5.13(d) employed by Buyer as of the Closing Date other than "for cause" as described in the Summary Plan Description of Telecommunications Inc. Severance Pay Plan effective July 1, 1996 (the "Severance Plan"), Buyer shall pay to such terminated employee the severance benefit payments which such employee would have been entitled to receive had it been terminated by Employer as of the Closing Date in an amount and upon such terms as set forth in the Severance Plan (but in no event more than six months' severance benefits for any employee); provided, further, Buyer shall not be required to make any such severance payments with respect to any employee who is hired by TCI or any of its direct or indirect wholly-owned subsidiaries (including Employer) within 45 Business Days of his termination of employment by Buyer. Not later than March 24, 1997, Buyer shall deliver to Seller a notice containing the names of employees of the Business to whom Buyer intends to offer employment on the Closing Date (the "Employee List"); provided, that (i) if the Closing has not occurred, Buyer may deliver to Seller a notice updating the Employee List on the date which is 150 days after the date of this Agreement and
(ii) if the Termination Date is extended by Seller, Buyer may deliver to Seller a notice no later than 60 Business Days prior to the extended Termination Date updating the Employee List; provided, however, that any notice delivered by Buyer updating the Employee List shall not be deemed effective if the Closing occurs fewer than 60 Business Days after delivery to Seller of such updated Employee List. TCI shall cause Employer to terminate the employment of all such employees hired by Buyer as of the Adjustment Time. Seller shall undertake to provide to all affected employees and any other necessary persons any notice that may be required under the WARN Act. Except as provided herein, Employer shall retain all liabilities arising prior to the Adjustment Time relating to employees, including severance obligations.

                           (b) For the period commencing on the date of this
Agreement and expiring on the date which is 180 days after the Closing Date, TCI shall not, and shall cause its direct and indirect wholly-owned subsidiaries including Employer not to, solicit, or offer employment to, any employee of Employer set forth on Schedule 5.13(d) who primarily performs services with respect to the operation of the Business as of the date of this Agreement; provided, however, that after the Closing Date, each of TCI and its direct and indirect wholly-owned subsidiaries including Employer may hire any such employee that Buyer does not employ as of the Closing Date or whose employment Buyer terminates after the Closing Date.

                           (c) Nothing in this Section 7.3 or elsewhere in this
Agreement is intended to confer upon any employee of Employer or his or her legal representative or heirs any rights as a third party beneficiary or otherwise or any remedies of any nature or kind whatsoever under or by reason of this Agreement, or the transactions contemplated hereby, including, but not limited to, any rights of employment or continued employment. All rights and obligations created by this Agreement are solely between the parties hereto.

                  7.4 FRANCHISE EXTENSIONS. Seller covenants and agrees that, as soon as practicable following the execution of this Agreement, it will apply to the applicable Governmental Authority for an extension (the "EXTENSIONS") of each franchise described on SCHEDULE 1.5 with an expiration date prior to June 30, 2000. Each such Extension shall have an expiration date no earlier than June 30, 2000 and shall otherwise be on substantially the terms and conditions of the current franchises, subject to modifications customarily imposed by Governmental Authorities, but which shall not impose any conditions or obligations which are materially more burdensome than contained in the current franchise.

                  7.5 ENVIRONMENTAL REPORT. (a) Buyer may cause to be prepared and delivered at its expense within 60 days after the date of this Agreement, a Phase I environmental report for the Real Property. Seller shall cooperate with Buyer and permit access to such Real Property during normal business hours in order for Buyer or its representatives to inspect such property and the related environmental records in the possession of Seller, as necessary for the preparation of the Phase I environmental report. Buyer shall deliver to Seller a copy of any such environmental report within five Business Days of receipt of such report by Buyer. If such environmental report discloses one or more adverse environmental conditions which require remediation under applicable Environmental Law, Seller shall assume full responsibility for remediation of each such environmental condition(s) to the extent required by applicable Environmental Law (the "REMEDIATION") and shall bear all expenses incurred in connection therewith; provided, that Seller shall not be obligated to spend more than $200,000 in connection with the Remediation. Buyer shall give Seller notice confirming that Buyer has delivered to Seller all environmental reports to be prepared pursuant to this Section 7.5, and Seller shall notify Buyer within twenty Business Days after its receipt of such notice if Seller concludes, in its reasonable judgment, that it is or will be unable to complete the Remediation for $200,000 or less (the "REMEDIATION NOTICE"). If Seller gives a Remediation Notice, then Buyer may terminate this Agreement pursuant to Section 10.1(c)(vii) by notice to Seller given within five Business Days of the Remediation Notice; provided, that if within five Business Days after receipt by Seller of Buyer's notice of termination pursuant to Section 10.1(c)(vii), Seller gives notice to Buyer that Seller agrees to bear all costs of Remediation in excess of $200,000, such termination shall be void ab initio and this Agreement shall be deemed not to have been terminated. If Buyer does not terminate this Agreement pursuant to
Section 10.1(c)(vii) within such five Business Day period, (i) Buyer shall be deemed to have assumed all liabilities and obligations in connection with the Remediation as of the Closing Date, (ii) Buyer shall receive a credit at the Closing in the amount of $200,000 less the aggregate of all amounts paid by Seller to third parties in connection with the Remediation and (iii) after the Closing Date Seller shall have no obligation or liability with respect to the Remediation or otherwise in connection with any condition referred to in any report prepared and/or delivered pursuant to this Section 7.5.

                  (b) If Seller concludes, in its reasonable judgment, that the cost of the Remediation will not exceed $200,000 or Seller agrees to bear any costs of Remediation in excess of $200,000, then Seller shall have the sole right to direct the Remediation; provided, that if Buyer agrees to bear any costs of Remediation in excess of $200,000, then from and after the Closing Buyer may assume responsibility for overseeing the Remediation.

                  (c) In the event that Seller assumes full responsibility for the Remediation and such Remediation has not been completed prior to the Closing, then from and after the Closing and until Seller and Buyer shall have agreed that Remediation has been completed, Buyer shall cooperate with Seller and permit access to the Real Property to Seller and its representatives during normal business hours in order for the Remediation to be completed..

                  7.6 CONSENTS. Seller will use commercially reasonable efforts to obtain, as soon as practicable and at its expense, all the Consents and the Extensions, in form and substance reasonably satisfactory to Buyer; provided, that "commercially reasonable efforts" for purposes of this Section 7.6 shall not require Seller or Buyer to undertake extraordinary or unreasonable measures to obtain such approvals and consents, including, but not limited to, the initiation or prosecution of legal proceedings or the payment of fees in excess of normal and usual filing and processing fees. Concurrently with the execution and delivery of this Agreement, Buyer is delivering to Seller "highly confident" letters of Chase Manhattan Bank, N.A. with respect to Buyer's equity and its debt financing and after the date hereof shall deliver to Seller such other materials requested by Seller appropriate for Seller to use in connection with seeking the Consents and the Extensions. Buyer will use commercially reasonable efforts to assist Seller in its efforts to obtain all the Consents and the Extensions, and in connection therewith will consent to such modifications to any agreement that is the subject of the Ocean Pines Consent, Tunnell Properties Consent, Sea Colony Consent or Angola Consent or any Governmental Permit that Ocean Pines Association, Inc. (or its successor), Pot Nets, Inc. (or its successor), Carl M. Freeman Associates Inc., as successor to Sea Colony, Inc. (or its successor), Angola-by-the-Bay Property Owners Association Inc. (or its successor) or a Governmental Authority, as the case may be, may request as a condition to (i) the transfer of such agreement or Governmental Permit to Buyer and/or (ii) obtaining extension of the term of such Governmental Permit, provided, however, that Buyer will not be required to agree to any modifications to a Governmental Permit unless they are customarily imposed by Governmental Authorities issuing cable television franchises as a condition to obtaining the consent to the transfer of such franchises and do not impose upon Buyer any conditions or obligations which are materially more burdensome than are presently contained in any such Governmental Permit; and provided, further, that Buyer will not be required to agree to any modifications to any agreement that is the subject of the Ocean Pines Consent, Tunnell Properties Consent, Sea Colony Consent or Angola Consent that will impose upon Buyer any conditions or obligations which are materially more burdensome than presently contained in any such agreement, provided, that any change in rates charged for Basic Services contained in the Sea Colony Consent which is reflected in a purchase price adjustment pursuant to Section 3.3 shall not be deemed to be a condition or obligation which is materially more burdensome.

                  7.7 HSR NOTIFICATION. As soon as practicable after the execution of this Agreement and if required by applicable Legal Requirements, Seller and Buyer will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"). Each of the parties will take any additional action that may be necessary, proper or advisable, will cooperate to prevent inconsistencies between their respective filings and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. Buyer and Seller shall use commercially reasonable efforts (including the filing of a request for early termination) to obtain the early termination of the waiting period under the HSR Act.

                  7.8 NOTIFICATION OF CERTAIN MATTERS. Each party will promptly notify the other of any fact, event, circumstance or action the existence or occurrence of which would cause any of such party's representations or warranties under this Agreement not to be true in any material respect.

                  7.9 RISK OF LOSS; CONDEMNATION. (a) Seller will bear the risk of any loss or damage to the Assets resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to the Closing. If any such loss or damage is so substantial as to prevent normal operation of any material portion of the System, Seller shall promptly notify Buyer of that fact and Buyer, at any time within 10 days after receipt of such notice, may elect by written notice to Seller either (i) to waive such defect and proceed toward consummation of the acquisition of the Assets in accordance with this Agreement or (ii) to terminate this Agreement pursuant to Section 10.1(c)(v). If Buyer elects to consummate the acquisition of the Assets notwithstanding such loss or damage and does so, there will be no adjustment in the Purchase Price on account of such loss or damage but all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage (to the extent not previously applied by Seller with respect to such loss or damage) will be delivered by Seller to Buyer or the rights to such proceeds will be assigned by Seller to Buyer if not yet paid over to Seller.

                           (b) If, prior to the Closing, any part of a material
Asset or an interest in a material Asset is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Seller or Buyer that it intends to condemn all or any part of a material Asset (such event being referred to, in either case, as a "TAKING"), then Buyer may terminate this Agreement pursuant to Section 10.1(c)(vi). If Buyer does not elect to terminate this Agreement then (a) if the Closing occurs, Buyer shall have the sole right, in the name of Seller, if Buyer so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (b) Seller shall be relieved of its obligation to convey to Buyer the Asset or interests that are the subject of the Taking and (c) at the Closing Seller shall assign to Buyer all of Seller's rights (including the right to receive payment of damage) with respect to such Taking and shall pay to Buyer all damages previously paid to Seller with respect to the Taking.

                  7.10 ADVERSE CHANGES. Seller shall promptly notify Buyer in writing of any materially adverse developments affecting the Assets, the System or the Business which become known to Seller, including, but not limited to, (i) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of the Assets, the System or the Business, (ii) any notice of violation, forfeiture or complaint under any material Governmental Permits or (iii) anything which, if not corrected prior to the Closing Date, will prevent Seller from fulfilling any condition to Closing described in
Article VIII.

                  7.11 ACTION BY LIMITED PARTNERS. (a) If required by applicable Legal Requirements and the Partnership Agreement to consummate the transactions contemplated by this Agreement, or if the Seller otherwise elects to do so, the Seller, acting through the General Partner, shall in accordance with the applicable Legal Requirements and the Partnership Agreement: (i) within a reasonable period of time (as determined by the General Partner) after the execution and delivery of this Agreement, duly call, give notice of, convene and hold a special meeting (the "SPECIAL MEETING") of the Limited Partners for the purpose of approving the transactions contemplated by this Agreement; and (ii) subject to its fiduciary duties (as determined by the General Partner after consultation with independent counsel), include in any proxy statement the determination and recommendation of the General Partner to the effect that the General Partner, having determined that this Agreement and the transactions contemplated hereby are in the best interests of Seller and the Limited Partners, has approved this Agreement and such transactions and recommends that the Limited Partners vote in favor of the sale of the Assets to Buyer pursuant to this Agreement.

                           (b) As soon as practicable after the execution and
delivery of this Agreement, Seller shall file with the SEC under the Exchange Act, and shall use commercially reasonable efforts to clear with the SEC and mail to the Limited Partners no later than February 15, 1997, a proxy statement with respect to the Special Meeting (the "PROXY STATEMENT"). Buyer shall furnish to Seller the information relating to Buyer as reasonably requested by Seller required by the Exchange Act to be set forth in the Proxy Statement. Seller agrees that the Proxy Statement shall comply in all material respects with the Exchange Act and the rules and regulations thereunder; provided, however, that no agreement is made by Seller with respect to information supplied by Buyer expressly for inclusion in the Proxy Statement. Buyer and its counsel shall be given a reasonable opportunity to review the Proxy Statement prior to the filing of the definitive Proxy Statement with the SEC.

                  7.12 NO SOLICITATION. (a) Each of Seller and the General Partner shall not, and shall cause its respective employees, agents and representatives (including, but not limited to, any investment banker, attorney or accountant retained by Seller) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to any Alternative Transaction, engage in any negotiations concerning, or provide to any other Person any information or data relating to, the Business, the System, the Assets or Seller for the purposes of, or have any discussions with any Person relating to, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any effort or attempt by any other Person to seek or to effect an Alternative Transaction, or agree to or endorse any Alternative Transaction; provided, however, that nothing contained in this Section 7.12 shall prohibit Seller or the General Partner from making any disclosure to the Limited Partners that, in the judgment of the General Partner based upon the advice of independent counsel, is required under applicable Legal Requirements; and provided, further, that (i) Seller or the General Partner may, upon the unsolicited request of a third party, furnish information or data (including, but not limited to, confidential information or data) relating to the Business, the System, the Assets or Seller for the purposes of facilitating an Alternative Transaction and participate in negotiations with a Person making (or who may reasonably be expected to make) an unsolicited proposal regarding an Alternative Transaction and (ii) following receipt of a proposal for an Alternative Transaction, Seller or the General Partner may terminate this Agreement pursuant to Section 10.1(b)(ii).

                           (b) TCI shall not, and shall cause its Affiliates
which it controls not to, make a proposal to Seller regarding an Alternative Transaction. The restriction set forth in this Section 7.12(b) shall terminate on the earlier of (i) the Closing or (ii) termination of this Agreement.

                  7.13 SALES AND TRANSFER TAXES AND FEES. Buyer and Seller shall each pay 50 percent of any state or local sales, use, transfer, excise, documentary or license taxes or fees or any other charge (including filing fees) imposed by any Governmental Authority as a consequence of the transfer of any Assets pursuant to this Agreement. Seller shall timely file any sales tax returns required to be filed with any Governmental Authority as a consequence of the transfer of any Assets pursuant to this Agreement. Buyer shall cooperate as reasonably requested in the preparation and filing of any submission or application necessary to obtain any clearance relating to, or, if available, exemption from, any Taxes or fees described in this Section 7.13.

                  7.14 COMMERCIALLY REASONABLE EFFORTS. (a) Seller shall use commercially reasonable efforts to take all steps within its power, and will cooperate with Buyer, to cause to be fulfilled those of the conditions to Buyer's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions, and to execute and deliver such instruments and take such other reasonable actions as may be necessary or appropriate in order to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

                           (b) Buyer shall use commercially reasonable efforts
to take all steps within its power, and will cooperate with Seller, to cause to be fulfilled those of the conditions to Seller's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions and to execute and deliver such instruments and take such other reasonable actions as may be necessary or appropriate in order to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

                  7.15 TITLE INSURANCE. Seller shall cooperate with Buyer if Buyer elects to obtain title insurance policies on any Real Property owned in fee or leased. Buyer shall have the sole responsibility for obtaining and paying for such policies. The parties agree that the obtaining of title insurance on any Real Property shall not be a condition to the obligation of Buyer to consummate the transactions contemplated hereby.

                  7.16 NON-COMPETITION. For the period commencing on the Closing Date and expiring on the fifth anniversary thereof, each of Seller, the General Partner and TCI hereby covenants and agrees that it shall not, and TCI hereby covenants and agrees that it shall cause its direct and indirect wholly-owned subsidiaries not to, directly or indirectly, compete with Buyer in the provision of terrestrial cable television video services by means of cable, microwave, fiber optics, satellite receivers or broadcasts all of which being directed to the delivery of terrestrial cable television video services to businesses, residences, multi-family dwellings, hotels, motels, trailers and other users, in any Service Area in which the Business operates on the Closing Date. For the period commencing on the Closing Date and expiring on the fifth anniversary thereof, each of Seller, the General Partner and TCI further covenants that it shall not, and TCI further covenants that it shall cause its direct and indirect wholly-owned subsidiaries not to, directly or indirectly, manage, operate, join, control, participate, or become interested in, or be connected with (as a consultant, partner, stockholder or investor) any such terrestrial cable television video service that would compete with Buyer in the provision of cable television service within any portion of the geographical area described above, except as a passive investor or stockholder holding less than five percent of the outstanding voting stock or equity interest in any corporation or other entity.

                  7.17 FINANCING COMMITMENT. No later than June 23, 1997, Buyer shall have obtained, and delivered to Seller a true and correct copy of, a commitment (in form and substance satisfactory to Seller in its reasonable judgment) of a reputable financial institution to provide to Buyer the funds necessary (at any time to and including December 19, 1997) which together with Buyer's then existing resources enable it to satisfy all of Buyer's obligations under this Agreement and with respect to the transactions contemplated by this Agreement, including its obligation to purchase the Assets and to pay the Purchase Price, with funding subject only to (a) the satisfaction of the conditions to Closing set forth in Article VIII, (b) there having occurred no Material Adverse Change in the Financial Markets after the date of such commitment and (c) there having occurred no material adverse change in the financial condition of Buyer after the date of such commitment (the "Commitment"). Without limiting the foregoing, the Commitment shall not be subject to any condition with respect to equity funding (except a condition, if any, which such financial institution has confirmed, in writing to Seller, has been satisfied prior to the Initial Termination Date).

                  7.18 FORMS 394. Unless Seller and Buyer agree to waive filing of Forms 394 with respect to a Governmental Authority, (i) within 15 Business Days after the date of this Agreement, Seller shall deliver to Buyer all information available to Seller necessary for Buyer to prepare Forms 394 and
(ii) within 15 Business Days after the necessary information has been supplied by Seller, Buyer shall prepare, in form and substance reasonably satisfactory to Seller, and Seller shall file, Forms 394 with the applicable Governmental Authorities.

                  7.19 UCC LIEN AND JUDGMENT SEARCHES. Seller shall deliver to Buyer a copy of all UCC lien and judgment searches which Seller has obtained and any bringdowns thereto which Seller may obtain prior to Closing in connection with the transactions contemplated by this Agreement.

                  7.20 SELLER FINANCIAL STATEMENTS. Seller agrees that from and after the date of this Agreement it shall, at Buyer's cost and expense (i) use its commercially reasonable efforts to make promptly available to Buyer, upon Buyer's request, such financial statements, financial statement schedules and other financial information relating to the System and the Business, in form and substance reasonably satisfactory to Seller and Buyer, which Buyer may be required to include in any registration statement, report or other document which Buyer may file with the SEC or any applicable state securities commission, and shall direct KPMG Peat Marwick to cooperate in connection therewith and (ii) use its commercially reasonable efforts to obtain promptly for Buyer, upon Buyer's request, any consent, report, opinion or letter of KPMG Peat Marwick, in form and substance reasonably satisfactory to Seller and Buyer, required to be filed by Buyer under applicable regulations of the SEC or any applicable state securities commission in connection therewith.

                  7.21 AD INSERTION AGREEMENT. No later than 90 days after the date of this Agreement, Buyer shall give Seller written notice of whether it intends to assume the Letter Agreement, dated February 1, 1994, between TCI Cablevision of Eastern Shore and American Cable Television of Lower Delaware (the "AD INSERTION AGREEMENT").

                                  ARTICLE VIII

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.

                  The obligations of Buyer under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Buyer, in its sole discretion.

                  8.1 HSR ACT. If required under applicable Legal Requirements, all filings required under the HSR Act shall have been made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

                  8.2 GOVERNMENTAL OR LEGAL ACTION. No action, suit or proceeding shall be pending or threatened by any Governmental Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority that would (a) prohibit Buyer's ownership or operation of all or a material portion of the System, the Business or the Assets or (b) prevent or make illegal the consummation of the transactions contemplated by this Agreement.

                  8.3 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though made on and as of the Closing Date, except for such changes permitted or contemplated by the terms of this Agreement and except insofar as any of such representations and warranties relate solely to a particular date or period, in which case they shall be true and correct in all material respects on such Closing Date with respect to such date and period.

                  8.4 PERFORMANCE OF AGREEMENTS. Seller shall have performed in all material respects all obligations and agreements and complied, or caused to be complied with, all covenants and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing Date.

                  8.5 NO MATERIAL ADVERSE CHANGE. During the period from the date of this Agreement through and including the Closing Date, there shall not have occurred any material adverse change in the business, financial condition or operations of the Assets, taken as a whole, the System or the Business, other than any change arising out of matters of a general economic nature or matters (including, but not limited to, competition caused by or arising from the Multichannel Multipoint Distribution Service, direct broadcast satellite, legislation, rule making and regulation) affecting the cable television industry (national or regional) generally, and Seller shall not have sustained any material loss or damage to the Assets or the System, whether or not insured, that materially affects the ability of Seller to conduct the Business in a manner consistent with past practice.

                  8.6 CONSENTS AND EXTENSIONS. Seller shall have delivered to Buyer evidence, in form and substance reasonably satisfactory to Buyer, that all the Required Consents and Extensions have been obtained or given.

                  8.7 TRANSFER DOCUMENTS. Seller shall have delivered to Buyer customary bills of sale, deeds, assignments and other instruments of transfer sufficient to convey good and marketable title to the Assets in accordance with the terms of this Agreement, in form and substance reasonably satisfactory to Buyer.

                  8.8 OPINIONS OF SELLER'S COUNSEL. Buyer shall have received the opinion or opinions of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel for Seller, dated the Closing Date, substantially in the form of EXHIBIT D.

                  8.9 DISCHARGE OF LIENS. Seller shall have secured the termination or removal of all Encumbrances of any nature on the Assets, other than Permitted Encumbrances.

                  8.10 EXTENSION OF AD INSERTION AGREEMENT. In the event that Buyer gives notice to Seller in accordance with Section 7.21 of its intention to assume the Ad Insertion Agreement, such agreement shall have been extended on terms similar to those contained in the existing agreement for a period of one year from the Closing Date.

                  8.11 OPINION OF SELLER'S FCC COUNSEL. Buyer shall have received the opinion of Cole, Raywid & Braverman, FCC counsel for Seller, dated the Closing Date, substantially in the form of EXHIBIT F.

                  8.12 ADDITIONAL DOCUMENTS AND ACTS. Seller shall have delivered or caused to be delivered to Buyer all other documents required to be delivered pursuant to this Agreement and done or caused to be done all other acts or things reasonably requested by Buyer to evidence compliance with the conditions set forth in this Article VIII.

                  8.13 CERTIFICATES. Seller shall have furnished Buyer with such other certificates of Seller and others, dated as of the Closing Date, to evidence compliance with the conditions set forth in this Article VIII, as may be reasonably requested by Buyer.

                                   ARTICLE IX

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

                  The obligations of Seller under the Agreement are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived by Seller in its sole discretion.

                  9.1 HSR ACT. If required under applicable Legal Requirements, all filings required under the HSR Act shall have been made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

                  9.2 GOVERNMENTAL OR LEGAL ACTIONS. No action, suit or proceeding shall be pending or threatened by any Governmental Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority that would (a) prohibit Buyer's ownership or operation of all or any material portion of the System, the Business or the Assets or (b) prevent or make illegal the consummation of the transactions contemplated by this Agreement.

                  9.3 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though made on and as of the Closing Date, except for such changes permitted or contemplated by the terms of this Agreement and except insofar as any of such representations and warranties relate solely to a particular date or period, in which case they shall be true and correct in all material respects on such Closing Date with respect to such date and period.

                  9.4 PERFORMANCE OF AGREEMENTS. Buyer shall have performed in all material respects all obligations and agreements and complied, or caused to be complied with, all covenants and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing Date.

                  9.5 CONSENTS. All Required Consents shall have been obtained or given.

                  9.6 OPINIONS OF BUYER'S COUNSEL. Seller shall have received the opinion or opinions of Cooperman Levitt Winikoff Lester & Newman, P.C., outside counsel for Buyer, dated the Closing Date, substantially in the form of EXHIBIT E.

                  9.7 LIMITED PARTNER APPROVAL. The transactions contemplated by this Agreement shall have been approved by the affirmative vote of or consent by the Limited

Partners to the extent required by the Partnership Agreement or if Seller otherwise elects as permitted by Section 7.11.

                  9.8 PAYMENT OF PURCHASE PRICE. Buyer shall have paid to Seller the Purchase Price as set forth in Section 3.1.

                  9.9 ASSUMPTION OF LIABILITIES. Buyer shall have delivered to Seller a customary assumption of liabilities agreement in form and substance reasonably acceptable to Buyer and Seller which is sufficient to cover Buyer's obligations as set forth in Section 4.1.

                  9.10 CLOSING OF ANOTHER SYSTEM. In the event that, subsequent to the date of this Agreement but prior to the Closing Date, Seller and Buyer enter into an agreement for the sale by Seller of any cable television system to Buyer other than the System, the closing of the sale of such other system shall have occurred or shall occur contemporaneously with the Closing hereunder.

                  9.11 ADDITIONAL DOCUMENTS AND ACTS. Buyer shall have delivered or caused to be delivered to Seller all other documents required to be delivered pursuant to this Agreement and done all other acts or things reasonably requested by Seller to evidence compliance with the conditions set forth in this
Article IX.

                  9.12 CERTIFICATES. Buyer shall have furnished Seller with such other certificates of Buyer and others, dated as of the Closing Date, to evidence compliance with the conditions set forth in this Article IX, as may be reasonably requested by Seller.

                  9.13 FAIRNESS OPINION. Seller shall have received an opinion, in form and substance reasonably satisfactory to Seller, from its financial advisors as to the fairness, from a financial point of view, of the transactions contemplated by this Agreement.

                                    ARTICLE X

10.      TERMINATION.

                  10.1 EVENTS OF TERMINATION. This Agreement and the transactions contemplated by this Agreement may be terminated at any time prior to the Closing:

                           (a) by the mutual written consent of Buyer and
                               Seller;

                           (b) by Seller:

                           (i) if the consummation of the transactions
contemplated by this Agreement by Seller would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction;

                           (ii) following receipt by Seller or the General
Partner of an unsolicited proposal for an Alternative Transaction to the extent that the General Partner determines in good faith on the basis of advice of independent counsel that such action is necessary or appropriate in order for the General Partner to act in a manner that is consistent with its fiduciary obligations under applicable law;

                           (iii) if any representation or warranty of Buyer made
herein is untrue in any material respect (other than a change permitted or contemplated by this Agreement) and such breach is not cured within 10 days of Buyer's receipt of a notice from Seller that such breach exists or has occurred;

                           (iv) if Buyer shall have defaulted in any material
respect in the performance of any material obligation under this Agreement and such breach is not cured within 30 days of Buyer's receipt of a notice from Seller that such default exists or has occurred;

                           (v) if the conditions to Seller's obligations to
consummate the Closing as set forth in Article IX cannot reasonably be satisfied on or before the Termination Date;

                           (vi) on any date from June 23, 1997 to and including
the Initial Termination Date, if Buyer has not obtained the Commitment required by Section 7.17, and at any time thereafter if the Commitment is terminated; or

                           (vii) within five Business Days of the date which is
60 days from the date of this Agreement, if Seller has not obtained the Ocean Pines Consent, or within five Business Days the date which is 90 days from the date of this Agreement, if Seller has not obtained the Ocean Pines Consent.

                           (c) by Buyer:

                           (i) if the consummation of the transactions
contemplated by this Agreement by Buyer would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction;

                           (ii) if any representation or warranty of Seller made
herein is untrue in any material respect (other than due to a change permitted or contemplated by this Agreement) and such breach is not cured within 10 days of Seller's receipt of a notice from Buyer that such breach exists or has occurred;

                           (iii) if Seller shall have defaulted in any material
respect in the performance of any material obligation under this Agreement and such breach is not cured within 30 days of Seller's receipt of a notice from Buyer that such default exists or has occurred;

                           (iv) if the conditions to Buyer's obligations to
consummate the Closing as set forth in Article VIII cannot reasonably be satisfied on or before the Termination Date;

                           (v) within 10 days after receipt by Buyer of a notice
from Seller that the loss or damage to the Assets resulting from fire, theft or other casualty is so substantial as to prevent normal operation of any material portion of the System, as contemplated by Section 7.9(a);

                           (vi) following a Taking, as contemplated by the first
sentence of Section 7.9(b);

                           (vii) if Seller notifies Buyer that, in its
reasonable judgment, the cost of the Remediation will exceed $200,000, as contemplated by Section 7.5(a); provided, that Seller has not agreed to bear all costs of the Remediation in excess of $200,000; or

                           (viii) within five Business Days of the date which is
90 days from the date of this Agreement, if Seller has not obtained the Ocean Pines Consent.

                           (d) Unless the Closing shall have theretofore taken
place, by either party after the Termination Date, provided that the terminating party is not otherwise materially in default or breach of this Agreement.

                  10.2 MANNER OF EXERCISE. In the event of the termination of this Agreement by either Buyer or Seller, pursuant to Section 10.1, notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereunder shall be abandoned without further action by Buyer or Seller.

                  10.3 EFFECT OF TERMINATION. (a) Subject to paragraphs (b),
(c), (d) and (e) of this Section 10.3, in the event of the termination of this Agreement pursuant to Section 10.1 and prior to the Closing, all obligations of the parties hereunder shall terminate, except for the respective obligations of the parties under Section 13.12; provided, however, that no termination of this Agreement shall (i) except as set forth in paragraphs (b), (c), (d) and (e) of this Section 10.3 and Section 10.4, relieve a defaulting or breaching party from any liability to the other party or parties hereto for or in respect of such default or (ii) result in the rescission of any transaction theretofore consummated hereunder. For purposes of this Section 10.3 and Section 10.4, the failure to obtain the Commitment on or prior to June 23, 1997 or the termination of the Commitment at any time thereafter shall be deemed to be a breach or default by Buyer of its obligations under this Agreement.

                           (b) If this Agreement is terminated by Seller
pursuant to Section 10.1(b)(ii), (i) Buyer shall be entitled to an immediate return of the Deposit and (ii) Seller shall simultaneously with such notice of termination (which notice of termination shall not be effective unless and until such payment is made and action is taken) take all action required under the Escrow Agreement to cause the Deposit (together with all interest earned thereon) to be released to Buyer and pay to Buyer a termination fee of $1,077,500; provided, that if Seller terminates this Agreement pursuant to 10.1(b)(ii) with respect to an unsolicited proposal for an Alternative Transaction proposed by a person who submitted a written proposal prior to the date of this Agreement to purchase the System pursuant to the competitive auction conducted by Daniels & Associates, L.P., then the amount of such termination fee shall be $2,155,000. Any such termination fee shall be liquidated damages and not a penalty, and upon receipt thereof and the Deposit Buyer shall be precluded from exercising any other right or remedy available under this Agreement or applicable law.

                           (c) If this Agreement is terminated for any reason
other than pursuant to Section 10.1(b)(ii), Section 10.1(b)(iii), Section 10.1(b)(iv) or Section 10.1(b)(vi) and Buyer is not otherwise in default or breach of this Agreement, Buyer shall be entitled to the immediate return of the Deposit (together with all interest earned thereon), and Seller shall promptly (but in no event more than two Business Days after the date of termination of this Agreement) take all action required under the Escrow Agreement to cause the Deposit (together with all interest earned thereon) to be released to Buyer.

                           (d) If this Agreement is terminated by Seller
pursuant to Section 10.1(b)(vi) on or prior to the Initial Termination Date, and if prior to such termination, (i) there has occurred a Material Adverse Change in the Financial Markets since the date of this Agreement and (ii) Seller has received written notice from Buyer that its failure to have the Commitment was due solely to such Material Adverse Change in the Financial Markets (which notice shall state with particularity the events which constitute such change), then Seller's damages for the termination of this Agreement shall be limited to $3,026,700. In any action or proceeding to determine damages for termination of this Agreement, Buyer shall have the burden to prove that the provisions of this paragraph (d) are applicable to such termination.

                           (e) If (i) this Agreement is extended by Seller
beyond the Initial Termination Date and is subsequently terminated by Seller pursuant to Section 10.1(b)(vi) and (ii) at any time after the Initial Termination Date but prior to the Closing the Commitment is terminated solely because there has been a Material Adverse Change in the Financial Markets following the Initial Termination Date, Seller's damages shall be limited to $3,026,700; provided, that if prior to such termination (x) all conditions to Closing set forth in Articles VIII and IX, other than Section 9.10, have been satisfied and (y) Buyer has given written notice to Seller stating that Buyer is prepared to consummate the transactions contemplated by this Agreement and requesting that Seller waive the condition to Closing set forth in Section 9.10 (the "Waiver Notice"), then Seller shall be deemed to have waived all damages hereunder for termination of this Agreement if thereafter the conditions to Closing set forth in Article VIII have been satisfied and Buyer is unable to consummate the transactions contemplated by this Agreement solely because the Commitment was terminated by the issuing financial institution after the date of the Waiver Notice and the Commitment was so terminated solely because a "material adverse change," as defined (on commercially reasonable terms, but specifically excluding any material adverse change of or relating to the Buyer or its business or financial condition) in the Commitment, occurred after the date of the Waiver Notice. In any action or proceeding to determine damages for termination of this Agreement, Buyer shall have the burden to prove that the provisions of this paragraph (e) are applicable to such termination.

                           (f) Subject to Section 10.4, if this Agreement is
terminated (i) pursuant to Section 10.1(b)(vi) or (ii) for any reason other than pursuant to Section 10.1(b)(vi) or pursuant to Section 10.1(b)(ii), and Buyer is in default or breach of this Agreement, then in either such case the Deposit shall continue to be held by Escrow Agent in accordance with the terms of the Escrow Agreement pending final resolution of any claims for damages arising from Buyer's default or breach of this Agreement or as otherwise directed by Seller and Buyer.

                  10.4 LIQUIDATED DAMAGES. Provided that Seller is not in material default of this Agreement, in the event of (i) the breach or default by Buyer of its obligations under this Agreement and (ii) the termination of this Agreement prior to the Closing pursuant to Section 10.1(b)(iii), (iv) or (vi) (but subject to Section 10.3(e)), Seller shall have the option, upon notice from Seller to Buyer given as provided in the Escrow Agreement, to receive as liquidated damages, and not as a penalty, the Deposit. In the event Seller elects to receive the Deposit (together with all interest earned thereon) as liquidated damages as set forth in this Section 10.4, Buyer shall promptly (but in no event more than five Business Days after receipt of such notice of termination) take all action required under the Escrow Agreement to cause the Deposit (together with all interest earned thereon) to be released to Seller. If Seller elects to receive the Deposit as liquidated damages as set forth in this
Section 10.4, Seller shall, upon receipt of the Deposit (together with all interest earned thereon), be precluded from exercising any other right or remedy available under this Agreement or applicable law.

                                   ARTICLE XI

11.      NATURE AND SURVIVAL OF REPRESENTATIONS,
         WARRANTIES AND AGREEMENTS.

                  11.1 NATURE OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Neither party will be deemed to have made any representation, warranty, covenant or agreement except as set forth in this Agreement. Without limiting the generality of the foregoing, neither party will be liable or bound in any manner by any express or implied representation, warranty, covenant or agreement that is made by any employee, agent or other Person representing or purporting to represent such party.

                  11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller and Buyer in this Agreement and in the documents and instruments to be delivered by Seller and Buyer pursuant to this Agreement shall survive the Closing only as and to the extent set forth in this
Article XI.

                  11.3 TIME LIMITATIONS. If the Closing occurs, except as set forth below, Seller shall have no liability to Buyer with respect to any representation or warranty or any covenant, agreement or obligation to the extent required to be performed or complied with prior to the Closing Date, unless on or before the first anniversary of the Closing Date Seller is given written notice by Buyer asserting a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. If the Closing occurs, Buyer shall have no liability to Seller with respect to any representation or warranty or any covenant, agreement or obligation to the extent required to be performed or complied with prior to the Closing Date, unless on or before the first anniversary of the Closing Date Buyer is given written notice by Seller of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Seller. A claim with respect to any covenants to be performed or complied with by Buyer or Seller after the Closing Date may be asserted at any time. Notwithstanding the foregoing, indemnification claims for the breach of the representations in Sections 5.5 and 5.16 and indemnification claims arising from any third party claim asserted against Buyer arising from the Excluded Liabilities may be made by Buyer at any time.

                  11.4 LIMITATIONS AS TO AMOUNT. (a) If the Closing occurs, Seller shall have no liability (for indemnification or otherwise) with respect to any failure or breach of any representation or warranty or any covenant, agreement or obligation to the extent required to be performed on or prior to the Closing Date until the total of all damages with respect to all such failures or breaches exceeds in the aggregate $50,000, and then only for damages in excess of $50,000.

                           (b) If the Closing occurs, Buyer shall have no
liability (for indemnification or otherwise) with respect to any failure or breach of any representation or warranty or any covenant, agreement, or obligation to the extent required to be performed on or before the Closing Date until the total of all damages with respect to all such failures or breaches exceeds in the aggregate $50,000, and then only for damages in excess of $50,000.

                           (c) If the Closing occurs, Seller's aggregate
liability (for indemnification or otherwise) with respect to any failure or breach of any representation or warranty or any covenant, agreement or obligation to the extent required to be performed on or prior to the Closing Date shall be limited to Buyer's right to make an indemnification claim against Seller under Article XII and shall be further limited as set forth in Section 12.3.

                                   ARTICLE XII

12.      INDEMNIFICATION.

                  12.1 RIGHTS TO INDEMNIFICATION. Subject to the limitations set forth in Sections 11.3 and 11.4, Seller agrees to indemnify and hold harmless Buyer against any loss, liability, claim, damage or expense (including, but not limited to, reasonable attorneys' fees, accountants' fees and disbursements) arising from (a) any claim for brokerage or agent's or finder's commissions or compensation in respect of the transactions contemplated by this Agreement by any Person purporting to act on behalf of Seller, (b) any claim that Buyer is liable for the Excluded Liabilities and (c) Seller's failure or breach of any representation, warranty, covenant, agreement or obligation made or required to be performed by Seller under this

Agreement (and specifically excluding any representation, warranty, covenant, agreement or obligation of TCI or the General Partner, as to which Seller shall have no obligations to Buyer). Subject to the limitations set forth in Sections
11.3 and 11.4, Buyer agrees to indemnify and hold harmless Seller against any loss, liability, claim, damage or expense (including, but not limited to, reasonable attorneys' fees, accountants' fees and disbursements) arising from
(a) any claim for brokerage or agent's or finder's commissions or compensation in respect of the transactions contemplated by this Agreement by any Person purporting to act on behalf of Buyer, (b) the failure to perform the obligations of the Assumed Liabilities, (c) Buyer's failure or breach of any representation, warranty, covenant, agreement or obligation made or required to be performed by Buyer under this Agreement and (d) if Buyer has the right to terminate this Agreement pursuant to Section 7.5(a) and does not give notice to terminate this Agreement pursuant to Section 10.1(c)(vii), then after the Closing any claim with respect to any environmental condition disclosed or any report prepared and delivered pursuant to Section 7.5.

                  12.2 PROCEDURE FOR INDEMNIFICATION. Promptly after receipt by an indemnified party under Section 12.1 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall promptly give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, within ten Business Days of receipt of such notice, to assume the defense thereof with counsel of its choice and reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. If an indemnifying party assumes the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of the indemnified party and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). If notice is given to an indemnifying party of the commencement of any action and it does not, within ten Business Days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may adversely affect it or its Affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

                  12.3 DEPOSIT. Buyer acknowledges and agrees that recourse against the Deposit up to an aggregate amount of $1,077,500 is its sole and exclusive remedy in the event of a claim against Seller with respect to any representation or warranty or any covenant, agreement or obligation, whether for indemnification pursuant to Article XI or this Article XII or otherwise; provided, however, that this limitation shall not apply to claims by Buyer for
(i) breaches of covenants, agreements or obligations to be performed or complied with by Seller after the Closing Date, (ii) breaches of representations or warranties set forth in Sections 5.5 and 5.16 and (iii) third party claims asserted against Buyer arising from the Excluded Liabilities for which Buyer acknowledges and agrees that its first recourse shall be against the Deposit, to the extent there are funds available.

                                  ARTICLE XIII

13.      MISCELLANEOUS.

                  13.1 PARTIES OBLIGATED AND BENEFITTED. (a) Subject to the limitations set forth in clauses (b) and (c) below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement.

                           (b) Without the prior written consent of the other
parties, no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement; provided, that Buyer may assign this Agreement to any Affiliate or subsidiary of Buyer without Seller's consent; provided, however, that notwithstanding such assignment Buyer shall remain obligated to Seller pursuant to the terms and conditions of this Agreement.

                  13.2 PRESS RELEASES AND CONFIDENTIALITY. Except as required by applicable law based on the advice of counsel, neither party shall make any public announcement, press release or Form 8-K filing under the Exchange Act with the SEC or any other filing with any other regulatory agency with respect to the transactions contemplated by this Agreement, without the prior written approval of the other party. Prior to the Closing Date (or at any time if the Closing does not occur), Buyer shall, and shall cause its members, officers, directors, employees, lenders, potential investors, auditors, accountants and representatives to, keep confidential and not disclose to any Person (other than its members, officers, directors, employees, lenders, potential investors, auditors, accountants and representatives) or use any information relating to Seller, the General Partner, Tele-Communications, Inc., TCI or any of TCI's direct or indirect wholly-owned subsidiaries and (except in connection with the transactions contemplated hereby, including, but not limited to, efforts to obtain from Governmental Authorities and third parties

Extensions and Required Consents to the transactions contemplated hereby and the operation of the Business) all non-public information obtained by Buyer pursuant to this Agreement. Prior to and following the Closing, Seller shall, and shall cause its officers, employees and representatives to, keep confidential and not disclose to any Person or use any information relating to Buyer and (except in connection with preparing Tax returns, conducting proceedings relating to Taxes or the Excluded Liabilities and, prior to the Closing Date, as required in the conduct of the Business or as permitted by Section 7.12) any non-public information relating to the Business. Buyer agrees to the inclusion of a description of the transactions contemplated by this Agreement in a letter to the Limited Partners. This Section 13.2 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given to the other party hereto prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it.

                  13.3 NOTICES. All notices, consents, approvals, demands, requests and other communications required or desired to be given hereunder must be given in writing, shall refer to this Agreement, and shall be sent by registered or certified mail, return receipt requested, by hand delivery, by facsimile or by overnight courier service, addressed to the parties hereto at their addresses set forth below, or such other addresses as they may designate by like notice:

                           To Seller:

                                    American Cable TV Investors 5, Ltd.
                                    5619 DTC Parkway
                                    Englewood, Colorado  80111
                                    Attention:  Marvin Jones
                                    Facsimile No.:  (303) 488-3219

                           With copies to:

                                    Kaye, Scholer, Fierman,
                                     Hays & Handler, LLP
                                    425 Park Avenue
                                    New York, New York 10022
                                    Attention:  Lynn Toby Fisher, Esq.
                                    Facsimile No.:  (212) 836-7152

                           To Buyer at:

                                    Mediacom LLC
                                    90 Crystal Run Road, Suite 406-A
                                    Middletown, NY  10940
                                    Attention:  Rocco Commisso
                                    Facsimile No.:  (914) 692-9099

                           With a copy to:

                                 Cooperman Levitt Winikoff Lester & Newman, P.C. 800 Third Avenue
                                 New York, New York 10022
                                 Attention: Robert Winikoff
                                 Facsimile No.: (212) 755-2839

                  Any notice from a party hereto may be given by such party's respective attorneys. Any notice or other communications made hereunder shall be deemed to have been given (i) if delivered personally, by overnight courier service or by facsimile, on the date received, or (ii) if by registered or certified mail, return receipt requested, five business days after mailing.

                  13.4 WAIVER. This Agreement or any of its provisions may not be waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

                  13.5 CAPTIONS. The article and section captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  13.6 CHOICE OF LAW. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

                  13.7 NONRECOURSE. Notwithstanding anything in this Agreement to the contrary, in any action brought by reason of this Agreement or the transactions contemplated hereby, no judgment shall be sought or obtained against any of the general or limited partners of Seller or enforced against any of such partners or any of their assets.

                  13.8 TERMS. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than a limiting sense.

                  13.9 RIGHTS CUMULATIVE. Except as set forth in Section 10.4, all rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

                  13.10 FURTHER ACTIONS. Seller and Buyer will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

                  13.11 TIME. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

                  13.12 EXPENSES. Except as otherwise expressly provided in this Agreement, each party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

                  13.13 SPECIFIC PERFORMANCE. Seller and Buyer agree that irreparable damages would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Seller and Buyer shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity; provided, however, that Seller shall not be entitled to enforce specifically the terms and provisions hereof if Buyer would be required, as a result of such enforcement, to accept financing on terms which are not commercially reasonable in order to fund the Purchase Price. Buyer acknowledges and agrees that financing terms similar to those existing under its senior debt facility agented by The Chase Manhattan Bank are deemed to be commercially reasonable.

                  13.14 ADDITIONAL REMEDIES. Buyer, TCI and the General Partner agree that irreparable harm would occur if any of the obligations of TCI or the General Partner set forth in Sections 7.3 and 7.16 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Buyer shall be entitled to an injunction or injunctions to prevent breaches of Sections 7.3 and 7.16 and to enforce specifically the terms and provisions of Sections 7.3 and 7.16 in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity. Buyer shall be entitled to any remedy available at law or in equity with respect to a breach by TCI or the General Partner of its respective representations, warranties or covenants in this Agreement.

                  13.15 WAIVER OF REMEDIES. Each of Seller and Buyer hereby waives any claim for damages and any right to bring any action, cause of action, suit, demand or damage in law or equity which it may have against the other arising from termination of this Agreement pursuant to Section 10.(b)(vii) or 10.1(c)(viii); provided, however, that neither Seller nor Buyer shall be precluded from bringing any action or suit arising from any default or breach of this Agreement.

                  13.16 SCHEDULES. Any disclosure made on a Schedule to this Agreement will be deemed included on any other Schedule to which such disclosure may be pertinent.

                  13.17 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original.

                  13.18 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by the parties.

                  13.19 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:                               AMERICAN CABLE TV INVESTORS 5, LTD.

                                      By:   IR-TCI Partners V, L.P.,
                                            its general partner

                                            By:  TCI Ventures Five, Inc.,
                                                 its general partner

                                                 By:  /s/ Marvin L. Jones
                                                      -------------------------
                                                      Name:  Marvin L. Jones
                                                      Title: President

BUYER:                                 MEDIACOM LLC

                                       By:  /s/ Rocco B. Commisso
                                            -------------------------
                                            Name:  Rocco B. Commisso
                                            Title: Its Manager

With respect to Sections 5.1(b), 5.2(b), 5.3(c),
7.3, 7.12(b), 7.16 and 13.14 only:

TCI COMMUNICATIONS, INC.


By:   /s/ Steve Brett
     ---------------------------
     Name:  Steve Brett
     Title: Exec. Vice President

With respect to Sections 5.1(b), 5.2(b), 5.3(c),
7.12(a), 7.16 and 13.14 only:

IR-TCI PARTNERS V, L.P.

By:  TCI Ventures Five, Inc., its
      general partner

     By: /s/ Marvin L. Jones
         ----------------------------
         Name:  Marvin L. Jones
         Title: President

                         List of Schedules and Exhibits
                                   Pursuant to
                            Asset Purchase Agreement
                     of American Cable TV Investors 5, Ltd.
                for AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND


EXHIBITS

         Exhibit A             Geographic Areas of Seller's Business
         Exhibit B             Escrow Agreement
         Exhibit C             Form of Engagement Letter
         Exhibit D             Form of Opinion of Seller's Counsel
         Exhibit E             Form of Opinion of Buyer's Counsel
         Exhibit F             Form of Opinion of Seller's FCC Counsel


SCHEDULES

         Schedule 1.1          Subscriber Rates
         Schedule 1.2          Consents
         Schedule 1.3          Equipment
         Schedule 1.4          Franchise Areas
         Schedule 1.5          Governmental Permits
         Schedule 1.6          Permitted Encumbrances
         Schedule 1.7          Real Property
         Schedule 1.8          Seller Contracts
         Schedule 1.9          System
         Schedule 4.2          Excluded Assets
         Schedule 5.3(b) Violations of Partnership Agreement and Legal Requirements
         Schedule 5.4          Complete Systems
         Schedule 5.5          Encumbrances on Seller's Title
         Schedule 5.7          Environmental
         Schedule 5.8          Compliance with Law
         Schedule 5.9          Seller Contracts
         Schedule 5.12         Legal Proceedings
         Schedule 5.13(c)      Employment Matters
         Schedule 5.13(d)      Employees
         Schedule 5.13(e)      Employer Plans
         Schedule 5.14         System Information
         Schedule 5.16         Taxes
         Schedule 6.3(a)       Consents to be Obtained or Waived by Closing Date

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                    EXHIBIT A

                      GEOGRAPHIC AREAS OF SELLER'S BUSINESS


         Delaware


         The residential and recreational areas known as Angola-by-the-Bay Town of Bethany Beach
         Town of Dagsboro
         Unincorporated Sussex County
         Town of Frankford
         Town of Millsboro
         Town of Millville
         Town of Oceanview
         Town of Selbyville
         Town of South Bethany
         Long Neck
         The private residential community known as Sea Colony*
         The private residential community known as Ocean Pines


         Maryland

         Town of Willards
         Unincorporated Wicomico County
         Town of Pittsville
         Worcester County









* The successor to Sea Colony, Inc. has given notice of its intention to terminate its agreement at the end of its term on May 8, 1997

Exhibit A -- Page 1

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                    EXHIBIT B

                                ESCROW AGREEMENT


The Chase Manhattan Bank
270 Park Avenue
New York, New York 10017

Attn:    Barbara L. Strohmeier, Vice President, 20th floor
         William Ponce, Assistant Trust Officer, 20th floor

                           Re:  Escrow Agreement

Ladies and Gentlemen:

                  This Escrow Agreement is hereby accepted as of __________ __, 1996, by American Cable TV Investors 5, Ltd. ("Seller") and Mediacom LLC ("Buyer") who have entered into an Asset Purchase Agreement, dated as of ___________ __, 1996, to sell and purchase certain cable television assets (the "Asset Purchase Agreement"). Capitalized terms used but not otherwise defined in this Escrow Agreement shall have the meanings set forth in the Asset Purchase Agreement.

                  It is agreed as follows:

                  1. Deposit and Investments. Buyer has, pursuant to Section 3.1 of the Asset Purchase Agreement, deposited $1,077,500 (the "Deposit") in an account at The Chase Manhattan Bank, as escrow agent (the "Escrow Agent"). The Deposit may be invested in Investment Securities (as defined below). The Deposit shall be held in escrow by Escrow Agent pursuant to this Escrow Agreement. The Escrow Agent shall continue to invest the Deposit in Investment Securities in accordance with the joint written instructions of Seller and Buyer or, if no instructions are given, in interest bearing accounts at The Chase Manhattan Bank. The term "Investment Securities" means (a) interest bearing accounts in The Chase Manhattan Bank or (b) (i) obligations of the United States of America,
(ii) United States government securities of agencies of the United States government which are guaranteed by the United States government or (iii) securities of governmental agencies, if the same are covered by a bank repurchase agreement.

                  2. Holdings of Deposit. The Escrow Agent shall hold and disburse the Deposit pursuant to the terms of this Escrow Agreement and the Asset Purchase Agreement.

Exhibit B -- Page 1

                  3. Retention of Earnings, Etc. All interest, earnings, and gains received by the Escrow Agent from the investment of the Deposit prior to the Closing Date (the "Deposit Interest") shall be reinvested and held as part of the Deposit and disbursed in accordance with the terms of this Escrow Agreement. All interest, earnings and gains received by Escrow Agent from the investment of the Deposit on or after the Closing Date (the "Post-Closing Interest") shall be distributed in accordance with the terms of this Escrow Agreement. In connection with the investment of the Deposit, Seller and Buyer shall provide the Escrow Agent with their respective taxpayer identification numbers.

                  4. Disbursement Instructions.

                  (a) Anything in this Escrow Agreement to the contrary notwithstanding, Escrow Agent is authorized and directed to deliver and disburse the Deposit, or any part of the Deposit, and the Deposit Interest, or any part of the Deposit Interest, as directed from time to time in joint written instructions of Seller and Buyer.

                  (b) Seller and Buyer have agreed that the Deposit, the Deposit Interest and the Post-Closing Interest, if any, will be disbursed in accordance with the terms of this Escrow Agreement.

                  (c) Seller and Buyer have agreed that no less than two Business Days prior to Closing Seller and Buyer shall instruct Escrow Agent to disburse any Deposit Interest to Buyer or Buyer's designee on the Closing Date in accordance with Buyer's written instructions to the Escrow Agent.

                  (d) Unless the Closing shall have theretofore taken place or unless an unresolved claim has been asserted against the Deposit in accordance with Section 5 or Section 6 and remains outstanding, Seller and Buyer have agreed that on the date which is 10 Business Days after the termination of the Asset Purchase Agreement Seller and Buyer shall instruct Escrow Agent in writing to disburse the Deposit and any Deposit Interest to Buyer or Buyer's designee.

                  (e) Unless a claim against the Deposit, or any part of the Deposit remains outstanding, Seller and Buyer have agreed that on the first Business Day after the first anniversary of the Closing Date, Seller and Buyer shall instruct Escrow Agent in writing to disburse the Deposit, or any part of the Deposit which is not subject to a claim, together with any Post-Closing Interest thereon to Seller or Seller's designee.

                  5. Claims Against the Deposit by Seller Prior to Closing. The following provisions shall control with respect to claims made against the Deposit by Seller prior to Closing:

                  (a) If Seller wishes to make a claim against the Deposit, or any part of the Deposit, Seller will send a notice of such claim to Escrow Agent and Buyer. Any such notice

Exhibit B -- Page 2
will state that Seller is making a claim under the Asset Purchase Agreement. Any notice of a claim made shall specify the factual basis of such claim in reasonable detail to the extent known by Seller.

                  (b) If Buyer disputes the right of Seller to obtain the Deposit, or any part of the Deposit, Buyer, within ten Business Days after receipt of the notice as provided in Paragraph 5(a), shall send a notice to Escrow Agent and Seller stating that Buyer disputes the right of Seller to obtain the Deposit, or any part of the Deposit, and will include in such notice a description in reasonable detail of the basis for disputing such claim to the extent known by Buyer. Escrow Agent shall continue to hold the Deposit (or the part thereof which is subject to a dispute) until advised in writing by Buyer and Seller that such dispute has been resolved, in which case Escrow Agent shall disburse the Deposit (or such part thereof) pursuant to such writing together with any Deposit Interest earned thereon; provided that, if a suit or action is commenced for collection of the Deposit (or any part thereof) and Escrow Agent is so advised in writing, Escrow Agent shall, unless otherwise advised in writing by Seller and Buyer, continue to hold the Deposit or the part thereof which is the subject of such suit or action together with any Deposit Interest earned thereon until final disposition of such suit or action. Upon the final disposition of such suit or action, Escrow Agent shall disburse the Deposit or part thereof which is subject to such suit or action together with any Deposit Interest earned thereon in accordance with the determination of the court in which such suit or action was pending.

                  (c) If Buyer fails to notify Escrow Agent within the time period described in Paragraph 5(b) that it contests Seller's claim to the Deposit (or any part thereof), Escrow Agent shall disburse the Deposit (or any part thereof which is subject to a claim by Seller that Buyer fails to timely contest) together with any Deposit Interest earned thereon to Seller.

                  6. Claims Against the Deposit by Buyer Prior to Closing. The following provisions shall control with respect to claims made against the Deposit by Buyer prior to Closing:

                  (a) If Buyer wishes to make a claim against the Deposit, or any part thereof, Buyer will send a notice of such claim to Escrow Agent and Seller. Any such notice will state that Buyer is making a claim under the Asset Purchase Agreement. Any notice of a claim made shall specify the factual basis of such claim in reasonable detail to the extent known by Buyer.

                  (b) If Seller disputes the right of Buyer to obtain the Deposit, or any part of the Deposit, Seller, within ten Business Days after receipt of the notice as provided in Paragraph 6(a), shall send a notice to Escrow Agent and Buyer stating that Seller disputes the right of Buyer to obtain the Deposit, or any part of the Deposit, and will include in such notice a description in reasonable detail of the basis for disputing such claim to the extent known by Seller. Escrow Agent shall continue to hold the Deposit (or the part thereof which is subject to a dispute) until advised in writing by Seller and Buyer that such dispute has been resolved, in which case Escrow Agent shall disburse the Deposit (or such part thereof) pursuant to said writing together with any Deposit Interest earned thereon; provided that, if a suit or action is

Exhibit B -- Page 3
commenced for collection of the Deposit (or any part thereof) and Escrow Agent is so advised in writing, Escrow Agent shall, unless otherwise advised in writing by Seller and Buyer, continue to hold the Deposit or the part thereof which is the subject of such suit or action together with any Deposit Interest earned thereon until final disposition of such suit or action. Upon the final disposition of such suit or action, Escrow Agent shall disburse the Deposit or part thereof which is subject to such suit or action together with any Deposit Interest earned thereon in accordance with the determination of the court in which such suit or action was pending.

                  (c) If Seller fails to notify Escrow Agent within the period described in Paragraph 6(b) that it contests Buyer's claim to the Deposit (or any part thereof), Escrow Agent shall disburse the Deposit (or any part thereof which is subject to a claim by Buyer that Seller fails to timely contest) together with any Deposit Interest earned thereon to Buyer.

                  7. Claims Against the Deposit by Buyer After the Closing. The following provisions shall control with respect to claims made against the Deposit by Buyer after the Closing:

                  (i) If Buyer wishes to make a claim against the Deposit, or any part thereof, Buyer will send a notice of such claim to Escrow Agent and Seller. Any such notice will state that Buyer is making a claim under Article XII of the Asset Purchase Agreement. Any notice of a claim made shall specify the factual basis of such claim in reasonable detail to the extent known by Buyer.

                  (ii) If Seller disputes the right of Buyer to obtain the Deposit, or any part of the Deposit, Seller, within ten Business Days after receipt of the notice as provided in Paragraph 7(a), shall send a notice to Escrow Agent and Buyer stating that Seller disputes the right of Buyer to obtain the Deposit, or any part of the Deposit, and will include in such notice a description in reasonable detail of the basis for disputing such claim. Escrow Agent shall continue to hold the Deposit (or the part thereof which is subject to a dispute) together with any Post-Closing Interest earned thereon until advised in writing by Seller and Buyer that such dispute has been resolved, in which case Escrow Agent shall disburse the Deposit (or such part thereof) together with any Post-Closing Interest earned thereon pursuant to said writing; provided that, if a suit or action is commenced for collection of the Deposit or part thereof and Escrow Agent is so advised in writing, Escrow Agent shall, unless otherwise advised in writing by Seller and Buyer, continue to hold the Deposit or the part thereof which is the subject of such suit or action together with any Post-Closing Interest earned thereon until final disposition of such suit or action. Upon the final disposition of such suit or action, Escrow Agent shall disburse the Deposit or part thereof which is subject to such suit or action together with any Post-Closing Interest earned thereon in accordance with the determination of the court in which such suit or action was pending.

                  (iii) If Seller fails to notify Escrow Agent within the period described in Paragraph 7(b) that it contests Buyer's claim to the Deposit (or any part thereof), Escrow Agent

Exhibit B -- Page 4
shall disburse the Deposit (or any part thereof which is subject to a claim by Buyer that Seller fails to timely contest) together with any Post-Closing Interest earned thereon to Buyer.

                  (iv) Notwithstanding the foregoing, the maximum amount that Escrow Agent shall disburse to Buyer for all claims against the Deposit together with any Post-Closing Interest earned thereon pursuant to this Section 7 in the aggregate shall not exceed $1,077,500. Within five Business Days of disbursing such amount, Escrow Agent shall disburse any additional amounts then held by it to Seller.

                  8. Closing Adjustments Escrow. If any additional amount of money is deposited with Escrow Agent pursuant to Section 3.4(a) of the Asset Purchase Agreement (such amount together with any interest, earnings and gains thereon, the "Closing Adjustments Escrow"), the Escrow Agent shall receive and hold the Closing Adjustments Escrow in a separate escrow account pursuant to this Escrow Agreement. The Escrow Agent shall invest the Closing Adjustments Escrow in Investment Securities in accordance with the joint written instructions of Seller and Buyer or, if no instructions are given, in interest bearing accounts at The Chase Manhattan Bank. The Closing Adjustments Escrow shall be released from escrow, in whole or in part, from time to time:

                  (a) upon the Escrow Agent's receipt of joint written instructions of Seller and Buyer, in accordance with such instructions; or

                  (b) pursuant to a final and unappealable order of a court of competent jurisdiction.

                  9. Termination. This Escrow Agreement shall terminate when Escrow Agent has disbursed the entire amount of the Deposit together with any and all interest earned thereon.

                  10. Rights, Duties, and Liabilities of Escrow Agent.

                  (a) Escrow Agent shall have no duty to know or determine the performance or non-performance of any provision of any agreement between the parties to this Escrow Agreement, including, but not limited to, the Asset Purchase Agreement, which shall not bind Escrow Agent in any manner. Escrow Agent assumes no responsibility for the validity or sufficiency of any document or paper or payment deposited or called for under this Escrow Agreement except as may be expressly and specifically set forth in this Escrow Agreement, and the duties and responsibilities of Escrow Agent under this Escrow Agreement are limited to those expressly and specifically stated in this Escrow Agreement.

                  (b) Escrow Agent shall not be personally liable for any act it may do or omit to do under this Escrow Agreement as such agent while acting in good faith and in the exercise of its own best judgment, and any act done or omitted by it pursuant to the written advice of its counsel shall be conclusive evidence of such good faith. Escrow Agent shall have the right at

Exhibit B -- Page 5
any time to consult with its counsel upon any question arising under this Escrow Agreement and shall incur no liability for any delay reasonably required to obtain the advice of counsel.

                  (c) Other than those notices or demands expressly provided in this Escrow Agreement, Escrow Agent is expressly authorized to disregard any and all notices or demands given by Seller or Buyer, or by any other person, firm, or corporation, excepting only orders or process of court, and Escrow Agent is expressly authorized to comply with and obey any and all final processes, orders, judgments, or decrees of any court, and to the extent Escrow Agent obeys or complies with any thereof of any court, it shall not be liable to any party to this Escrow Agreement or to any other person, firm, or corporation by reason of such compliance.

                  (d) In consideration of the acceptance of the Deposit and Closing Adjustments Escrow, if any, to be held in escrow by Escrow Agent (as evidenced by its signature below), Seller and Buyer agree, for themselves and their successors and assigns, to pay Escrow Agent its charges, fees and expenses as contemplated by this Escrow Agreement. As between Seller and Buyer, they shall each be responsible for one-half of such charges, fees and expenses. The escrow fees or charges shall be as written below the Escrow Agent's signature. In the event Escrow Agent renders services not provided for in this Escrow Agreement, Escrow Agent shall be entitled to receive from Seller and Buyer reasonable compensation and reasonable costs, if any, for such extraordinary services, and such compensation and costs shall be borne equally by Seller and Buyer.

                  (e) Escrow Agent acting in good faith shall be under no duty or obligation to ascertain the identity, authority, or right of Seller or Buyer (or their agents) to execute or deliver or purport to execute or deliver this Escrow Agreement or any documents or papers or payments deposited or called for or given under this Escrow Agreement.

                  (f) Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations or by reason of laches in respect of this Escrow Agreement or any documents or papers deposited with Escrow Agent.

                  (g) In the event of any dispute among the parties to this Escrow Agreement as to the facts of default or as to the validity or meaning of any provision of this Escrow Agreement, or any other fact or matter relating to this Escrow Agreement or to the transactions between Seller and Buyer, Escrow Agent is instructed that it shall be under no obligation to act, except in accordance with this Escrow Agreement or under process or order of court or, if there be no such process or order, until it has filed or caused to be filed an appropriate action interpleading Seller and Buyer and delivering the Deposit (or the portion of the Deposit in dispute) together with any Deposit Interest earned thereon or Closing Adjustments Escrow (or the portion of the Closing Adjustments Escrow in dispute), as applicable, to such court, and Escrow Agent shall sustain no liability for its failure to act pending such process of court or order or interpleader of action.


Exhibit B -- Page 6

                  11. Modification of Escrow Agreement. The provisions of this Escrow Agreement may be supplemented, altered, amended, modified, or revoked by writing only, signed by Seller and Buyer and approved in writing by Escrow Agent, and upon payment of all fees, costs and expenses of Escrow Agent incident thereto.

                  12. Assignment of Escrow Agreement. No assignment, transfer, conveyance, or hypothecation of any right, title, or interest in and to the subject matter of this Escrow Agreement (other than an assignment by Buyer to an affiliate of Buyer) shall be binding upon any party, including Escrow Agent, unless all fees, costs, and expenses incident thereto shall have been paid and then only upon the assent thereto by all parties in writing.

                  13. Notice. Any notice required or desired to be given to Seller or Buyer shall be deemed to have been given only if it is given in the manner set forth in Section 13.3 of the Asset Purchase Agreement. Notice to Escrow Agent may be given in the manner set forth in Section 13.3 of the Asset Purchase Agreement to Escrow Agent's address set forth above (Facsimile No.:
(212) 270-4823) or at such other address as Escrow Agent may direct by giving notice to Seller and Buyer.

                  14. Escrow Agreement Binding. The undertakings and agreements contained in this Escrow Agreement shall bind and inure to the benefit of the parties to this Escrow Agreement and their respective successors, and assigns.

                  15. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed an original. Whenever pursuant to this Escrow Agreement Seller and Buyer are to deliver a jointly signed writing to Escrow Agent or jointly advise Escrow Agent in writing, such writing may in each and all cases be signed jointly or in counterparts and such counterparts shall be deemed to be one instrument.


Exhibit B -- Page 7

                  16. Governing Law. This Escrow Agreement shall be governed by and continued in accordance with the laws of the State of New York applicable to contracts made and to be performed in that state (without regard to its conflict of law principles).

                       Very truly yours,

                       SELLER:

                       AMERICAN CABLE TV INVESTORS 5, LTD.

                       By:  IR-TCI Partners V, L.P., its general partner

                               By:  TCI Ventures Five, Inc., its general partner


                                   By:_______________________________
                                      Name:
                                      Title:


                       BUYER:

                       MEDIACOM LLC

                       By:  _________________________
                            Name:
                            Title:


ACCEPTED this ___ day of  _________, 1996

THE CHASE MANHATTAN BANK

By:  __________________________
      Name:
      Title:

Fee:  $2,000 Inception Fee



Exhibit B -- Page 8

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                    EXHIBIT C

                            FORM OF ENGAGEMENT LETTER

                            [ACCOUNTANT'S LETTERHEAD]

                                     _______ __, 1997


American Cable TV Investors 5, Ltd.
c/o TCI Communications, Inc.
5619 DTC Parkway
Englewood, Colorado 80111

Mediacom LLC
90 Crystal Run Road, Suite 406-A
Middletown, NY  10940
Attention:  Rocco Commisso

Dear _____________:

This letter is to confirm our understanding of the agreed-upon procedures to be performed in connection with the sale of assets by American Cable TV Investors 5, Ltd. (the "SELLER") to Mediacom LLC (the "BUYER") pursuant to the Asset Purchase Agreement dated _______ __, 1996 (the "AGREEMENT"). Capitalized terms not otherwise defined in this Letter shall have the meanings set forth in the Agreement.

This letter describes the objective of the review and nature of the services we will provide. It also includes an overview of the procedures we intend to perform, describes the type of report we intend to issue, and includes an estimate of our fees.

Based upon our discussions with you, we believe the following proposed procedures are those requested by you in connection with the Final Adjustments Report, as described in Section 3.4 of the Agreement:


1. Obtain the Preliminary and Final Adjustments Reports, prepared by the Partnership (the "ADJUSTMENTS") as contemplated by Sections 3.4(a) and 3.4(b) of the Agreement.


Exhibit C -- Page 1

2. Obtain the appropriate Accounts Receivable aging and recalculate the adjustment as contemplated by Section 3.3(a)(i) of the Agreement.

3. Obtain third party invoice or other appropriate documentation of prepaid real and personal property taxes and other prepaid fees and expenses identified by you. Recalculate the relevant adjustments, as contemplated by Section 3.3(a)(ii) of the Agreement, based on a proration as of the Closing Date on the basis of the period covered by such payment.

4. Agree advance payments to, or deposits with, third parties; advance payments to, or monies of third parties on deposit with, Seller; accrued and unpaid real and personal property taxes; and other accrued and unpaid expenses, as defined in Sections 3.3(a)(ii) and 3.3(b) of the Agreement, to the appropriate account(s) per the most recent general ledger of Seller.

We will perform the aforementioned procedure(s) and report our findings to you. We will report to you any differences noted in performing Steps 2 through 4, regardless of amount.

Due to the nature of the engagement our fees will be based upon time and expenses required to complete the engagement. We estimate that our total fees including expenses will not exceed $_____.

Because the above procedures do not constitute an audit made in accordance with generally accepted auditing standards, we will not be expressing an opinion on any of the accounts specified or items referred to above. Our report is intended solely for the information and use of the managements of Seller and Buyer and should not be used for any other purpose.

If the foregoing is in accordance with your understanding please sign the copy of this letter in the space provided and return it to us.

                                                               Very truly yours,

                                                                [ACCOUNTANT](1)

ACCEPTED BY:
_____________________________   _____
_______________________
Seller's Signature              Title
                         Date

_____________________________   _____
_______________________
__________________


*        A NATIONALLY RECOGNIZED ACCOUNTING FIRM WILL BE SELECTED BY BUYER AND
         SELLER.

Exhibit C -- Page 2

Buyer's Signature                                        Title
                                             Date

[PARAGRAPHS 2, 3 AND 4 ABOVE WILL ONLY BE INCLUDED IN THE ENGAGEMENT LETTER TO THE EXTENT THAT ANY AMOUNTS ABOUT WHICH SELLER AND BUYER DISAGREE PURSUANT TO
SECTION 3.4(d) OF THE AGREEMENT FALL WITHIN THE CATEGORIES DESCRIBED IN THOSE PARAGRAPHS. THE PARTIES ACKNOWLEDGE THAT THE PROCEDURES TO BE FOLLOWED BY THE NATIONALLY RECOGNIZED ACCOUNTING FIRM TO BE SELECTED BY SELLER AND BUYER ("THE ACCOUNTANT") WILL DEPEND ON WHAT THE ACCOUNTANT IS REQUESTED TO PERFORM BY SELLER AND BUYER AND THE ACCOUNTANT'S CONCURRENCE THAT SUCH PROCEDURES CAN BE PERFORMED BY THEM.]

Exhibit C -- Page 3

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                    EXHIBIT D

                       FORM OF OPINION OF SELLER'S COUNSEL


                                                        _______________ __, 1997

Mediacom LLC
90 Crystal Road, Suite 406-A
Middletown, NY  10940

Gentlemen:

                  We have acted as counsel to American Cable TV Investors 5, Ltd., a Colorado limited partnership ("SELLER"), in connection with the sale today by Seller of certain of Seller's assets (the "ASSETS") delineated in the Asset Purchase Agreement dated __________, 1996 (the "AGREEMENT") between you and Seller. This opinion is given pursuant to Section 8.8 of the Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the Agreement.

                  This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "ACCORD") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. Except as herein provided, the law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State of New York. Insofar as our opinion pertains to matters of Colorado law, we have relied upon the opinion of Colorado counsel, Cohen, Brame and Smith, P.C., dated ______________, 1997, a copy of which is attached hereto.

                  Based on the foregoing it is our opinion that:

                  1. Seller is a validly existing limited partnership under the laws of the State of Colorado.

                  2. The Agreement is enforceable against Seller.

                  3. The execution and delivery of the Agreement by Seller and the performance by Seller of its terms do not breach or result in a violation or default of the Certificate of Limited Partnership or the agreement of limited partnership of Seller.

                  We hereby confirm to you that, there are no actions or proceedings against Seller, pending or overtly threatened in writing, before any court, governmental agency or arbitrator, which (i) seek to affect the enforceability of the Agreement or (ii) involve or affect any of the Assets or the Business which, if adversely determined, would have a material adverse effect on the Assets or the Business.

                  A copy of this Opinion Letter may be delivered by you to [lending bank(s)] in connection with the closing of the financing pursuant to the Commitment, and such person(s) may rely on this opinion as if it were addressed and had been delivered to [it] [them] on the date hereof. Subject to the foregoing, this opinion is rendered solely for your information and assistance in connection with the above transaction, and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                Very truly yours,

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                    EXHIBIT E

                       FORM OF OPINION OF BUYER'S COUNSEL


                                                         ______________ __, 1997


American Cable TV Investors 5, Ltd.
c/o TCI Communications, Inc.
5619 DTC Parkway
Englewood, Colorado 80111

Gentlemen:

                  We have acted as counsel to Mediacom LLC, a New York limited liability company (the "BUYER") in connection with the purchase today by Buyer of certain of your assets (the "ASSETS") delineated in the Asset Purchase Agreement dated _____________, 1996 (the "AGREEMENT") between you and Buyer. This opinion is given pursuant to Section 9.6 of the Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the Agreement.

                  This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "ACCORD") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.

                  Based on the foregoing, it is our opinion that:

                  1. Buyer is validly existing in good standing under the laws of the State of New York.

                  2. The Agreement is enforceable against Buyer.

                  3. The execution and delivery of the Agreement by Buyer and the performance by Buyer of its terms do not breach with or result in a violation of the Articles of Organization or Operating Agreement of Buyer.

                  This opinion is rendered solely for your information and assistance in connection with the above transaction, and may not be relied upon by any other person or for any other purpose without our prior written consent.


                                Very truly yours,

                                      ACT 5
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND


                                    Exhibit F

                    Form for Opinion of Seller's FCC Counsel



                                                                __________, 1997

Mediacom LLC
90 Crystal Run Road, Suite 406-A
Middletown, New York 10940

                  Re:      American Cable TV Investors 5, Ltd.

Ladies and Gentlemen:

                  This letter is furnished to you pursuant to Section 8.9 of the Asset Purchase Agreement, dated as of ____________ __, 1996 (the "Agreement"), between American Cable TV Investors 5, Ltd., a Colorado limited partnership ("Seller") and Mediacom LLC, a New York limited liability company ("Buyer").

                  As communications counsel for Seller, we are engaged in the representation of Seller before the Federal Communications Commission ("FCC") in connection with its cable television business in the communities identified in
Schedule I hereto (the "System"). We have examined such records, certificates and other documents and have considered such questions of law as relate to the Seller and the System as we have deemed necessary or appropriate for purposes of this opinion. This opinion is limited to the Communications Act of 1934, as amended (the "Communications Act"), the Rules and Regulations of the FCC (the "FCC Regulations") and Section 111 of the Copyright Act of 1976 (17 U.S.C.
Section 111) (the "Copyright Act") as applicable to the System as operated by Seller. Except as specifically provided, we offer no opinion as to the Seller's compliance with the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, 106 Stat. 1460 (1992), or those FCC regulations promulgated pursuant to such Act.

                  In rendering this opinion, we have assumed the genuineness of signatures on documents and the conformity to the original of all copies examined by or submitted to us of photocopies or conformed copies. As to various questions of fact in connection with this opinion, we have relied upon examination of available files of our office, those of the FCC and the United States Copyright Office (the "Copyright Office"), and pertinent statements and representations of officers, directors and responsible representatives of the Seller. We have not undertaken an independent field investigation to verify the accuracy of this information, and express no opinion regarding technical matters or matters that would require on-scene knowledge of the System's operations, technical or engineering matters, or local franchising matters.

                  Based upon and limited by the foregoing and except as set forth in Schedule II hereto, we are of the opinion that, as of the date set forth above:

          1. Seller holds all licenses, permits and authorizations required from the FCC to operate the System in the manner in which we have been advised that it is being operated, which licenses, permits and authorizations are listed in
Schedule I hereto. Each such license, permit and authorization has been issued by the FCC, remains in full force and effect, and transfer thereof to Buyer on the Closing Date as defined in the Agreement has been approved by the FCC, to the extent such approval is required.

          2. All materially required FCC filings required to be made by Seller in connection with its operation of the System have been made, including, but not limited to, Registration Statements and FCC Annual Report Forms 325, Schedule A, to the extent such forms are required. All FCC authorizations needed to utilize the frequencies currently used by the System in the 108-137 MHz bands and 225-400 Mhz bands have been obtained. These frequencies, the geographic service areas and the authorized radii of the System are listed on Schedule I hereto.

          3. Basic Signal Leakage Performance Reports (FCC Annual Report Forms
320) for 1990-1996, are on file with the FCC for each community unit operated by the System. Although those forms indicate passing test results, we render no opinion as to the methodology or accuracy of the actual measurements taken.

          4. EEO Annual Report Forms 395(A) have been filed with the FCC for each employment unit associated with the System for calendar years 1988-1996. Except as noted in Schedule II, the employment unit has been certified by the FCC for calendar years 1988-1996.

          5. To the best of our knowledge, Seller has provided subscriber privacy notices to subscribers of the System on an annual basis since 1986. Seller also provides these notices to new subscribers at the time of installation. Our opinion is limited to the fact that such notices have been provided, and we express no opinion as to whether the contents of such notices comply with the requirements of the Communications Act or FCC regulations.

          6. To the best of our knowledge, based on information provided by Seller, the System is carrying all of the "must-carry" signals required to be carried pursuant to Federal Law. Except as set forth in Schedule II hereto, to the best of our knowledge, based on information provided by Seller, there have been no "must carry" complaints filed at the FCC against the System.

          7. Based solely upon the information provided by Seller as to antenna structure height, location and proximity to any aircraft landing areas, all antenna structures that we have been advised as being utilized by Seller in connection with its operation of the System are in compliance with the FCC's tower registration requirements. These antenna structures are listed in Schedule I hereto. We express no opinion as to compliance with any requirements of Part 17 of the FCC's rules (such as antenna structure marking and lighting requirements) other than those delineating the circumstances under which notification to the Federal Aviation Administration and FCC is required.

          8. There is no FCC judgment, decree or order which has been issued against Seller with respect to the system, nor is there any FCC action, proceeding or investigation pending or, to the best of our knowledge, threatened by the FCC against Seller with respect to the System.

          9. The timely filing of the periodic Statements of Account and accompanying royalty fees qualifies the Seller for a compulsory license for the carriage of the broadcast signals utilized by the System. Seller has filed all required Statements of Account and supplements thereto, and, to the best of our knowledge, has timely paid its statutory royalties for all accounting periods beginning at least as early as the first accounting period of 1993, and all primary transmissions listed in the latest Statements of Account qualify for a compulsory copyright license. Although we render no opinion as to the methodology or calculations used to determine "gross receipts" for copyright purposes, there have been no inquiries received from the Copyright Office or any other party which challenge or question either the computation or amount of any royalty payments or the validity of the Statements of Account, and there is no claim, action or demand for copyright infringement or for non-payment of royalties, pending or, to the best of our knowledge, threatened against the Seller.

          10. Except for any necessary FCC approvals which have been obtained, the execution, delivery and performance of this Agreement does not require the approval of the FCC, will not result in any violation of the rules and regulations of the FCC, and will not cause any forfeiture or impairment of any FCC license, authorization or permit of Seller.

                  Except as set forth in the following sentence, this opinion has been prepared solely for your use in connection with the closing of transactions under the Agreement, and may not be relied upon by, filed with or furnished to any other person or entity without the prior written consent of this firm. Each of the lenders and agents named in your Amended and Restated Credit Agreement is authorized to rely on this opinion to the same extent as if it had been addressed to them.

                               Very truly yours,

                                                COLE, RAYWID & BRAVERMAN, L.L.P.

                                                By:_________________________

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 1.1

                                SUBSCRIBER RATES


ALL AREAS EXCEPT OCEAN PINES:

                                            Monthly Subscriber Rates
                                            Effective June 30, 1996

Basic Subscriber Rate:                               $ 19.55
Expanded Basic Services Rate:                            N/A
          Total Basic and Expanded Basic:            $ 19.55

OCEAN PINES, MARYLAND:

                                            Monthly Subscriber Rates
                                            Effective June 30, 1996

Basic Subscriber Rate:                               $ 10.45
Expanded Basic Services Rate:                           5.69
                                                     -------
          Total Basic and Expanded Basic:            $ 16.14



Schedule 1.1 -- Page 1

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 1.2

                                    CONSENTS




1.        Town of Bethany Beach.*

2.        Wicomico County, Maryland.*   **

3.        Town of Pittsville.*

4.        Town of Willards.*

5.        Town of Frankford.*

6.        Town of Millsboro.**

7.        Town of Ocean View.**

8.        Town of Dagsboro.**

9.        Delaware Public Service Commission.*

10.       Town of Milville.**

11.       Town of Selbyville.**

12.       Town of South Bethany.**





--------

*        Required consent.

**       Notice required.

Schedule 1.2 - Page 1

13. Sea Colony Inc., pursuant to a Bulk Account Agreement, dated May 8, 1972, between Sea Colony Inc. and CATV General Corporation, as assigned to American Cable TV Investors 5, Ltd. by notice.***

14. Ocean Pines Association, Inc., pursuant to an Agreement for the Construction and Operation of a Cable Television System, dated February 1, 1978, between Triad CATV, Inc. and Ocean Pines Association, as assigned to American Cable TV Investors 5, Ltd. by Simmons Communications Company, L.P.*

15. Delaware Electric Cooperative, Inc., pursuant to an Agreement for Joint Use of Electric Utility Poles, dated October 1, 1984, between Simmons Communications Company, L.P. and Delaware Electric Cooperative, Inc. and Letter, dated June 29, 1992, from Delaware Electric Cooperative, Inc. to American Cable TV Investors 5, Ltd. and Simmons Communications Company, L.P.

16. The Chesapeake and Potomac Telephone Company of Maryland, pursuant to a License Agreement for Pole Attachments, dated May 28, 1992, between the Chesapeake and Potomac Telephone Company of Maryland and American Cable TV Investors 5, Ltd.

17. Delmarva Power and Light Company, pursuant to a License Agreement for Cable Television Pole Attachments, dated April 20, 1993, between Delmarva Power and Light Company and American Cable TV Investors 5, Ltd.

18. Delmarva Power and Light Company, pursuant to a License Agreement for Cable Television Pole Attachments, dated October 29, 1992, between Delmarva Power and Light Company and American Cable TV Investors 5, Ltd.

19. George and Barbara Hudson, pursuant to a Lease Agreement, dated May 26, 1981, between George and Barbara Hudson and Lower Delaware CATV, Inc., as assigned to American Cable TV Investors 5, Ltd. by Simmons Communications Company, L.P.**

20. Caldabaugh Communications, Inc., pursuant to a Tower and Property Lease, dated August 19, 1994, between Caldabaugh Communications, Inc. and American Cable TV Investors 5, Ltd.

21. Worcester County Sanitation District, pursuant to a Lease Agreement, dated July 1, 1989, between Simmons Communications Company, L.P. and Worcester County Sanitation District, as assigned to American Cable TV Investors 5, Ltd.

--------

*** The successor to Sea Colony Inc. has given notice of its intention to terminate this agreement at the end of its term on May 8, 1997.

**       Notice required.

*        Required Consent.


Schedule 1.2 - Page 2

22. Parker Enterprises, pursuant to a Lease Agreement, dated December 22, 1995 as amended July 1, 1996, between Parker Enterprises and American Cable TV Investors 5, Ltd.*

23. Melody Cooper, pursuant to a Lease Agreement, dated July 1, 1991, between Melody Cooper and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.*

24. Simmons Communications Company, L.P., pursuant to a Tower Space and Ground Lease Agreement, dated June 30, 1992, between Simmons Communications Company, L.P. and American Cable TV Investors 5, Ltd.*

25. Lenders, pursuant to a Revolving Credit Agreement, dated as of June 30, 1992, among American Cable TV Investors 5, Ltd., Various Financial Institutions, Bank of America, Illinois f/k/a Continental Bank, N.A. and NationsBank of Texas, N.A.(1)

26. TCI Cablevision Associates, Inc. f/k/a Daniels & Associates, Inc., pursuant to a Management Agreement, dated May 14, 1987, between TCI Cablevision Associates, Inc. f/k/a Daniels & Associates, Inc. and American Cable TV Investors 5, Ltd.

27. Federal Communications Commission for the transfer of licenses listed on Schedule 1.5.*

28. WBOC, Inc., pursuant to a Retransmission Consent Agreement, dated January 1, 1996, between WBOC, Inc. and TCI Southeast, Inc.

29. Pot-Nets, Inc., pursuant to agreement granting a cable television franchise, dated as of November 20, 1973, by and between CATV Sussex Company and Pot-Nets, Inc., as assigned to American Cable TV Investors 5, Ltd.

30. Elva Johnson, pursuant to a Lease Agreement, dated September 29, 1988, between Elva Johnson and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

31. Bell Atlantic, pursuant to a Pole Attachment Agreement, dated January 17, 1969, between The Diamond State Telephone Company n/k/a Bell Atlantic and Lower Delaware CATV, Inc., as assigned to Simmons Communications Company, L.P., as subsequently assigned to American Cable TV Investors 5, Ltd.

---------

*        Required consent.

(1) The proceeds from the sale of the System will be used to repay any amount of the loan outstanding as of the Closing Date.

Schedule 1.2 - Page 3

32. Bell Atlantic, pursuant to a Pole Attachment Agreement, dated June 10, 1969, between The Diamond State Telephone Company n/k/a Bell Atlantic and Lower Delaware CATV, Inc., as assigned to Simmons Communications Company, L.P., as subsequently assigned to American Cable TV Investors 5, Ltd.

33. Angola-by-the-Bay Property Owners Association Inc., pursuant to an Agreement to Construct, Maintain and Operate a Cable Television System, dated September 8, 1975, between Angola-by-the-Bay Property Owners Association Inc. and CATV Sussex Limited Partnership, as assigned to American Cable TV Investors 5, Ltd.

Schedule 1.2 - Page 4

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 1.3

                                    EQUIPMENT


DISTRIBUTION EQUIPMENT:
--------------------------------------------------------------------------------
YEAR UPGRADED/REBUILT:                                            1990
--------------------------------------------------------------------------------
HOMES PASSED AT 12/31/95:                                        34,425
--------------------------------------------------------------------------------
MILES OF PLANT:
   Aerial                                                        420.3
   Underground                                                   325.0
                                                                 -----
   Total                                                         745.3
--------------------------------------------------------------------------------
DENSITY:                                                           46
--------------------------------------------------------------------------------
CHANNELS:
   CHANNEL CAPACITY:                                               36
   IN USE:
       Ocean Pines:
            Basic:                                                 12
            Expanded Tier:                                         16
            Premium:                                                6
            PPV/Other:                                              1
                                                                   --
            Total:                                                 35
       All Others:
            Basic:                                                 28
            Expanded Tier:                                        N/A
            Premium:                                               6
            PPV/Other:                                             1
            Total:                                           35/36 channels
--------------------------------------------------------------------------------
BANDWIDTH:                         300 MHz
--------------------------------------------------------------------------------
CABLE:
   Fiber:                          64.7 miles
   Trunk:                          .750, .500
   Feeder:                         .500, .412
   Drops:                          RG-6, RG-59, RG-11
--------------------------------------------------------------------------------
PLANT ELECTRONICS:
   Amplifiers                      Magnavox, Jerrold
   Longest Amplifier Cascade       46
--------------------------------------------------------------------------------
TAPS:                              Magnavox, Regal, Eagle
--------------------------------------------------------------------------------
PREMIUM SECURITY:
   Addressable                     PPV, Disney
   Positive/Negative Traps         Positive traps - HBO, Cinemax, Starz, Encore,
                                   Showtime.  Negative traps in Ocean Pines for
                                   tier.
--------------------------------------------------------------------------------

Schedule 1.3 - Page 1

DISTRIBUTION EQUIPMENT:
--------------------------------------------------------------------------------
CONVERTERS:
   Addressable                                      4,420 - Jerrold DPV 7212/V5B
   Standard                                         2,500
--------------------------------------------------------------------------------


NOTE:    "EQUIPMENT" SPECIFICALLY EXCLUDES THE EQUIPMENT LISTED IN ITEM 2 OF
         SCHEDULE 4.2.




Schedule 1.3 - Page 2

HEADEND EQUIPMENT:

                                                                                             MILLSBORO, DELAWARE
                                                  OMAR, DELAWARE HEADEND                    MICROWAVE RECEIVE SITE
---------------------------------------------------------------------------------------------------------------------
HEADEND LOCATION:                             3/4 mile ENE of Omar on Route                1 mile west of Rte. 24 on
                                              353, Omar, Delaware                          Rte. 299, Angola, Delaware
---------------------------------------------------------------------------------------------------------------------
PROPERTY OWNED/LEASED:                        Leased                                       Leased
---------------------------------------------------------------------------------------------------------------------
TOWER TYPE/SIZE:                              180' Galvanized                              350' Galvanized
---------------------------------------------------------------------------------------------------------------------
EARTH STATIONS:                               3 - 4 meter SA                               N/A
                                              2 - 4 meter Unknown Mfg.
---------------------------------------------------------------------------------------------------------------------
RECEIVERS:                                    1  -  Microwave Receiver                     1 - Channelmaster
                                              23 -  Standard Satellite                          Microwave Receiver
                                              2  -  Jerrold DSR 1500                       1 - Hughes Microwave
                                                                                                Receiver
---------------------------------------------------------------------------------------------------------------------
MODULATORS:                                   6 - SA 6350                                  N/A
                                              24 - TVM 550S STANDARD
                                              1 - Jerrold C6M
---------------------------------------------------------------------------------------------------------------------
PROCESSORS:                                   5 - SA 6150                                  N/A
---------------------------------------------------------------------------------------------------------------------
STEREO ENCODERS:                              N/A                                          N/A
---------------------------------------------------------------------------------------------------------------------
SCRAMBLER/ENCODERS:                           5 - Eagle EE2001                             N/A
                                              2 - Jerrold MVPII
---------------------------------------------------------------------------------------------------------------------
DESCRAMBLERS:                                 22 - IRDII                                   N/A
                                              2 - DSR 1500
---------------------------------------------------------------------------------------------------------------------
BACKUP POWER SUPPLY:                          Generac - 16kW                               5 HP B&S gas generator
                                              25 KW-GENSET:                                5kW
---------------------------------------------------------------------------------------------------------------------


Schedule 1.3 - Page 3

HEADEND EQUIPMENT:
                                              WILLARDS, MARYLAND MICROWAVE              OCEAN PINES, MARYLAND
                                                   RECEIVE SITE (1)                     MICROWAVE RECEIVE SITE
-----------------------------------------------------------------------------------------------------------------------
HEADEND LOCATION:                             Willards                                     Ocean Pines
-----------------------------------------------------------------------------------------------------------------------
PROPERTY OWNED/LEASED:                        Leased                                       Leased
-----------------------------------------------------------------------------------------------------------------------
TOWER TYPE/SIZE:                              170' Water Tower                             133' Water Tower
-----------------------------------------------------------------------------------------------------------------------
EARTH STATIONS:                               N/A                                          N/A
-----------------------------------------------------------------------------------------------------------------------
RECEIVERS:                                    1 - Channelmaster Microwave                  1 - Channelmaster
                                                   Receiver                                     Microwave Receiver
-----------------------------------------------------------------------------------------------------------------------
MODULATORS:                                   N/A                                          N/A
-----------------------------------------------------------------------------------------------------------------------
PROCESSORS:                                   N/A                                          N/A
-----------------------------------------------------------------------------------------------------------------------
STEREO ENCODERS:                              N/A                                          N/A
-----------------------------------------------------------------------------------------------------------------------
SCRAMBLER/ENCODERS:                           N/A                                          N/A
-----------------------------------------------------------------------------------------------------------------------
DESCRAMBLERS:                                 N/A                                          N/A
-----------------------------------------------------------------------------------------------------------------------
BACKUP POWER SUPPLY:                          N/A                                          N/A
-----------------------------------------------------------------------------------------------------------------------







-------------------

(1)      Serves all subscribers in Maryland except those in Ocean Pines.

Schedule 1.3 - Page 4

VEHICLE LIST:
        YEAR                   MAKE/MODEL                  OWNED/LEASED
        1992                   GMC Jimmy                      Owned
        1993                   GMC C-1500                     Owned
        1993                   GMC C-1500                     Owned
        1993                   GMC C-3500                     Owned
        1993                   GMC C-3500                     Owned
        1993                   GMC Jimmy                      Owned
        1993                   GMC C-1500                     Owned
        1993                   GMC C-1500                     Owned
        1993                   GMC C-1500                     Owned
        1995                   GMC C-1500                     Owned
        1995                   GMC C-1500                     Owned
        1995                   GMC C-1500                     Owned
        1995                   GMC C-1500                     Owned
        1995                   GMC C-1500                     Owned
        1995                   GMC C-1500                     Owned
        1995                   GMC C-1500                     Owned
        1995                   GMC C-1500                     Owned
        1995                   GMC C-1500                     Owned
        1995                   GMC C-1500                     Owned
        1995                   GMC C-1500                     Owned
        1995                   GMC C-3500                     Owned
        1995                   GMC C-3500                     Owned
        1995                 Chevrolet Van                    Owned
        1995                 Chevrolet Van                    Owned
        1996                   GMC C-3500                     Owned
        1996                   GMC C-3500                     Owned
Total Number of Vehicles           26

Schedule 1.3 - Page 5

OFFICE INVENTORY AS OF NOVEMBER 26, 1996:

ITEM                                                                   QUANTITY
----                                                                   --------
Binder Racks                                                               2
3-Shelf Bookcase                                                           4
4-Shelf Bookcase                                                           2
Cash Registers                                                             2
Computer carts                                                             2
Computer work stations                                                     4
Copier (Panasonic)
Computers:
   PC's                                                                    7
   MAC's                                                                   2
   Laser jet printers                                                      3
   Apple printers                                                          2
   Epson MDL Printer                                                       1
Cabledata CRTs                                                             16
Cabledata CD Modem                                                         1
Cabledata Printer                                                          2
Motorola Codex Modem                                                       1
Penril VCX 100                                                             1
Dell CRT                                                                   1
Credenza                                                                   3
Drafting Table                                                             1
Desks                                                                      32
Desk Organizers                                                            26
Fan (floor)                                                                1
Fax machines                                                               2
File cabinets:
   2-drawer lateral                                                        1
   4-drawer lateral                                                        4
   2-drawer                                                                6
   4-drawer                                                                9
   6-drawer map                                                            2
   base for map files                                                      1
   3-drawer cabinet                                                        1
   5-drawer                                                                1
   6-drawer cabinet                                                        1
   small wooden cabinet                                                    1
   2-door floor cabinet (tall)                                             6
Microfilm machine                                                          1
Microwave                                                                  1
Plastic binder machine                                                     1
Refrigerator                                                               1
Radio (2-way)                                                              1
Safe                                                                       2

Schedule 1.3 - Page 6

Sofa                                                                         1
Tape recorder                                                                1
Tables:
   2'x4' folding                                                             1
   5'x9' folding                                                             1
   2'x6' folding                                                             1
   30x72'                                                                    1
   Large                                                                     2
   Small                                                                     2
   Conference                                                                1
   Coffee table (glass)                                                      1
Telephones:
   Rolm system                                                               1
   PC for phone system                                                       1
   Printer for phone system                                                  1
   Phones                                                                    28
Televisions                                                                  19
Trimline phone                                                               1
Typewriters                                                                  2
Typewriter tables                                                            4
VCRs                                                                         2
VCR (3/4 tape player)                                                        1


Schedule 1.3 - Page 7

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 1.4

                                 FRANCHISE AREAS

DELAWARE


Town of Bethany Beach
Town of Dagsboro
Delaware Public Service Comm. (a/k/a Unincorporated Sussex County) Town of Frankford
Town of Millsboro
Town of Millville
Town of Ocean View
Town of Selbyville
Town of South Bethany

MARYLAND

Town of Willards
Wicomico County
Town of Pittsville
Worcester County*







----------------
*           Worcester County does not issue franchise agreements.

Schedule 1.4 -- Page 1

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 1.5

                              GOVERNMENTAL PERMITS

FRANCHISE AUTHORITIES:

1.       Town of Bethany Beach cable television franchise.
2.       Town of Dagsboro cable television franchise ordinance.
3. Delaware Public Service Commission proposed cable TV franchise consolidation.
4.       Town of Frankford, Delaware cable television franchise.
5.       Town of Millsboro cable television franchise.
6.       Town of Millville cable television franchise.
7.       Town of Ocean View cable television franchise.
8.       Town of Selbyville cable television franchise.
9.       Town of South Bethany cable television franchise.
10.      Town of Willards cable television franchise.
11.      Wicomico County, Maryland cable television franchise.
12.      Town of Pittsville cable television franchise.

FCC LICENSES AND REGISTRATIONS:


TYPE                      CALL SIGN                   CITY, STATE
----                      ---------                   -----------
CARS                      WBB814                      Omar, DE
CARS                      WAN672                      Omar (Angola), DE
ES*                       E7275                       Omar, DE
IB*                       WPAR888                     Omar (Oak Orchard), DE





---------------
*        Consent required to transfer.

Schedule 1.5

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 1.6

                             PERMITTED ENCUMBRANCES


None.

Schedule 1.6

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 1.7

                                  REAL PROPERTY

LEASED PROPERTY:
--------------------------------------------------------------------------------
          LESSOR                             USE               ADDRESS
--------------------------------------------------------------------------------
George & Barbara Hudson                 Omar Headend Site   County Road 353,
                                                            Omar, Delaware
--------------------------------------------------------------------------------
Elva Johnson                            Sussex Microwave    County Road 299,
                                        Receive Site        Northeast of
                                                            Millsboro, Delaware
--------------------------------------------------------------------------------
Town of Willards, Maryland              Willards Microwave  Main Street
                                        Receive Site        Willards, Maryland
--------------------------------------------------------------------------------
Worcester County Sanitation District    Ocean Pines         Section 6
                                        Microwave Receive   Sandyhook Road
                                        Site                Ocean Pines, Berlin,
                                                            Maryland
--------------------------------------------------------------------------------
Parker Enterprises, Inc.                Dagsboro, Delaware  Route 133
                                        Office              Country Village
                                                            Square
                                                            Dagsboro, Delaware
--------------------------------------------------------------------------------
D&L Enterprises, Inc.                   Willards, Maryland  Dock Street
                                        Office              Willards, Maryland
--------------------------------------------------------------------------------
Simmons Communications Company, L.P.*   Tower Space Lease
--------------------------------------------------------------------------------
Caldabaugh Communications, Inc.*        Tower Space Lease
--------------------------------------------------------------------------------

OWNED PROPERTY:

         None

----------
* Tower Space Leases appear on this Schedule only to the extent that they confer rights in real property to the Seller.

Schedule 1.7

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 1.8

                                SELLER CONTRACTS


1. Cable Television Bulk Billing Agreement, dated December 13, 1993, between American Cable TV Investors 5, Ltd. and Carl M. Freeman Associates.

2. Bulk Account Agreement, dated May 8, 1972, between Sea Colony Inc. and CATV General Corporation, as assigned to American Cable TV Investors 5, Ltd. by notice.*

3. Agreement for the Construction and Operation of a Cable Television System, dated February 1, 1978, between Triad CATV, Inc. and Ocean Pines Association, as assigned to American Cable TV Investors 5, Ltd. by Simmons Communications Company, L.P.

4. Agreement for Joint Use of Electric Utility Poles, dated October 1, 1984, between Simmons Communications Company, L.P. and Delaware Electric Cooperative, Inc., and Letter, dated June 29, 1992, from Delaware Electric Cooperative, Inc. to American Cable TV Investors 5, Ltd. and Simmons Communications Company, L.P.

5. Agreement for the Use of Poles, dated July 1, 1992, between American Cable TV Investors 5, Ltd. and Choptank Electric Cooperative, Inc.

6. License Agreement for Pole Attachments, dated May 28, 1992, between The Chesapeake and Potomac Telephone Company of Maryland and American Cable TV Investors 5, Ltd.

7. License Agreement for Cable Television Pole Attachments, dated April 20, 1993, between Delmarva Power and Light Company and American Cable TV Investors 5, Ltd.

8. License Agreement for Cable Television Pole Attachments, dated October 29, 1992, between Delmarva Power and Light Company and American Cable TV Investors 5, Ltd.

9. Cable TV Service Agreement, dated January 21, 1988, between Winding Creek Village Property Owners' Association and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.


----------
* The successor to Sea Colony Inc. has given notice of its intention to terminate this agreement at the end of its term on May 8, 1997.

Schedule 1.8 - Page 1

10. Cable TV Service Agreement, dated January 21, 1988, between Indian River Land Co. and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

11. Cable TV Service Agreement, dated January 21, 1988, between Steen Associates and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

12. Cable TV Service Agreement, dated January 21, 1988, between Wilgus Development Corp. and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

13. Cable TV Service Agreement, dated January 21, 1988, between Murray's Enterprises Inc. and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

14. Cable TV Service Agreement, dated January 22, 1988, between Seabreak Homeowners Assoc. and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

15. Cable TV Service Agreement, dated March 27, 1990, between Gulfstream Development Corp. and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

16. Cable TV Service Agreement, dated December 3, 1990, between Jerry Matyiro and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

17. Cable TV Service Agreement, dated February 20, 1991, between Cripple Creek Properties, L.P. and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

18. Cable TV Service Agreement, dated January 24, 1989, between Isaacs and Moore Farms Inc. and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

19. Cable TV Service Agreement, dated October 24, 1988, between Quality Plus Contractors Inc. and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.


Schedule 1.8 - Page 2

20. Right of Way Agreement, dated December 28, 1987, between George E. Powell and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

21. Cable TV Service Agreement, dated August 14, 1990, between J. Max Trapp, III and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

22. Cable TV Wiring Agreement, dated December 10, 1989, between Mary Lou Brittingham and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

23. Cable TV Wiring Agreement, dated December 7, 1989, between John J. Frederick, Jr. and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

24. Cable TV Wiring Agreement, dated January 9, 1990, between Anthony and Anna DiGiorgio and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

25. Cable TV Wiring Agreement, dated December 9, 1989, between William Joyce and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

26. Cable TV Wiring Agreement, dated December 7, 1989, between James Gordon and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

27. Cable TV Wiring Agreement, dated December 27, 1989, between Lucette and Anita KuBo and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

28. Cable TV Wiring Agreement, dated December 13, 1989, between Gina and Jerome Adams and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

29. Cable TV Wiring Agreement, dated January 10, 1990, between Auley Long and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.


Schedule 1.8 - Page 3

30. Cable TV Wiring Agreement, dated May 9, 1990, between Auley and Eva Long and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

31. Cable TV Wiring Agreement, dated December 9, 1989, between Wallace Owens and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

32. Cable TV Wiring Agreement, dated December 9, 1989, between Jack Kerrigan and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

33. Cable TV Wiring Agreement, dated December 9, 1989, between Christie and John Selway and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

34. Cable TV Wiring Agreement, dated December 7, 1989, between Frank O'Brien and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

35. Cable TV Wiring Agreement, dated December 6, 1989, between William Waterman and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

36. Cable TV Wiring Agreement, dated December 29, 1989, between Barbara Pitt and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

37. Cable TV Wiring Agreement, dated December 11, 1989, between Gary Timmons and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

38. Cable TV Wiring Agreement, dated January 8, 1990, between Hermann and Beverly Ascherl and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

39. Cable TV Wiring Agreement, dated December 7, 1989, between David Bryant and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.


Schedule 1.8 - Page 4

40. Cable TV Wiring Agreement, dated December 9, 1989, between Tammy Cash and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

41. Cable TV Wiring Agreement, dated December 7, 1989, between Ethyl Myers and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

42. Cable TV Wiring Agreement, dated December 22, 1989, between Carl Deming and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

43. Cable TV Wiring Agreement, dated December 9, 1989, between Kevin and Vicki Fitzgerald and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

44. Cable TV Wiring Agreement, dated December 9, 1989, between Roger and Pauline McCabe and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

45. Cable TV Wiring Agreement, dated December 7, 1989, between Ruxton and Deborah Novicki and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

46. Cable TV Wiring Agreement, dated January 6, 1990, between George Harp and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

47. Cable TV Wiring Agreement, dated December 7, 1989, between Deborah Urban and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

48. Cable TV Wiring Agreement, dated December 7, 1989, between James and Mary Gallagher and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

49. Cable TV Wiring Agreement, dated December 7, 1989, between Bill and Bonnie Greer and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

50. Cable TV Wiring Agreement, dated December 7, 1989, between Floyd Allmond and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

Schedule 1.8 - Page 5

51. Cable TV Wiring Agreement, dated December 9, 1989, between Mike and Catherine Moravec and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

52. Cable TV Wiring Agreement, dated December 7, 1989, between Armand Boulanger and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

53. Cable TV Wiring Agreement, dated December 9, 1989, between Bradley Hopkins and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

54. Cable TV Wiring Agreement, dated December 26, 1989, between Clarence Rourk and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

55. Cable TV Wiring Agreement, dated December 15, 1989, between Lee Williams and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

56. Cable TV Wiring Agreement, dated December 7, 1989, between David Helweick and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

57. Cable TV Wiring Agreement, dated December 10, 1989, between George Diehl and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

58. Cable TV Wiring Agreement, dated December 10, 1989, between Donald Wright and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

59. Cable TV Wiring Agreement, dated December 7, 1989, between Kenneth Davis and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

60. Cable Television Service Agreement, dated February 22, 1989, between Simmons Communications Company, L.P. and Saint Martins Group, Inc., as assigned to American Cable TV Investors 5, Ltd.

61. Cable TV Service Agreement, dated June 10, 1988, between Solgar Realty and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

Schedule 1.8 - Page 6

62. Cable Television Service Agreement, dated November 1, 1989, between Simmons Communications and James W. Latchum, as assigned to American Cable TV Investors 5, Ltd.

63. Lease Agreement, dated May 26, 1981, between George and Barbara Hudson and Lower Delaware CATV, Inc., as assigned to American Cable TV Investors 5, Ltd.

64. Lease Agreement, dated September 29, 1988, between Elva Johnson and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

65. Lease Agreement, dated April 15, 1991, between Simmons Communications Company, L.P. and the Town of Willards, as assigned to American Cable TV Investors 5, Ltd.

66. Tower and Property Lease, dated August 19, 1994, between Caldabaugh Communications, Inc. and American Cable TV Investors 5, Ltd.

67. Lease Agreement, dated July 1, 1989, between Simmons Communications Company, L.P. and Worcester County Sanitation District, as assigned to American Cable TV Investors 5, Ltd.

68. Lease Agreement, dated December 22, 1995 as amended July 1, 1996, between Parker Enterprises and American Cable TV Investors 5, Ltd.

69. Lease Agreement, dated July 1, 1991, between Melody Cooper and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

70. Tower Space and Ground Lease Agreement, dated June 30, 1992, between Simmons Communications Company, L.P. and American Cable TV Investors 5, Ltd.

71. Lease Agreement between First Television Corporation and American Cable Television.

72. Lease Agreement, dated June 30, 1992, between Marcus Cable and American Cable Television.

73. Letter Agreement Regarding Advertising Sales, dated February 1, 1994, between TCI Cablevision of Eastern Shore and American Cable Television.

74. Revolving Credit Agreement, dated as of June 30, 1992, among American Cable TV Investors 5, Ltd, Various Financial Institutions, Bank of America, Illinois f/k/a Continental Bank, N.A. and NationsBank of Texas, N.A. (including all financing and security documents relating thereto).


Schedule 1.8 - Page 7

75. Management Agreement, dated May 14, 1987, between TCI Cablevision Associates, Inc. f/k/a Daniels & Associates, Inc. and American Cable TV Investors 5, Ltd.

76. Retransmission Consent Agreement, dated August 30, 1993, between Paramount Stations Group of Philadelphia Incorporated and TCI Management Corporation.

77. Retransmission Consent Agreement, dated August 5, 1993, between WMGM-TV40 and American Cable TV of Lower Delaware.

78. Retransmission Consent Agreement, dated September 28, 1993, between WMDT-TV and TCI Cable Management Corporation.

79. Retransmission Consent Agreement, dated January 1, 1996, between WBOC, Inc. and TCI Southeast, Inc.

80. Letter Agreement, dated February 1, 1994, between TCI Cablevision of Eastern Shore ("Eastern") and American Cable Television of Lower Delaware, regarding, among other things, the allocation of the responsibility for all capital costs relating to the ad insertion equipment to Eastern, the performance by Eastern of routine tape deck maintenance and the sharing of ad sales revenue.*

81. Agreement to construct, operate and maintain a Cable Television System, dated as of November 20, 1973, between CATV Sussex Company and Pot-Nets, Inc., as assigned to American Cable TV Investors 5, Ltd.

82. Pole Attachment Agreement, dated January 17, 1969, between The Diamond State Telephone Company n/k/a Bell Atlantic and Lower Delaware CATV, Inc., as assigned to Simmons Communications Company, L.P., as subsequently assigned to American Cable TV Investors 5, Ltd.

83. Pole Attachment Agreement, dated June 10, 1969, between The Diamond State Telephone Company n/k/a Bell Atlantic and Lower Delaware CATV, Inc., as assigned to Simmons Communications Company, L.P., as subsequently assigned to American Cable TV Investors 5, Ltd.

84. Special Indemnification Agreement, dated July 1, 1992, between Simmons Communications Company, L.P. and American Cable TV Investors 5, Ltd.

85. Agreement to Construct, Maintain and Operate a Cable Television System, dated September 8, 1975, between Angola-by-the-Bay Property Owners Association Inc. and CATV Sussex Limited Partnership, as assigned to American Cable TV Investors 5, Ltd.


Schedule 1.8 - Page 8

86. Cable Television Service Agreement for Multiple Dwelling Unit, dated as of December 11, 1989, between White Horse Park Community Owners Association, Inc. and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.


------------------
* This agreement will terminate effective upon the Closing subject to Sections 7.21 and 8.10 of the Agreement.

Schedule 1.8 - Page 9

                           CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 1.9
                                     SYSTEM


                  American Cable TV of Lower Delaware/Maryland comprising the System included in the Franchise Areas set forth in Schedule 1.4.

Schedule 1.9

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 4.2

                                 EXCLUDED ASSETS


         1. Revolving Credit Agreement dated as of June 30, 1992, among American Cable TV Investors 5, Ltd., Various Financial Institutions and Bank of America, Illinois f/k/a Continental Bank, N.A. and NationsBank of Texas, N.A. (including all financing and security documents relating thereto).

         2. Insertion Equipment:

           Quantity:           Item:
           ---------           -----

           4                   Texscan Racks
           24                  Sony 7020 Decks with BKU 702 Cards installed
           4                   Spare decks same as above
           6                   Texscan ComSerters 294D
           3                   Wegner Chassis
           14                  Wegner Cards for the following Networks:
                               CNN, ESPN, USA, CNBC, DISC, HLN, MTV,
                               TNN, TNT, HTS, NICK AND FAMILY
           1                   Switcher
           1                   Monitor
           1                   Modem

           Weather Channel
           Equipment:

           Quantity:           Item:
           ---------           -----

           1                   Starlit
           1                   Audio Limiter
           1                   Sony 7020 Deck with BKU 702 Cards installed

           Photo Ad Channel
           Equipment:


Schedule 4.2 -- Page 1

              Quantity:    Item:
              ---------    -----

                  1 DFI Multi Image file server with keyboard and monitor 1 Routing Switcher (10x1)

                  1        Surge protected power strip

                  1        Rack with 4 sets of slide rails

                  1        US Robotics Modem

                  1        Realistic Radio

                  3        Sony 7020 Decks with BKU 701 Cards installed

                  1        Tech Electronic PVC 5 controller unit

         3. Special Indemnification Agreement, dated July 1, 1992, between Simmons Communications Company, L.P. and American Cable TV Investors 5, Ltd.




Schedule 4.2 -- Page 2

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                 SCHEDULE 5.3(B)

           VIOLATIONS OF PARTNERSHIP AGREEMENT AND LEGAL REQUIREMENTS


                  If consents to transfer the franchises and FCC licenses listed on Schedule 1.5 are not obtained or notice is not given as required by the terms of the underlying documents, Seller may be deemed to have violated a Legal Requirement.

                  If consents to the assignment of the following agreements are not obtained or notices are not given as required by the terms of the agreements, such agreements may be terminated:



1. Bulk Account Agreement, dated May 8, 1972, between Sea Colony Inc. and CATV General Corporation, as assigned to American Cable TV Investors 5, Ltd. by notice.*

2. Agreement for the Construction and Operation of a Cable Television System, dated February 1, 1978, between Triad CATV, Inc. and Ocean Pines Association, as assigned to American Cable TV Investors 5, Ltd. by Simmons Communications Company, L.P.

3. Agreement for Joint Use of Electric Utility Poles, dated October 1, 1984, between Simmons Communications Company, L.P. and Delaware Electric Cooperative, Inc., and Letter, dated June 29, 1992, from Delaware Electric Cooperative to Simmons Communications Company, L.P. and American Cable TV Investors 5, Ltd.

4. License Agreement for Pole Attachments, dated May 28, 1992, between The Chesapeake and Potomac Telephone Company of Maryland and American Cable TV Investors 5, Ltd.

5. License Agreement for Cable Television Pole Attachments, dated April 20, 1993, between Delmarva Power and Light Company and American Cable TV Investors 5, Ltd.


---------

* The successor to Sea Colony Inc. has given notice of its intention to terminate this agreement at the end of its term on May 8, 1997.

Schedule 5.3(b) - Page 1

6. License Agreement for Cable Television Pole Attachments, dated October 29, 1992, between Delmarva Power and Light Company and American Cable TV Investors 5, Ltd.

7. Lease Agreement, dated May 26, 1981, between George and Barbara Hudson and Lower Delaware CATV, Inc., as assigned to American Cable TV Investors 5, Ltd. by Simmons Communications Company, L.P.

8. Tower and Property Lease, dated August 19, 1994, between Caldabaugh Communications, Inc. and American Cable TV Investors 5, Ltd.

9. Lease Agreement, dated July 1, 1989, between Simmons Communications Company, L.P. and Worcester County Sanitation District, as assigned to American Cable TV Investors 5, Ltd.

10. Lease Agreement, dated December 22, 1995 as amended July 1, 1996, between John Parker d/b/a Parker Enterprises and American Cable TV Investors 5, Ltd.

11. Lease Agreement, dated July 1, 1991, between Melody Cooper and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

12. Tower Space and Ground Lease Agreement, dated June 30, 1992, between Simmons Communications Company, L.P. and American Cable TV Investors 5, Ltd.

13. Management Agreement, dated May 14, 1987, between TCI Cablevision Associates, Inc. f/k/a Daniels & Associates and American Cable TV Investors 5, Ltd.

14. Retransmission Consent Agreement, dated January 1, 1996, between WBOC, Inc. and TCI Southeast, Inc.

15. The agreement referred to in item 3 of Schedule 4.2 will terminate effective upon the Closing.

16. Agreement granting a cable television franchise, dated as of November 20, 1973, by and between CATV Sussex Company and Pot-Nets, Inc., as assigned to American Cable TV Investors 5, Ltd.


---------

Schedule 5.3(b) - Page 2

17. Revolving Credit Agreement, dated as of June 30, 1992, among American Cable TV Investors 5, Ltd., various financial institutions, Bank of America, Illinois f/k/a Continental Bank, N.A. and NationsBank of Texas, N.A., and all financing and security documents relating thereto.*

18. Lease Agreement, dated September 29, 1988, between Elva Johnson and Simmons Communications Company, L.P., as assigned to American Cable TV Investors 5, Ltd.

19. Pole Attachment Agreement, dated January 17, 1969, between The Diamond State Telephone Company n/k/a Bell Atlantic and Lower Delaware CATV, Inc., as assigned to Simmons Communications Company, L.P., as subsequently assigned to American Cable TV Investors 5, Ltd.

20. Pole Attachment Agreement, dated June 10, 1969, between The Diamond State Telephone Company n/k/a Bell Atlantic and Lower Delaware CATV, Inc., as assigned to Simmons Communications Company, L.P., as subsequently assigned to American Cable TV Investors 5, Ltd.

21. Agreement to Construct, Maintain and Operate a Cable Television System, dated September 8, 1975, between Angola-by-the-Bay Property Owners Association, Inc. and CATV Sussex Limited Partnership, as assigned to American Cable TV Investors 5, Ltd.



---------

* The proceeds from the sale of the System will be used to repay the amount of the loan outstanding as of the Closing Date.




Schedule 5.3(b) - Page 3

                           CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 5.4

                                COMPLETE SYSTEMS



See item 2 of Schedule 4.2.


Schedule 5.4

                           CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 5.5

                         ENCUMBRANCES ON SELLER'S TITLE

       Assets of American Cable TV Investors 5, Ltd. have been pledged as collateral under the Revolving Credit Agreement dated as of June 30, 1992 between American Cable TV Investors 5, Ltd., Various Financial Institutions and Bank of America Illinois f/k/a Continental Bank, N.A. and NationsBank of Texas, N.A., including all financing and security documents relating thereto. All encumbrances related to the foregoing shall be satisfied and removed at or prior to Closing by Seller and the Lenders thereto.




Schedule 5.5

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 5.7

                                  ENVIRONMENTAL

None.

Schedule 5.7

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 5.8

                               COMPLIANCE WITH LAW

None.




Schedule 5.8

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 5.9

                                SELLER CONTRACTS

       Seller has received written notice from Carl M. Freeman Associates, Inc., as successor to Sea Colony, Inc., of its intention to terminate the Bulk Account Agreement, dated May 8, 1972, between Sea Colony, Inc. and CATV General Corporation, as assigned to American Cable TV Investors 5, Ltd., at the end of its term on May 8, 1997.




Schedule 5.9

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 5.12

                                LEGAL PROCEEDINGS



None.






Schedule 5.12

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                SCHEDULE 5.13(C)

                               EMPLOYMENT MATTERS



None.





Schedule 5.13(c)

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                SCHEDULE 5.13(d)

                                    EMPLOYEES


        NAME                           POSITION                         DATE OF HIRE                           CURRENT SALARY
Tim Baker                     Technical Supervisor                         07/01/84                           $    31,400.00 YR
Kevin Brady                   Locator                                      05/18/95                           $         7.80 HR
Rose Brittingham              CSSR                                         05/15/95                           $         7.00 HR
Debbie Brown                  CSTR                                         11/16/89                           $         8.58 HR
Mary Carey                    CSSR (P/T)                                   07/29/86                           $         7.00 HR
William Carmine               System Technician                            09/15/73                           $        16.81 HR
Nancy Chorman                 Special Prod. Manager                        04/01/82                           $    26,800.00 YR
Dannette Clark                CSTR                                         01/03/89                           $         8.58 HR
William Clark                 Installer                                    11/14/94                           $         7.68 HR
Robert Cykosky                Installer                                    12/11/94                           $         7.14 HR
Bill Ennis                    Technical Supervisor                         09/05/78                           $    31,500.00 YR
Christopher Evick             Technician                                   01/18/93                           $         9.53 HR
Irene Gianesses               Administrative Assistant                     10/10/94                           $         9.62 HR
Carmen Harmon                 CSSR                                         12/28/94                           $         7.80 HR
Joy Hastings                  Office Manager                               12/04/95                           $    27,500.00 YR
Robert Hochstedler            Service Technician                           03/25/96                           $        10.20 HR
Mike Kelly                    Service Technician                           06/10/96                           $        10.20 HR
Randall King                  Service Technician                           10/15/90                           $        11.23 HR
Bradley Lewis                 Installer                                    06/29/96                           $         7.00 HR
Joe Longfellow                Construction Supervisor                      03/01/79                           $    36,262.00 YR
June Loveland                 CSSR                                         06/25/90                           $         8.24 HR
Dane Martin                   Headend Technician                           04/15/78                           $        15.68 HR
Michael Mellon                Service Technician                           06/03/91                           $        10.51 HR
Steve Parker                  Installer                                    08/12/96                           $         7.50 HR
Barbara Perez                 CSSR                                         08/06/90                           $         8.42 HR
Nate Purnell                  Construction Laborer                         04/13/93                           $         8.32 HR
Bruce Redden                  Service Technician                           04/01/79                           $        14.44 HR
John Renshaw                  Installer                                    08/29/94                           $         8.30 HR
David Rickards                System Technician                            03/03/80                           $        16.15 HR
Edith Rickards                CSTR                                         03/24/86                           $         9.72 HR
Kim Roberts                   CSSR                                         07/17/91                           $         8.32 HR
Alan Scott                    Advanced Installer                           06/03/83                           $        11.58 HR
Jerry Shockley                Service Technician                           03/05/79                           $        14.28 HR


Schedule 5.13(d) -- Page 1

        NAME                           POSITION                         DATE OF HIRE                           CURRENT SALARY
Valerie Stevens               Advanced CSSR                                03/16/87                           $         9.88 HR
Trina Toomey                  CSSR                                         05/15/95                           $         7.58 HR
Roberta Truitt                MIS Coordinator                              03/01/78                           $        12.50 HR
John Wallo                    Warehouse                                    02/21/89                           $         8.32 HR
Mark Wheatley                 Installer                                    10/02/95                           $         7.14 HR
Joe Wilkerson                 Service Technician                           01/24/90                           $        11.30 HR
Norma Williams                CSSR                                         05/15/95                           $         7.47 HR


Schedule 5.13(d) -- Page 2

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                SCHEDULE 5.13(e)

                                 EMPLOYER PLANS

1995 TCI Benefits Plan.
CIGNA Traditional Plan.


Schedule 5.13(e)

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 5.14

                               SYSTEM INFORMATION

                               AS OF JUNE 30, 1996



Number of Equivalent Basic Subscribers:       28,849

Number of Subscribers of Expanded
   Basic Services:                             4,646

Bandwidth:                                    300 MHz

Homes Passed by the System:                   34,728

Number of Miles of Plant:
   Aerial:                                     424.7
   Underground:                                330.5





Schedule 5.14

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                  SCHEDULE 5.16

                                      TAXES


   All Tax Returns required to be filed for the year ended December 31, 1996 and Taxes due or payable on such Tax Returns are anticipated to be filed and paid by Seller no later than June 30, 1997.

Schedule 5.16

                       AMERICAN CABLE TV INVESTORS 5, LTD.
                  AMERICAN CABLE TV OF LOWER DELAWARE/MARYLAND

                                 SCHEDULE 6.3(a)

                CONSENTS TO BE OBTAINED OR WAIVED BY CLOSING DATE

None.







Schedule 6.3(a)

The Chase Manhattan Bank
270 Park Avenue
New York, New York 10017

Attn:    Barbara L. Strohmeier, Vice President, 20th floor
         William Ponce, Assistant Trust Officer, 20th floor

                           Re:  Escrow Agreement

Ladies and Gentlemen:

                  This Escrow Agreement is hereby accepted as of December 24, 1996, by American Cable TV Investors 5, Ltd. ("Seller") and Mediacom LLC ("Buyer") who have entered into an Asset Purchase Agreement, dated as of December 6, 1996, to sell and purchase certain cable television assets (the "Asset Purchase Agreement"). Capitalized terms used but not otherwise defined in this Escrow Agreement shall have the meanings set forth in the Asset Purchase Agreement.

                  It is agreed as follows:

                  1. Deposit and Investments. Buyer has, pursuant to Section 3.1 of the Asset Purchase Agreement, deposited $1,077,500 (the "Deposit") in an account at The Chase Manhattan Bank, as escrow agent (the "Escrow Agent"). The Deposit may be invested in Investment Securities (as defined below). The Deposit shall be held in escrow by Escrow Agent pursuant to this Escrow Agreement. The Escrow Agent shall continue to invest the Deposit in Investment Securities in accordance with the joint written instructions of Seller and Buyer or, if no instructions are given, in interest bearing accounts at The Chase Manhattan Bank. The term "Investment Securities" means (a) interest bearing accounts in The Chase Manhattan Bank or (b) (i) obligations of the United States of America,
(ii) United States government securities of agencies of the United States government which are guaranteed by the United States government or (iii) securities of governmental agencies, if the same are covered by a bank repurchase agreement.

                  2. Holdings of Deposit. The Escrow Agent shall hold and disburse the Deposit pursuant to the terms of this Escrow Agreement and the Asset Purchase Agreement.

                  3. Retention of Earnings, Etc. All interest, earnings, and gains received by the Escrow Agent from the investment of the Deposit prior to the Closing Date (the "Deposit Interest") shall be reinvested and held as part of the Deposit and disbursed in accordance with the terms of this Escrow Agreement. All interest, earnings and gains received by Escrow Agent from the investment of the Deposit on or after the Closing Date (the "Post-Closing Interest") shall be distributed in accordance with the terms of this Escrow Agreement. In connection with the investment of the Deposit, Seller and Buyer shall provide the Escrow Agent with their respective taxpayer identification numbers.

                  4.       Disbursement Instructions.

                  (a) Anything in this Escrow Agreement to the contrary notwithstanding, Escrow Agent is authorized and directed to deliver and disburse the Deposit, or any part of the Deposit, and the Deposit Interest, or any part of the Deposit Interest, as directed from time to time in joint written instructions of Seller and Buyer.

                  (b) Seller and Buyer have agreed that the Deposit, the Deposit Interest and the Post-Closing Interest, if any, will be disbursed in accordance with the terms of this Escrow Agreement.

                  (c) Seller and Buyer have agreed that no less than two Business Days prior to Closing Seller and Buyer shall instruct Escrow Agent to disburse any Deposit Interest to Buyer or Buyer's designee on the Closing Date in accordance with Buyer's written instructions to the Escrow Agent.

                  (d) Unless the Closing shall have theretofore taken place or unless an unresolved claim has been asserted against the Deposit in accordance with Section 5 or Section 6 and remains outstanding, Seller and Buyer have agreed that on the date which is 10 Business Days after the termination of the Asset Purchase Agreement Seller and Buyer shall instruct Escrow Agent in writing to disburse the Deposit and any Deposit Interest to Buyer or Buyer's designee.

                  (e) Unless a claim against the Deposit, or any part of the Deposit remains outstanding, Seller and Buyer have agreed that on the first Business Day after the first anniversary of the Closing Date, Seller and Buyer shall instruct Escrow Agent in writing to disburse the Deposit, or any part of the Deposit which is not subject to a claim, together with any Post-Closing Interest thereon to Seller or Seller's designee.

                  5. Claims Against the Deposit by Seller Prior to Closing. The following provisions shall control with respect to claims made against the Deposit by Seller prior to Closing:

                  (a) If Seller wishes to make a claim against the Deposit, or any part of the Deposit, Seller will send a notice of such claim to Escrow Agent and Buyer. Any such notice will state that Seller is making a claim under the Asset Purchase Agreement. Any notice of a claim made shall specify the factual basis of such claim in reasonable detail to the extent known by Seller.

                  (b) If Buyer disputes the right of Seller to obtain the Deposit, or any part of the Deposit, Buyer, within ten Business Days after receipt of the notice as provided in Paragraph 5(a), shall send a notice to Escrow Agent and Seller stating that Buyer disputes the right of Seller to obtain the Deposit, or any part of the Deposit, and will include in such notice a description in reasonable detail of the basis for disputing such claim to the extent known by Buyer. Escrow Agent shall continue to hold the Deposit (or the part thereof which is subject to a dispute) until advised in writing by Buyer and Seller that such dispute has been resolved, in which case Escrow

Agent shall disburse the Deposit (or such part thereof) pursuant to such writing together with any Deposit Interest earned thereon; provided that, if a suit or action is commenced for collection of the Deposit (or any part thereof) and Escrow Agent is so advised in writing, Escrow Agent shall, unless otherwise advised in writing by Seller and Buyer, continue to hold the Deposit or the part thereof which is the subject of such suit or action together with any Deposit Interest earned thereon until final disposition of such suit or action. Upon the final disposition of such suit or action, Escrow Agent shall disburse the Deposit or part thereof which is subject to such suit or action together with any Deposit Interest earned thereon in accordance with the determination of the court in which such suit or action was pending.

                  (c) If Buyer fails to notify Escrow Agent within the time period described in Paragraph 5(b) that it contests Seller's claim to the Deposit (or any part thereof), Escrow Agent shall disburse the Deposit (or any part thereof which is subject to a claim by Seller that Buyer fails to timely contest) together with any Deposit Interest earned thereon to Seller.

                  6. Claims Against the Deposit by Buyer Prior to Closing. The following provisions shall control with respect to claims made against the Deposit by Buyer prior to Closing:

                  (a) If Buyer wishes to make a claim against the Deposit, or any part thereof, Buyer will send a notice of such claim to Escrow Agent and Seller. Any such notice will state that Buyer is making a claim under the Asset Purchase Agreement. Any notice of a claim made shall specify the factual basis of such claim in reasonable detail to the extent known by Buyer.

                  (b) If Seller disputes the right of Buyer to obtain the Deposit, or any part of the Deposit, Seller, within ten Business Days after receipt of the notice as provided in Paragraph 6(a), shall send a notice to Escrow Agent and Buyer stating that Seller disputes the right of Buyer to obtain the Deposit, or any part of the Deposit, and will include in such notice a description in reasonable detail of the basis for disputing such claim to the extent known by Seller. Escrow Agent shall continue to hold the Deposit (or the part thereof which is subject to a dispute) until advised in writing by Seller and Buyer that such dispute has been resolved, in which case Escrow Agent shall disburse the Deposit (or such part thereof) pursuant to said writing together with any Deposit Interest earned thereon; provided that, if a suit or action is commenced for collection of the Deposit (or any part thereof) and Escrow Agent is so advised in writing, Escrow Agent shall, unless otherwise advised in writing by Seller and Buyer, continue to hold the Deposit or the part thereof which is the subject of such suit or action together with any Deposit Interest earned thereon until final disposition of such suit or action. Upon the final disposition of such suit or action, Escrow Agent shall disburse the Deposit or part thereof which is subject to such suit or action together with any Deposit Interest earned thereon in accordance with the determination of the court in which such suit or action was pending.

                  (c) If Seller fails to notify Escrow Agent within the period described in Paragraph 6(b) that it contests Buyer's claim to the Deposit (or any part thereof), Escrow Agent shall disburse the Deposit (or any part thereof which is subject to a claim by Buyer that Seller fails to timely contest) together with any Deposit Interest earned thereon to Buyer.

                  7. Claims Against the Deposit by Buyer After the Closing. The following provisions shall control with respect to claims made against the Deposit by Buyer after the Closing:

                  (i) If Buyer wishes to make a claim against the Deposit, or any part thereof, Buyer will send a notice of such claim to Escrow Agent and Seller. Any such notice will state that Buyer is making a claim under Article XII of the Asset Purchase Agreement. Any notice of a claim made shall specify the factual basis of such claim in reasonable detail to the extent known by Buyer.

                  (ii) If Seller disputes the right of Buyer to obtain the Deposit, or any part of the Deposit, Seller, within ten Business Days after receipt of the notice as provided in Paragraph 7(a), shall send a notice to Escrow Agent and Buyer stating that Seller disputes the right of Buyer to obtain the Deposit, or any part of the Deposit, and will include in such notice a description in reasonable detail of the basis for disputing such claim. Escrow Agent shall continue to hold the Deposit (or the part thereof which is subject to a dispute) together with any Post-Closing Interest earned thereon until advised in writing by Seller and Buyer that such dispute has been resolved, in which case Escrow Agent shall disburse the Deposit (or such part thereof) together with any Post-Closing Interest earned thereon pursuant to said writing; provided that, if a suit or action is commenced for collection of the Deposit or part thereof and Escrow Agent is so advised in writing, Escrow Agent shall, unless otherwise advised in writing by Seller and Buyer, continue to hold the Deposit or the part thereof which is the subject of such suit or action together with any Post-Closing Interest earned thereon until final disposition of such suit or action. Upon the final disposition of such suit or action, Escrow Agent shall disburse the Deposit or part thereof which is subject to such suit or action together with any Post-Closing Interest earned thereon in accordance with the determination of the court in which such suit or action was pending.

                  (iii) If Seller fails to notify Escrow Agent within the period described in Paragraph 7(b) that it contests Buyer's claim to the Deposit (or any part thereof), Escrow Agent shall disburse the Deposit (or any part thereof which is subject to a claim by Buyer that Seller fails to timely contest) together with any Post-Closing Interest earned thereon to Buyer.

                  (iv) Notwithstanding the foregoing, the maximum amount that Escrow Agent shall disburse to Buyer for all claims against the Deposit together with any Post-Closing Interest earned thereon pursuant to this Section 7 in the aggregate shall not exceed $1,077,500. Within five Business Days of disbursing such amount, Escrow Agent shall disburse any additional amounts then held by it to Seller.

                  8. Closing Adjustments Escrow. If any additional amount of money is deposited with Escrow Agent pursuant to Section 3.4(a) of the Asset Purchase Agreement (such amount together with any interest, earnings and gains thereon, the "Closing Adjustments Escrow"), the Escrow Agent shall receive and hold the Closing Adjustments Escrow in a separate escrow account pursuant to this Escrow Agreement. The Escrow Agent shall invest the Closing Adjustments Escrow in Investment Securities in accordance with the joint written instructions of Seller and Buyer or, if no instructions are given, in interest bearing accounts at The Chase

Manhattan Bank. The Closing Adjustments Escrow shall be released from escrow, in whole or in part, from time to time:

                  (a) upon the Escrow Agent's receipt of joint written instructions of Seller and Buyer, in accordance with such instructions; or

                  (b) pursuant to a final and unappealable order of a court of competent jurisdiction.

                  9. Termination. This Escrow Agreement shall terminate when Escrow Agent has disbursed the entire amount of the Deposit and Closing Adjustments Escrow, if any, together with any and all interest earned thereon.

                  10.      Rights, Duties, and Liabilities of Escrow Agent.

                  (a) Escrow Agent shall have no duty to know or determine the performance or non-performance of any provision of any agreement between the parties to this Escrow Agreement, including, but not limited to, the Asset Purchase Agreement, which shall not bind Escrow Agent in any manner. Escrow Agent assumes no responsibility for the validity or sufficiency of any document or paper or payment deposited or called for under this Escrow Agreement except as may be expressly and specifically set forth in this Escrow Agreement, and the duties and responsibilities of Escrow Agent under this Escrow Agreement are limited to those expressly and specifically stated in this Escrow Agreement.

                  (b) Escrow Agent shall not be personally liable for any act it may do or omit to do under this Escrow Agreement as such agent while acting in good faith and in the exercise of its own best judgment, and any act done or omitted by it pursuant to the written advice of its counsel shall be conclusive evidence of such good faith. Escrow Agent shall have the right at any time to consult with its counsel upon any question arising under this Escrow Agreement and shall incur no liability for any delay reasonably required to obtain the advice of counsel.

                  (c) Other than those notices or demands expressly provided in this Escrow Agreement, Escrow Agent is expressly authorized to disregard any and all notices or demands given by Seller or Buyer, or by any other person, firm, or corporation, excepting only orders or process of court, and Escrow Agent is expressly authorized to comply with and obey any and all final processes, orders, judgments, or decrees of any court, and to the extent Escrow Agent obeys or complies with any thereof of any court, it shall not be liable to any party to this Escrow Agreement or to any other person, firm, or corporation by reason of such compliance.

                  (d) In consideration of the acceptance of the Deposit and Closing Adjustments Escrow, if any, to be held in escrow by Escrow Agent (as evidenced by its signature below), Seller and Buyer agree, for themselves and their successors and assigns, to pay Escrow Agent its charges, fees and expenses as contemplated by this Escrow Agreement. As between Seller and Buyer, they shall each be responsible for one-half of such charges, fees and expenses. The escrow fees or charges shall be as written below the Escrow Agent's signature. In the event

Escrow Agent renders services not provided for in this Escrow Agreement, Escrow Agent shall be entitled to receive from Seller and Buyer reasonable compensation and reasonable costs, if any, for such extraordinary services, and such compensation and costs shall be borne equally by Seller and Buyer.

                  (e) Escrow Agent acting in good faith shall be under no duty or obligation to ascertain the identity, authority, or right of Seller or Buyer (or their agents) to execute or deliver or purport to execute or deliver this Escrow Agreement or any documents or papers or payments deposited or called for or given under this Escrow Agreement.

                  (f) Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations or by reason of laches in respect of this Escrow Agreement or any documents or papers deposited with Escrow Agent.

                  (g) In the event of any dispute among the parties to this Escrow Agreement as to the facts of default or as to the validity or meaning of any provision of this Escrow Agreement, or any other fact or matter relating to this Escrow Agreement or to the transactions between Seller and Buyer, Escrow Agent is instructed that it shall be under no obligation to act, except in accordance with this Escrow Agreement or under process or order of court or, if there be no such process or order, until it has filed or caused to be filed an appropriate action interpleading Seller and Buyer and delivering the Deposit (or the portion of the Deposit in dispute) together with any Deposit Interest earned thereon or Closing Adjustments Escrow (or the portion of the Closing Adjustments Escrow in dispute), as applicable, to such court, and Escrow Agent shall sustain no liability for its failure to act pending such process of court or order or interpleader of action.

                  11. Modification of Escrow Agreement. The provisions of this Escrow Agreement may be supplemented, altered, amended, modified, or revoked by writing only, signed by Seller and Buyer and approved in writing by Escrow Agent, and upon payment of all fees, costs and expenses of Escrow Agent incident thereto.

                  12. Assignment of Escrow Agreement. No assignment, transfer, conveyance, or hypothecation of any right, title, or interest in and to the subject matter of this Escrow Agreement (other than an assignment by Buyer to an affiliate of Buyer) shall be binding upon any party, including Escrow Agent, unless all fees, costs, and expenses incident thereto shall have been paid and then only upon the assent thereto by all parties in writing.

                  13. Notice. Any notice required or desired to be given to Seller or Buyer shall be deemed to have been given only if it is given in the manner set forth in Section 13.3 of the Asset Purchase Agreement. Notice to Escrow Agent may be given in the manner set forth in Section 13.3 of the Asset Purchase Agreement to Escrow Agent's address set forth above (Facsimile No.:
(212) 270-4823) or at such other address as Escrow Agent may direct by giving notice to Seller and Buyer.

                  14. Escrow Agreement Binding. The undertakings and agreements contained in this Escrow Agreement shall bind and inure to the benefit of the parties to this Escrow Agreement and their respective successors, and assigns.

                  15. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed an original. Whenever pursuant to this Escrow Agreement Seller and Buyer are to deliver a jointly signed writing to Escrow Agent or jointly advise Escrow Agent in writing, such writing may in each and all cases be signed jointly or in counterparts and such counterparts shall be deemed to be one instrument.

                  16. Governing Law. This Escrow Agreement shall be governed by and continued in accordance with the laws of the State of New York applicable to contracts made and to be performed in that state (without regard to its conflict of law principles).

                               Very truly yours,

                               SELLER:

                               AMERICAN CABLE TV INVESTORS 5,  LTD.

                               By:  IR-TCI Partners V, L.P., its general partner

                               By:  TCI Ventures Five, Inc., its general partner


                                       By: /s/ Marvin L. Jones
                                          -----------------------------
                                            Name: Marvin L. Jones
                                            Title: President


                                  BUYER:

                                  MEDIACOM LLC

                                       By: /s/ Rocco B. Commisso
                                          ------------------------------
                                            Name: Rocco B. Commisso
                                            Title: its Manager


ACCEPTED this ___ day of  December, 1996

THE CHASE MANHATTAN BANK

By: /s/ G.A. Marzolla
   ----------------------------
      Name:  G.A. Marzolla
      Title: Vice President

Fee:  $2,000 Inception Fee